EXECUTION COPY


                            SCOTTISH RE GROUP LIMITED

                          SECURITIES PURCHASE AGREEMENT


                                October 17, 2004

                                Table of Contents

                                                                            Page

Article I Defined Terms......................................................2

      1.1. Certain Definitions...............................................2
      1.2. Other Defined Terms...............................................5
      1.3. Interpretation....................................................6

Article II Agreement to Sell and Purchase....................................7

      2.1. Sale and Purchase.................................................7
      2.2. Purchase/Conversion Price; Purchase Price Adjustment..............7

Article III Closing, Delivery and Payment...................................10

      3.1. Closing..........................................................10
      3.2. Payment and Delivery; Post-Closing Adjustments...................11

Article IV Representations and Warranties of the Company....................11

      4.1. Organization, Good Standing and Qualification; Subsidiaries......11
      4.2. Capitalization; Voting Rights....................................12
      4.3. Authorization; Binding Obligations...............................13
      4.4. Consents and Approvals...........................................14
      4.5. Compliance with Other Instruments................................14
      4.6. Transactions with Affiliates.....................................15
      4.7. SEC Documents; Other Reports; Internal and Disclosure
            Controls........................................................15
      4.8. Financial Statements.............................................17
      4.9. Insurance Reports................................................18
      4.10. Absences of Certain Changes or Events...........................19
      4.11. Contracts.......................................................20
      4.12. Litigation......................................................22
      4.13. Liabilities and Reserves........................................22
      4.14. Taxation........................................................22
      4.15. Title to Tangible Property......................................23
      4.16. Compliance with Laws, etc.......................................23
      4.17. Insurance for Company's Operations..............................23
      4.18. Insurance Business..............................................24
      4.19. Intellectual Property, etc......................................24
      4.20. Reinsurance Agreements..........................................25
      4.21. Pensions........................................................25
      4.22. Labor Matters...................................................27
      4.23. Environmental Matters...........................................28
      4.24. Investment Advisory and Investment Company Matters..............28
      4.25. Derivatives.....................................................28
      4.26. Brokers' Fees...................................................28
      4.27. Offering Valid..................................................28
      4.28. Financing.......................................................29

      4.29. No Other Representations or Warranties..........................29
      4.30. Ratings.........................................................29

Article V Representations and Warranties of the Investors...................29

      5.1. Organization, Good Standing and Qualification....................29
      5.2. Requisite Power and Authority....................................29
      5.3. Consents and Approvals...........................................30
      5.4. Compliance with Other Instruments................................30
      5.5. Unregistered Securities..........................................30
      5.6. Financial Capability.............................................31
      5.7. Proxy Statement..................................................31
      5.8. Brokers' Fees....................................................31
      5.9. No Other Representations or Warranties...........................31

Article VI Covenants of the Parties.........................................31

      6.1. Operations in the Ordinary Course................................31
      6.2. Restrictions.....................................................32
      6.3. Related Matters..................................................34
      6.4. Tax Matters......................................................34
      6.5. Access to Information............................................34
      6.6. Filings and Authorizations.......................................35
      6.7. Confidentiality..................................................35
      6.8. Competing Transaction............................................36
      6.9. Proxy Statement..................................................36
      6.10. Shareholder Meeting.............................................37
      6.11. Use of Proceeds.................................................37
      6.12. Public Announcements............................................37
      6.13. Further Assurance...............................................38
      6.14. Failed Condition................................................38
      6.15. Sell-Down of Purchased Securities...............................38
      6.16. Preparation of Pro Forma Statements.............................39
      6.17. Financial Strength Ratings......................................39

Article VII Conditions to Closing...........................................39

      7.1. Conditions to the Each Party's Obligations at the Closing........39
      7.2. Conditions to the Investors' Obligations at the Closing..........40
      7.3. Conditions to Obligations of the Company at the Closing..........41

Article VIII Indemnification................................................42

      8.1. Survival of Representations, etc.................................42
      8.2. Indemnification..................................................42
      8.3. Indemnification Procedures.......................................43

Article IX Termination......................................................44

      9.1. Termination Prior to the Closing Date............................44
      9.2. Effect of Termination............................................45

Article X Miscellaneous.....................................................45

      10.1. Governing Law; Consent to Jurisdiction and Services of
            Process; Waiver of Jury Trial...................................45
      10.2. Fees and Expenses...............................................46
      10.3. Payments and Currency...........................................46
      10.4. Successors and Assigns..........................................47
      10.5. Entire Agreement................................................47
      10.6. Severability....................................................47
      10.7. Amendment and Waiver............................................47
      10.8. Delays or Omissions.............................................47
      10.9. Notices.........................................................47
      10.10. Specific Performance...........................................48
      10.11. Controlling Provisions.........................................49
      10.12. Titles and Subtitles...........................................49
      10.13. Counterparts...................................................49


                                LIST OF SCHEDULES

     Investment Amounts at the Closing                          Schedule I

                                LIST OF EXHIBITS

     Form of 7.00% Convertible Junior Subordinated Note         Exhibit A
     Form of Class C Warrants                                   Exhibit B
     Form of Shareholders' Agreement                            Exhibit C
     Form of Amended and Restated Articles of Association       Exhibit D

                            SCOTTISH RE GROUP LIMITED

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 17, 2004, by and among Scottish Re Group Limited, a Cayman Islands exempted company (the "Company"), and Cypress Merchant B Partners II (Cayman) L.P., a Cayman Islands exempted limited partnership, Cypress Merchant Banking II-A C.V., a Netherlands limited partnership, Cypress Side-by-Side (Cayman) L.P., a Cayman Islands exempted limited partnership, and 55th Street Partners II (Cayman) L.P., a Cayman Islands exempted limited partnership (collectively, the "Investors").

                                    RECITALS

     WHEREAS, the Company is entering into an asset purchase agreement on or about the date hereof (the "ING Transaction Agreement") with Security Life of Denver Insurance Company and Security Life of Denver International Limited (collectively, the "Sellers") and the other parties named therein, providing for the acquisition of the individual life reinsurance business of the Sellers (the "ING Transaction");

     WHEREAS, in order to provide additional capital to the Company in respect of the ING Transaction, the Company has authorized the issuance and sale to the Investors of (i) the number of its ordinary shares, par value US$ 0.01 per share (the "Ordinary Shares"), equal to 9.9% of the aggregate number of Ordinary Shares issued and outstanding at Closing (taking into account such issuance),
(ii) an aggregate principal amount of 7.00% Convertible Junior Subordinated Notes due 203_, with a maturity date 30 years from issuance, in the form attached hereto as Exhibit A (the "Subordinated Notes"), equal to the excess of US$ 180,000,000, over the sum of (A) the product of (1) the Preliminary Purchase/Conversion Price or the Purchase/Conversion Price, as may be applicable at the time of Closing, and (2) the number of Ordinary Shares issued to the Investors as provided in clause (i) above, plus (B) the product of (1) the Preliminary Purchase/Conversion Price or the Purchase/Conversion Price, as may be applicable at the time of Closing, and (2) the number of Class C Warrants issued to the Investors as provided in clause (iii) below, such aggregate principal amount subject to adjustment as provided in Section 2.2(c) hereof, and
(iii) Class C Warrants (the "Class C Warrants"), in the form attached hereto as Exhibit B, to purchase the number of Ordinary Shares equal to the difference between (A) 19.9% of the Ordinary Shares issued and outstanding at Closing (without taking into account the issuance of Ordinary Shares hereunder) and (B) the number of Ordinary Shares issued to the Investors as provided in clause (i) above;

     WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, the Purchased Ordinary Shares (as hereinafter defined), the Subordinated Notes and the Class C Warrants on the terms and conditions set forth herein;

     WHEREAS, concurrently with the execution hereof and as a condition and inducement to the willingness of the Investors to enter into this Agreement, Pacific Life Insurance Company and certain of the directors and officers of the Company have each executed a voting agreement with the Investors (collectively, the "Voting Agreements") pursuant to which each such shareholder of the Company agrees in its capacity as such to vote all of its Ordinary Shares in favor of the adoption of the Shareholder Resolutions (as hereinafter defined); and

     WHEREAS, concurrently with the execution hereof, the Investors and the Company are entering into a shareholders' agreement substantially in the form attached hereto as Exhibit C (the "Shareholders' Agreement" and, together with this Agreement, the Voting Agreements, the Subordinated Notes and the Class C Warrants, the "Transaction Agreements").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

          1.1. Certain Definitions. As used in this Agreement, the following terms will have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, but shall not include officers and directors of a Person solely as a result of such relationship. For the purposes of this definition, "control," when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Approval Deadline" shall mean (i) June 30, 2005, if the Closing Date occurs on or before December 31, 2004, or (ii) the date that is 180 days after the Closing Date, if the Closing Date occurs on or after January 1, 2005.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or the Cayman Islands are authorized or required by Law to close.

          "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

          "Companies Law" shall mean the Companies Law (2004 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof in effect.

          "Company Disclosure Schedule" shall mean a schedule delivered by the Company to the Investors simultaneously with the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in
Article IV, or as an exception to one or more of the Company's representations or warranties contained in Article IV or to one of the Company's covenants contained in Article V.

          "Contract" shall mean any contract, license, consent, agreement, instrument, commitment or other arrangement, written or unwritten, including any deed, loan or credit agreement, note, bond, mortgage, indenture or lease to which a Person is a party or by which any of its material assets or properties is bound (other than Reinsurance Agreements or Retrocession Agreements).

          "Environmental Claim" shall mean any notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging any violation of, or any action or potential liability under, any Environmental Laws.

          "Environmental Law" shall mean any order of any court or arbitration board or tribunal, or any Law, relating to environmental contamination, pollution or the protection of the environment, natural resources or human health and safety.

          "ERISA" shall mean the Employee Retirement Income and Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Failed Condition" shall mean the failure to obtain the Shareholder Approval by the Approval Deadline.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "ING" shall mean ING America Insurance Holdings, Inc.

          "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Investment Company Act" shall mean the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Investment Policies" shall mean the overall investment policies used in the management of a Person's investment portfolio, including a Person's policies with respect to duration, liquidity, currency, asset allocation and asset quality.

          "Law" shall mean any U.S. federal, state, local, foreign or international law, constitution, statute, rule, regulation, ordinance or principle of common law of any Governmental Authority.

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Person" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, joint stock company, unincorporated organization or other entity.

          "Purchased Ordinary Shares" shall mean the aggregate Ordinary Shares purchased pursuant to Section 2.1(a).

          "Purchased Securities" shall mean, collectively, the Purchased Ordinary Shares, the Purchased Subordinated Notes and the Class C Warrants.

          "Purchased Subordinated Notes" shall mean the aggregate Subordinated Notes purchased pursuant to Section 2.1(c), as the principal amount thereof may be adjusted pursuant to Section 2.2(c) or Section 3.2(b).

          "Reinsurance Agreement" shall mean any agreement by which a Person has assumed reinsurance from any ceding insurer, and associated trust agreements.

          "Restated Articles" shall mean the Amended and Restated Articles of Association of the Company substantially in the form attached hereto as Exhibit D.

          "Retrocession Agreement" shall mean any agreement by which any Person has ceded insurance or reinsurance assumed by it to another reinsurer, and associated trust agreements.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities" shall mean any stock or other equity securities of a Person, including, in the case of mutual insurance companies, insurance policies with the power to vote with respect to the election of directors generally.

          "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Shareholder Approval" shall mean the approval by shareholders of the Company of the Shareholder Resolutions and the transactions contemplated by this Agreement in accordance with the Companies Law, which shall constitute the requisite shareholder approval for purposes of the NYSE Listed Company Manual, including Para. 312.03 thereof.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Company.

          "Subsidiary" or "Subsidiaries" shall mean any corporate or other entity (including joint ventures, partnerships, limited liability companies and other business associations) in which such party directly or indirectly owns Voting Securities having the power to elect a majority of the directors (or similar members of such corporation's or other entity's governing body), or otherwise direct the management and polices of such corporation or other entity.

          "Tax Return" shall mean any report, return, declaration, claim for refund, information return or any other statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" shall mean all taxes, levies, charges, fees, duties or other assessments of any kind whatsoever, including any income, corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government, including any interest, penalties or additions attributable to such taxes.

          "Voting Securities" shall mean Securities with the power to vote with respect to the election of directors (or similar members of an entity's governing body) generally. For purposes of this Agreement, any options or warrants with respect to Voting Securities, and any Securities that are convertible or exchangeable for Voting Securities, shall be treated as Voting Securities only to the extent such instruments are currently exercisable or "in the money."

          1.2. Other Defined Terms.

          Action..........................................Section 4.12
          Agreement.......................................Preamble
          Class C Warrants................................Recitals
          Closing.........................................Section 3.1(a)
          Closing Date....................................Section 3.1(a)
          Co-Investors....................................Section 6.15
          Company.........................................Preamble
          Company Employees...............................Section 4.21(a)
          Company Indemnitee .............................Section 8.2(a)
          Company Insurance Entities......................Section 4.9
          Company Material Adverse Effect.................Section 4.1
          Company Plans...................................Section 4.21(a)
          Company Reports.................................Section 4.7(a)
          Company SAP Statements..........................Section 4.9
          Competing Transaction...........................Section 6.8
          Consents........................................Section 4.4
          Confidentiality Agreement.......................Section 6.7
          Cypress Vehicle.................................Section 6.15
          Damages.........................................Section 8.2(a)
          Deductible......................................Section 8.2(e)
          Derivatives.....................................Section 4.27
          Equity Securities...............................Section 2.2(c)
          Foreign Benefit Plans...........................Section 4.21(g)
          Forward-Looking Statement.......................Section 4.7(a)
          Governmental Authority..........................Section 4.4
          HyCU Preferred Shares...........................Section 4.2(a)
          Indemnified Person..............................Section 8.3(a)

          Indemnifying Person.............................Section 8.3(a)
          ING Transaction.................................Recitals
          ING Transaction Agreement.......................Recitals
          Intellectual Property Right.....................Section 4.19
          Insurance Laws..................................Section 4.9
          Investors.......................................Preamble
          Liens...........................................Section 2.1
          Material Contract...............................Section 4.11(a)
          Negative Adjustment Amount......................Section 2.2(c)
          Negotiating Period..............................Section 2.2(b)
          Neutral Accounting Firm.........................Section 2.2(b)
          Notes Increase Amount...........................Section 2.2(c)
          Notes Reduction Amount..........................Section 2.2(c)
          Order...........................................Section 4.12
          Operating Income................................Section 2.2(b)
          Ordinary Resolution.............................Section 6.10
          Ordinary Shares.................................Recitals
          Permit..........................................Section 4.18
          PFIC............................................Section 4.14(b)
          Positive Adjustment Amount......................Section 2.2(c)
          Pro Forma Statements............................Section 6.16
          Proxy Statement.................................Section 4.4
          Purchase/Conversion Price.......................Section 2.2(a)
          Q3 Operating Income.............................Section 2.2(b)
          Representatives.................................Section 6.7
          Requisite Approvals.............................Section 6.6
          Requisite Regulatory Approvals..................Section 6.6
          Resolution Date.................................Section 2.2(c)
          Resolutions.....................................Section 6.10
          SAP.............................................Section 4.9
          Sarbanes-Oxley Act..............................Section 4.7(a)
          Sellers.........................................Recitals
          Senior Notes....................................Section 4.2(a)
          Shareholder Meeting.............................Section 4.4
          Shareholders' Agreement.........................Recitals
          Shareholder Resolutions.........................Section 6.10
          Side Letter.....................................Section 9.1(e)
          Special Resolution..............................Section 6.10
          Subordinated Notes..............................Recitals
          Third Parties...................................Section 6.8
          Transaction Agreements..........................Recitals
          Unaudited Financials............................Section 2.2(b)
          US GAAP.........................................Section 2.2(b)
          Voting Agreements...............................Recitals

          1.3. Interpretation. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context otherwise requires. The table of contents and headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The phrase "to the Company's knowledge" or any similar phrase shall be deemed to refer to the knowledge of any executive officers of the Company or any of its Subsidiaries, with such executive officers being deemed to have made reasonable inquiry of the appropriate personnel of the Company and its Subsidiaries with respect to the matter in question. The definitions of terms in this Agreement shall be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The word "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Section or clause. The adoption of the various monetary amounts as de minimis or maximum levels or as a criterion resulting in certain occurrences is not intended by the parties to be, and should not be construed as, an indication of immateriality or materiality for purposes of any of the Transaction Agreements.


                                   ARTICLE II
                         AGREEMENT TO SELL AND PURCHASE

          2.1. Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, free and clear of all liens, pledges, mortgages, options, encumbrances, claims or other third party rights (including rights of preemption), restrictions or limitations, in each case of any nature whatsoever (collectively, "Liens"), (a) the number of Ordinary Shares equal to the percentage set forth opposite such Investor's name on Schedule I multiplied by the aggregate number of Ordinary Shares to be issued to the Investors at Closing to be calculated pursuant to the Recitals, (b) a Subordinated Note in the principal amount equal to the percentage set forth opposite such Investor's name on Schedule I multiplied by the aggregate principal amount of Subordinated Notes to be issued to the Investors at Closing to be calculated pursuant to the Recitals, subject to adjustment as provided in
Section 2.2(c) hereof, and (c) the number of Class C Warrants equal to the percentage set forth opposite such Investor's name on Schedule I multiplied by the aggregate number of Class C Warrants to be issued to the Investors at Closing to be calculated pursuant to the Recitals.

          2.2. Purchase/Conversion Price; Purchase Price Adjustment.

          (a) Preliminary Purchase/Conversion Price. The aggregate amount paid by the Investors for the Purchased Securities at the Closing shall equal US$ 180,000,000. Subject to Section 2.2(c), (i) the purchase price for the Ordinary Shares and the Class C Warrants shall be equal to US$ 19.375 per Ordinary Share or Class C Warrant, respectively, and (ii) the price at which the Subordinated Notes shall initially be convertible into Ordinary Shares shall be equal to US$
19.375 (the "Preliminary Purchase/Conversion Price" and, as finally determined and, if applicable, adjusted pursuant to Section 2.2(c) below, being referred to in this Agreement as the "Purchase/Conversion Price").

          (b) Adjustment to Purchase/Conversion Price and Aggregate Principal Amount of Purchased Subordinated Notes.

               (i) Promptly following the preparation of the Company's unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as at and for the three-month period ended September 30, 2004 (including any related notes and schedules thereto, the "Unaudited Financials"), the Company shall deliver or cause to be delivered to the Investors at the same time as a copy thereof is delivered to the Board of Directors (A) a copy of such Unaudited Financials, together with a certificate of the Company's Chief Financial Officer certifying that such Unaudited Financials have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") consistently applied and on a basis consistent with the financial statements of theCompany referred to in Section 4.8, (B) a schedule setting forth in reasonable detail the Company's calculation of Operating Income for the three-month period ended September 30, 2004 ("Q3 Operating Income"), and (C) a calculation of the adjustment, if any, to be made to the Preliminary Purchase/Conversion Price pursuant to paragraph (c) below.

          For purposes of this Agreement, "Operating Income" shall mean net income (loss) as set forth in the Unaudited Financials, adjusted to exclude (1) realized investment gains (losses), (2) any change in the fair value of the Company's embedded derivatives reported pursuant to SFAS 133 "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 149, "Amendment of SFAS 133 on Derivative Instruments and Hedging Activities", as further discussed in Derivatives Implementation Group Issue No. B36 "Embedded Derivatives:
          Bifurcation of a Debt Instrument that Incorporates Both Interest Rate and Credit Rate Risk Exposures that are Unrelated or Only Partially Related to the Creditworthiness of the Issuer of the Instrument", and
          (3) direct out-of-pocket expenses incurred by the Company for legal, accounting, actuarial and other advisory services and related expenses in connection with potential acquisition transactions that were terminated in the period covered in the Unaudited Financials and expensed therein, in each case net of any tax benefits or charges.

               (ii) The Investors shall have a period of 30 days following their receipt of the Unaudited Financials and draft calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price from the Company during which they may review such financials and calculations. During such 30-day period, the Company shall provide, and cause each of its Subsidiaries to provide, the Investors and their accountants and other representatives with such reasonable access to the books, records and personnel of the Company and its Subsidiaries and their accountants, at reasonable times and upon reasonable notice, as the Investors may reasonably request. If within such 30-day period the Investors determine that they do not agree that the draft calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price by the Company were prepared in accordance with the provisions of this
          Section 2.2, they may submit a notice of objection to the Company setting forth in reasonable detail the basis of their objections and the adjustments to the draft calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price prepared by the Company that the Investors believe should be made in order for such amounts to be in accordance with the provisions of this Section
          2.2. If the Investors do not notify the Company of any such objections within such 30-day period, the draft calculation of Q3 Operating Income and the adjusted Purchase/Conversion Price as prepared by the Company shall become final and binding for purposes of this Agreement. If the Investors do notify the Company of any such objections, the Investors and the Company shall negotiate in good faith for a period not to exceed 30 days (the "Negotiating Period") to resolve all of such objections.

               (iii) If the Company and the Investors are unable to resolve any disagreements regarding the calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price within the Negotiating Period, then, upon the expiration of the Negotiating Period, any remaining disputes shall be referred for resolution to an internationally recognized accounting firm that is mutually acceptable to the Company and the Investors (the "Neutral Accounting Firm"). The Neutral Accounting Firm shall be instructed to resolve only the outstanding disagreements relating to the calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price, and shall be instructed not to otherwise investigate such matters independently. The Neutral Accounting Firm shall investigate only those items which are in dispute and shall not assign a value to any item that is (i) greater than the greatest value for such item claimed by either of the Company or the Investors or (ii) lower than the lowest value for such item claimed by either of the Company or the Investors. The Neutral Accounting Firm's determination shall be based only upon written submissions by the Company and the Investors, and not upon an independent review by the Neutral Accounting Firm. The parties shall instruct the Neutral Accounting Firm to render its determination within 30 days of the referral of such matter thereto, and the determination of the Neutral Accounting Firm shall be final, binding and non-appealable upon all parties to this Agreement for all purposes of this Agreement. Neither the Company nor the Investors shall have any ex parte communications or meetings with the Neutral Accounting Firm without the prior consent of the Investors (in the case of the Company) or the Company (in the case of the Investors). The fees and expenses of the Neutral Accounting Firm shall be borne equally by the Company, on the one hand, and the Investors, on the other hand.

          (c) Final Adjustment. Promptly following the final resolution of all disputes, if any, relating to the calculations of Q3 Operating Income and the adjusted Purchase/Conversion Price in accordance with this Section 2.2, but in no event more than five Business Days thereafter (such date, the "Resolution Date"), (1) if the finally-determined Q3 Operating Income exceeds US$ 22,000,000, then the Preliminary Purchase/Conversion Price shall be increased by an amount equal to the Positive Adjustment Amount and as so adjusted shall be the Purchase/Conversion Price for all purposes of this Agreement and the Exhibits hereto, and (2) if the finally-determined Q3 Operating Income is less than US$ 19,000,000, then the Preliminary Purchase/Conversion Price shall be reduced by an amount equal to the Negative Adjustment Amount and as so adjusted shall be the Purchase/Conversion Price for all purposes of this

Agreement and the Exhibits hereto. Upon any such adjustment to the Purchase/Conversion Price, the aggregate principal amount of the Purchased Subordinated Notes to be purchased by each Investor at the Closing shall be adjusted as follows:

               (i) if there is a Positive Adjustment Amount, then the aggregate principal amount of Purchased Subordinated Notes to be issued to such Investor at the Closing shall be reduced by an amount equal to the product of (x) the Positive Adjustment Amount multiplied by (y) the aggregate number of Purchased Ordinary Shares and Ordinary Shares issuable upon exercise of the Class C Warrants (collectively, "Equity Securities") being purchased by such Investor at the Closing as set forth on Schedule I (the "Notes Reduction Amount"); and

               (ii) if there is a Negative Adjustment Amount, then the aggregate principal amount of Purchased Subordinated Notes to be issued to such Investor at the Closing shall be increased by an amount equal to the product of (x) the Negative Adjustment Amount multiplied by (y) the aggregate number of Equity Securities being purchased by such Investor at the Closing as set forth on Schedule I (the "Notes Increase Amount").

          For purposes of this Agreement:

               (A) "Positive Adjustment Amount" means, in the event that Q3 Operating Income exceeds US$ 22,000,000, an amount equal to the quotient of (1) the amount by which Q3 Operating Income exceeds US$ 22,000,000 divided by (2) the number of Ordinary Shares outstanding immediately before the Closing (assuming the full exercise of warrants and options and conversion of all other equity securities of the Company convertible (directly or indirectly) into Ordinary Shares, including the HyCU Preferred Shares, which were outstanding immediately before the Closing, and excluding the Senior Notes); and

               (B) "Negative Adjustment Amount" means, in the event that Q3 Operating Income is less than US$ 19,000,000, an amount equal to the quotient of (1) the amount by which US$ 19,000,000 exceeds Q3 Operating Income divided by (2) the number of Ordinary Shares outstanding immediately before the Closing (assuming the full exercise of warrants and options and conversion of all other equity securities of the Company convertible (directly or indirectly) into Ordinary Shares, including the HyCU Preferred Shares, which were outstanding immediately before the Closing, and excluding the Senior Notes).


                                  Article III
                          CLOSING, DELIVERY AND PAYMENT

          3.1. Closing. The closing of the sale and purchase of the Purchased Securities under this Agreement (the "Closing") shall take place at the same time and place as the closing of the ING Transaction, or at such other time or place as the Company and the Investors may mutually agree (such date is hereinafter referred to as the "Closing Date"); provided that the Company shall use its reasonable best efforts to provide at least 10 Business Days' prior notice to the Investors of the Closing Date. At the Closing, the Investors will purchase the Purchased Ordinary Shares, the Purchased Subordinated Notes and the Class C Warrants.

          3.2. Payment and Delivery; Post-Closing Adjustments. (a) At the Closing, subject to the terms and conditions hereof, (i) the Company shall deliver to each Investor (A) the Shareholders' Agreement duly executed by the Company, (B) share certificates representing the Purchased Ordinary Shares purchased by such Investor, (C) notes representing the aggregate principal amount of the Purchased Subordinated Notes (as adjusted pursuant to Section 2.2(c), if applicable) purchased by such Investor and (D) certificates evidencing the Class C Warrants issued to such Investor and (ii) each Investor shall deliver to the Company (A) an amount equal to the sum of (1) the aggregate principal amount of the Purchased Subordinated Notes set forth opposite such Investor's name on Schedule I (as adjusted pursuant to Section 2.2(c), if applicable), plus (2) the product of (x) the Purchase/Conversion Price, if the Resolution Date shall have occurred prior to the Closing (or the Preliminary Purchase/Conversion Price, if the Resolution Date shall not have occurred prior to the Closing), multiplied by (y) the aggregate number of Purchased Ordinary Shares and Class C Warrants set forth opposite such Investor's name on Schedule I, by wire transfer of immediately available funds to the account designated in writing by the Company to the Investors not less than 10 Business Days prior to the Closing, and (B) the Shareholders' Agreement duly executed by such Investor.

          (b) If the Resolution Date occurs after the Closing, then:

               (i) the purchase price paid per Equity Security by each Investor shall be deemed to be the Purchase/Conversion Price; and

               (ii) the aggregate principal amount of Purchased Subordinated Notes held by each Investor shall be increased by the Notes Increase Amount or reduced by the Notes Reduction Amount, as the case may be, in each case with retroactive effect from the Closing Date so that all interest accruing on such Purchased Subordinated Notes shall be calculated based on the principal amount thereof as adjusted pursuant hereto. If the principal amount of the Purchased Subordinated Notes is so adjusted, then the Company will promptly exchange the certificates held by the Investors evidencing such Purchased Subordinated Notes for certificates evidencing the adjusted principal amount of such notes.


                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of the Investors as follows (it being understood the "Company" as used in this Article IV does not include any business or assets to be acquired in connection with the ING Transaction):

          4.1. Organization, Good Standing and Qualification; Subsidiaries. The Company is a company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Except as set forth in

Section 4.1 of the Company Disclosure Schedule, each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company and each of its Subsidiaries are duly authorized to conduct business and in good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or
(ii) the Company's ability to consummate the transactions contemplated by the Transaction Agreements within the timeframes set forth therein (a "Company Material Adverse Effect"); provided, however, that with respect to the foregoing clause (i) only, the following shall be excluded from the definition of "Company Material Adverse Effect" and from any determination as to whether a Company Material Adverse Effect has occurred or may occur: (x) any adverse change or effect that (A) is caused by or that arises out of conditions affecting the economy or financial, banking, currency or capital markets in general and (B) does not have a disproportionate effect on the business of the Company; (y) any adverse change or effect that is caused by or that arises out of conditions that
(A) affect the life reinsurance industry, or the insurance or financial services industries generally, including without limitation changes in applicable Law, and (B) do not have a disproportionate effect on the business of the Company; and (z) any adverse change or effect resulting from the announcement or the pendency of the transactions contemplated by this Agreement. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have all requisite corporate power and authority to own and operate their respective properties and assets and to carry on their respective businesses as presently conducted and proposed to be conducted. True and correct copies of its Memorandum and Articles of Association and all certificates of designations related thereto of the Company as amended and currently in effect have been delivered to the Investors. The Company has no Subsidiaries, or any debt or equity investment in any other Person, except in its investment portfolio in the ordinary course of business and as set forth in Section 4.1 of the Company Disclosure Schedule. All of the outstanding shares of capital stock of each Subsidiary of the Company listed in Section 4.1 of the Company Disclosure Schedule have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company either directly or through wholly-owned Subsidiaries, free and clear of all Liens, except, in each case, as set forth in Section 4.1 of the Company Disclosure Schedule.

          4.2. Capitalization; Voting Rights. (a) The authorized share capital of the Company consists of (i) 100,000,000 Ordinary Shares and (ii) 50,000,000 preferred shares. As of the date hereof, there are issued and outstanding and credited as fully paid (i) 35,905,962 Ordinary Shares, (ii) 5,750,000 convertible preferred shares, par value US$ 0.01 per share ("HyCU Preferred Shares"), (iii) Class A warrants to purchase an aggregate of 2,650,000 Ordinary Shares, (iv) no Class B warrants, (v) no Class C warrants, (vi) US$ 115,000,000 aggregate principal amount of 4.50% Senior Convertible Notes due 2022 (the "Senior Notes"), (vii) no Subordinated Notes and (viii) options to purchase an aggregate of 2,553,236 Ordinary Shares.

          (b) Other than as set forth in this Section 4.2 or described in
Section 4.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any Voting Securities of the Company or any of its Subsidiaries. Other than as set forth in
Section 4.2 of the Company Disclosure Schedule, there are no standstill, voting or similar agreements or any Contract, or any rights of first offer or first refusal, to which the Company is a party that currently or in the future will limit the ability of any Person to acquire, vote, sell, hold or otherwise deal with the Purchased Securities and any interest therein or right in respect thereof. Upon consummation of the transactions contemplated by this Agreement, the Investors will acquire from the Company record and beneficial ownership of the Purchased Securities, free and clear of all Liens, together with all rights which may become attached to the Purchased Securities at or after the Closing.

          4.3. Authorization; Binding Obligations. (a) This Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, shareholder and other action of the Company, other than the Shareholder Approval (which is, with respect to the Special Resolution, the affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of the Ordinary Shares then issued and outstanding and entitled to vote in person or proxy at a duly convened and quorate extraordinary general meeting of the Company, and, with respect to the Ordinary Resolution, the affirmative vote by ordinary resolution of the holders of at least the majority of the Ordinary Shares then issued and outstanding and entitled to vote in person or proxy at a duly convened and quorate extraordinary general meeting of the Company), and the Company has full corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder. This Agreement has been, and at the Closing Date the other Transaction Agreements will be, duly executed and delivered by the Company, and, assuming due execution and delivery by the other parties thereto, this Agreement constitutes, and, upon each of their execution and delivery, each of the other Transaction Agreements will constitute, a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity.

          (b) The issuance and sale of the Purchased Securities is not and will not be subject to any preemptive rights or rights of first refusal or first offer that have not been properly waived or complied with.

          (c) The Purchased Ordinary Shares and the Ordinary Shares issuable upon exercise of the Class C Warrants and upon conversion of the Subordinated Notes have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is necessary for the issuance of such shares pursuant to the terms of this Agreement or the Class C Warrants or Subordinated Notes, as applicable, except, in the case of Ordinary Shares issuable upon exercise of the Class C Warrants or conversion of the Subordinated Notes, for the Shareholder Approval. When so issued pursuant to the terms of this Agreement or upon exercise of the Class C Warrants or conversion of the Subordinated Notes, such Ordinary Shares will be validly issued, fully paid and non-assessable and free of any preemptive rights.

          (d) The Class C Warrants and the Subordinated Notes have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is necessary for the issuance and delivery thereof to the Investors at the Closing. When so delivered in accordance with the terms of this Agreement, the Class C Warrants and the Subordinated Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity.

          4.4. Consents and Approvals. Except for (a) the filing required under the HSR Act, (b) any filings of applications and notices with the insurance regulatory authorities in the jurisdictions listed in Section 4.4(b) of the Company Disclosure Schedule and the approval of such applications or the grant of required licenses by such authorities, in each case with respect to the exercise of the Class C Warrants and conversion of the Purchased Subordinated Notes by the Investors (but not the issuance, sale and delivery to the Investors of the Purchased Securities), (c) the filing with the SEC of the proxy statement (as amended and/or supplemented from time to time, the "Proxy Statement") relating to the meeting of the Company's shareholders to be held for the purpose of obtaining the Shareholder Approval (the "Shareholder Meeting"), (d) any filings, approvals or other requirements under applicable securities Laws or applicable insurance company stock issuance Laws as set forth in Section 4.4(d) of the Company Disclosure Schedule, and (e) the filing of the Special Resolutions and the Restated Articles with the appropriate authority in the Cayman Islands following receipt of the Shareholder Approval, no consent, approval, permit or authorization of, license or order of, or registration, declaration, filing with, or notice to, any United States federal, state, foreign, supranational, national, municipal or local government, any court, any instrumentality, subdivision, administrative agency or commission, insurance or securities regulatory authority or other governmental authority or instrumentality or industry self-regulatory body (each, a "Governmental Authority") (such consents, approvals, authorizations, licenses, orders, registrations, filings and notices, together with any consents, approvals, actions or notices required to be obtained from any Governmental Authority, collectively, the "Consents") is required to be obtained, made or given by or with respect to the Company or by an investor in the Company in connection with
(i) the execution and delivery by the Company of the Transaction Agreements,
(ii) the performance by the Company of its obligations under the Transaction Agreements or (iii) the consummation by the Company of the transactions contemplated by the Transaction Agreements subject to the conditions set forth therein, except where failure to obtain any such Consent would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) adversely affect the Investors' rights under the Transaction Agreements.

          4.5. Compliance with Other Instruments. (a) Neither the Company nor any of its Subsidiaries is in violation or default of any provision of (i) any Contract to which any of them is party or by which any of them is bound, or (ii) any Order of any Governmental Authority or (iii) any of their respective memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents, as applicable, except, in the case of clauses
(i) or (ii), for any violation or default which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Neither the execution nor the delivery by the Company of the Transaction Agreements, the performance by it of its obligations under the Transaction Agreements nor the consummation by it of the transactions contemplated by the Transaction Agreements, including the issuance, sale and delivery of the Purchased Securities, will:

               (i) other than the requirement to obtain the Shareholder Approval, conflict with or result in a breach of any provision of the Memorandum and

          Articles of Association of the Company or the memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents, as applicable, of any of its Subsidiaries; or

               (ii) result in any conflict with, breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute a default) under, require any Consent which has not been obtained with respect to, give rise to any right of termination, cancellation or acceleration of any obligations or loss of any benefit under, cause the incurrence of additional liabilities or fees or result in the imposition of any Liens on any of the properties or assets of the Company or any of its Subsidiaries or the creation or enforcement of any Lien on any of the properties or assets of the Company or any of its Subsidiaries under, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, any of their business or operations or any of their assets or properties pursuant to: (A) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound; or (B) any Order or Law applicable to the Company or any of its Subsidiaries or any of their properties or assets, except where such conflict, breach, violation or default, or failure to obtain Consent, or right of termination, cancellation or acceleration, loss of benefit or imposition of additional liabilities or fees or of any Lien or suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          4.6. Transactions with Affiliates. Except as set forth in the Company Reports filed and publicly available prior to the date hereof and as set forth in Section 4.6 of the Company Disclosure Schedule, since December 31, 2003, there have been no contracts, agreements, arrangements or understandings of any kind between any director or officer of the Company or any of its Subsidiaries or any other Affiliate of the Company, on the one hand, and the Company or any of its Subsidiaries, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act or require approval of the shareholders of the Company under the Cayman Islands Companies Law or the NYSE rules.

          4.7. SEC Documents; Other Reports; Internal and Disclosure Controls.
(a) The Company has filed all required reports, schedules, registration statements and other documents, together with amendments thereto, with the SEC since December 31, 2001(the "Company Reports"). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), (i) the Company Reports complied, and each such Company Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations promulgated under such acts, and (ii) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Company Reports. None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and no enforcement action (including formal or informal investigation or inquiry) has been initiated against the Company by the SEC relating to disclosures contained in any Company Report. Notwithstanding clause
(ii) of the second sentence of this Section 4.7(a), any projection, business plan or similar forward-looking statement (a "Forward-Looking Statement") contained in a Company Report shall not be deemed to have contained an untrue statement of a material fact or omitted to state any fact necessary to make the statements therein not misleading if such Forward-Looking Statement was prepared in good faith and was based upon reasonable assumptions and the Company did not believe and had no reasonable grounds to believe that such Forward-Looking Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading at the time of preparation or delivery thereof.

          (b) The Company and each of its Subsidiaries have timely filed all material reports, registrations, applications, statements and other filings, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2001 with any Governmental Authority (other than the SEC) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of the Company and its Subsidiaries or as set forth in Section 4.7(b) of the Company Disclosure Schedule, no Governmental Authority has initiated any proceeding or, to the Company's knowledge, threatened an investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 2001. Except as set forth in Section 4.7(b) of the Company Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Authority with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Authority of, the Company or any of its Subsidiaries.

          (c) Except as set forth in Section 4.7(c) of the Company Disclosure Schedule, the records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP, including that (i) transactions are executed only in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and has identified for the Company's auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has made available to the Investors a summary of any such disclosure made by management to the Company's auditors and audit committee since December 31, 2001. The Company has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and has a good faith expectation that it will be in compliance therewith in all material respects by the SEC mandated compliance date.

          (d) Except as set forth in Section 4.7(d) of the Company Disclosure Schedule, since December 31, 2001, (i) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and
(ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

          4.8. Financial Statements.

          (a) The audited consolidated balance sheets and audited consolidated statements of income and cash flows of the Company as at December 31, 2003 and 2002 and for the three years ended December 31, 2003 and the unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of the Company as at and for the periods ended March 31, 2004 and June 30, 2004 (including in each case any related notes and schedules thereto) included in the Company Reports filed on or prior to the date hereof complied, and the financial statements of the Company (including any related notes and schedules thereto) included in any Company Reports filed after the date hereof will comply, as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been or will be, as the case may be, prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with US GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b) The reserves reflected on the financial statements referred to in clause (a) above (i) were determined in accordance with generally accepted actuarial principles, consistently applied for the periods presented, (ii) were based on actuarial assumptions that were, in the Company's good faith judgment, reasonable in relation to relevant policy and contract provisions, (iii) as of their respective dates met the applicable requirements of the insurance laws and regulations of the jurisdiction of domicile of the Company or its applicable Subsidiaries, including applicable statutory accounting principles, (iv) are in compliance with SAP, and (v) were prepared using methodologies consistent with those utilized in the preparation of the financial statements of the Company referred to in clause (a) above (it being understood by the Investors that, in making the representations and warranties in this clause (b), the Company is not representing or warranting that the reserves reflected in such financial statements have been or will be sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of such reserves will be collectible).

          4.9. Insurance Reports. Each of the Subsidiaries through which the Company conducts its insurance operations (collectively, the "Company Insurance Entities") is listed in Section 4.9 of the Company Disclosure Schedule, along with the jurisdiction in which each Subsidiary is domiciled or commercially domiciled. Each of the Company Insurance Entities has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Company SAP Statements"), except for such failures to file that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to the Investors copies of all of the Company SAP Statements for each Company Insurance Entity for the periods beginning January 1, 2002 and through the date hereof, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory authority and true and complete copies of all examination reports of insurance departments and any insurance regulatory authorities received by the Company on or after January 1, 2002 and through the date hereof relating to the Company Insurance Entities. The financial statements included in the Company SAP Statements, including the notes thereto, were prepared in conformity with statutory accounting practices ("SAP") prescribed or permitted by the applicable insurance regulatory authority, in each case consistently applied for the periods covered thereby, and present fairly, in all material respects, the statutory financial position of the relevant Company Insurance Entity as at the respective dates thereof and the results of operations of such Company Insurance Entity for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted by any Governmental Authority with respect to any Company SAP Statements. Except as indicated therein, all assets that are reflected as admitted assets on the Company SAP Statements comply in all material respects with all applicable foreign, U.S. federal, state and local Laws regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, the "Insurance Laws") with respect to admitted assets, as applicable, and are in an amount at least equal to the minimum amounts required by Insurance Laws, except for such failures to comply or failures to be at least equal to minimum amounts that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by the Company's independent auditors, and the Company has delivered or made available to the Investors true and complete copies of all audit opinions related thereto for periods beginning January 1, 2002.

          4.10. Absences of Certain Changes or Events. Except as set forth in the Company Reports filed and publicly available prior to the date hereof or as disclosed in Section 4.10 of the Company Disclosure Schedule, since December 31, 2003, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practices and there has not been:

          (a) any damage, destruction or loss to any of the assets of the Company or its Subsidiaries, whether covered by insurance or reinsurance or not, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b) any declaration or payment or making of any dividend or other distribution (whether in cash, securities or other property or any combination thereof) in respect of the capital of the Company, other than regular cash dividends paid by the Company on the Ordinary Shares and the HyCU Preferred Shares with usual record and payment dates and in accordance with the Company's past dividend policy and dividends paid by the Company's Subsidiaries to the Company or other Subsidiaries, or any repurchase, redemption or other acquisition by the Company of any of its Ordinary Shares, or any proposal by the Company to effect any of the foregoing;

          (c) other than (i) pursuant to employee benefit plans being developed and disclosed to the Investors prior to the date hereof or (ii) required by the terms of employment agreements existing on the date hereof, any (A) increase in the compensation or fringe benefits of any present or former director or officer of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice, (B) grant of any severance or termination pay to any present or former director or officer of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice, (C) loan of money or other property by the Company or its Subsidiaries to any of their present or former directors, officers or employees,
(D) establishment, adoption, entrance into, amendment or termination of any Company Plan (other than as may be required by applicable Law), or (E) grants of any equity or equity-based awards;

          (d) any entry into any Material Contract;

          (e) any division, consolidation or reclassification of the share capital of the Company or any issuance or authorization of any issuance of any securities in respect of, in lieu of or in substitution for the shares of the Company's share capital;

          (f) any acquisition or disposal or any agreement to acquire or dispose of any material business or asset or the assumption of any material liability, except in each case at value and terms agreed on an arms-length basis;

          (g) any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries except as required by U.S. GAAP and with the concurrence of its independent accountants or auditors;

          (h) any material change in the underwriting, pricing or actuarial policies, practices, procedures, methods or assumptions or Investment Policies of the Company or any of its Subsidiaries outside the ordinary course of business; or

          (i) any other change, event, condition (financial or otherwise) which has had or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          4.11. Contracts. (a) Except as disclosed in the Company Reports filed and publicly available prior to the date hereof or as disclosed in the filings with the SEC publicly available prior to the date hereof or as set forth in
Section 4.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract (each, a "Material Contract"):

               (i) which is a material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC to be performed in whole or in part after the date of this Agreement;

               (ii) relating to the borrowing of money, guarantees, security agreements and deferred purchase Contracts, including obligations for reimbursement under letters of credit or reimbursement agreements therefor (other than letters of credit or reimbursement agreements therefor that are related to Reinsurance Agreements and Retrocession Agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) in any case representing future liabilities in excess of US$ 5,000,000 with respect to any single Contract;

               (iii) with any Company Employee pursuant to which the Company or any of its Subsidiaries owes or could owe any monetary obligation that would become due and payable or increase in amount as a result of the consummation of the transactions contemplated by this Agreement, the other Transaction Agreements or the ING Transaction Agreement;

               (iv) containing any provision or covenant limiting the ability of the Company or any of its present or future Affiliates (other than the Investors and their Affiliates) to engage in any line of business or compete with any Person in any geographical area or requiring the Company or any of its present or future Affiliates (other than the Investors and their Affiliates) to use any product or service on a priority or exclusive basis or give any other person a priority or exclusive right with respect to business opportunities;

               (v) between the Company or any of its Subsidiaries, on the one hand, and any of their Affiliates (other than the Company and its Subsidiaries), on the other hand;

               (vi) involving the purchase, sale, transfer, assignment or other disposition of assets or liabilities of the Company or any of its Subsidiaries having a value in any case in excess of US$ 5,000,000 and which is to be performed in whole or in part after the date of this Agreement, other than (A) an agreement for proposed dispositions that have been disclosed to the Investors prior to the date hereof, (B) agreements for the disposition of assets held by the Company or any of its Subsidiaries in their investment portfolios in accordance with their respective Investment Policies and in the ordinary course of business consistent with past practice, (C) dispositions pursuant to Retrocession Agreements or Reinsurance Agreements in the ordinary course of business consistent with past practice and (D) the ING Transaction Agreement;

               (vii) representing future liabilities in any case in excess of US$ 5,000,000 individually that are subject to termination upon the consummation of the transactions contemplated hereby; or

               (viii) pursuant to which the Company or any of its Subsidiaries has agreed to grant or has granted an option or similar right to another Person affecting any material asset of the Company or any of its Subsidiaries, other than (A) assets held by the Company or any of its Subsidiaries in its investment portfolio in accordance with its Investment Policies or (B) assets disposed in connection with one or more proposed plans or transactions that have been disclosed to the Investors prior to the date hereof.

          (b) True and complete copies of each Material Contract or, if none exist, written descriptions thereof, have been made available to the Investors prior to the date of this Agreement. Each of the Material Contracts is in full force and effect and is binding upon and enforceable against the Company or its Subsidiary, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity. Neither the Company nor any of its Subsidiaries is in material breach or default, or has received written notice of a claimed material breach or default, under any of the Material Contracts and, to the Company's knowledge, there does not exist under any of the Material Contracts any event which, with the giving of notice or lapse of time or both, would constitute a material breach or default by the Company or any of its Subsidiaries or any other party thereto.

          4.12. Litigation. There is no action, suit, proceeding, investigation, claim, case, litigation or arbitration ("Action") pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that questions the validity of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company, any of its Subsidiaries nor any of their directors or officers (in each of their capacity as such) are a party or subject to the provisions of any order, writ, injunction, judgment, decree, award, settlement or stipulation rendered by or subject to any Government Authority ("Order") which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or would prevent or materially delay the consummation of the transactions contemplated hereby or thereby.

          4.13. Liabilities and Reserves. (a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule or to the extent specifically disclosed, reflected or reserved against in the financial statements of the Company referred to in Section 4.8 and the notes thereto, and except pursuant to the express terms of the ING Transaction Agreement, neither the Company nor any of its Subsidiaries has any material obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise, and whether or not due, or arising out of transactions entered into, or any state of facts existing, prior to such date), other than (i) liabilities incurred in the ordinary course of business consistent with past practice which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and
(ii) any other liabilities which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole (it being understood by the Investors that, in making the representations and warranties in this clause (a), the Company is not making any representation and warranty concerning the reserves reflected in its financial statements, the subject of which is covered by Section 4.8 hereof).

          (b) No external study of the Company's or any of its Subsidiaries' reserves has been prepared during the five-year period immediately preceding the date of this Agreement other than in connection with the preparation of the financial statements of the Company referred to in Section 4.8.

          4.14. Taxation. (a) Except as disclosed in Section 4.14(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have accurately prepared and timely filed all material Tax Returns that are required to be filed by each of them and have paid or made provision for the payment of all material Taxes, including without limitation, all material Taxes which the Company and each of its Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such Tax Returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of a material amount of Taxes of the Company or any of its Subsidiaries is pending or, to the best of the Company's knowledge, threatened.

          (b) Based upon and subject to the qualifications set froth in the prospectus supplement of the Company dated December 11, 2003 with respect to the offering of the HyCU Preferred Shares, (i) the Company believes that it should not currently be characterized as "passive foreign investment company" ("PFIC") as defined in Section 1291(a) of the Code and (ii) the Company believes that its non-U.S. insurance subsidiaries should currently satisfy at least one of the "related person insurance income" inclusion exceptions provided in Sections 953(c)(3)(A) or (B) of the Code. The Company currently intends to operate its insurance business so that (A) Company should not be characterized as a PFIC and (B) its non-U.S. insurance subsidiaries should satisfy at least one of the "related person insurance income" inclusion exceptions provided in
Section 953(c)(3)(A) or (B) of the Code.

          4.15. Title to Tangible Property.

          (a) Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

          (b) Personal Property. The Company and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them, free and clear of all Liens except as disclosed in the Company Reports filed and publicly available prior to the date hereof or as set forth in Section 4.15(b) of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) Leased Property. All leases of real property and all other leases material to the operation of the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the Company's knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a default, and, in the case of leased premises, the Company or such Subsidiary quietly enjoys the premises provided for in such lease, except in any such case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          4.16. Compliance with Laws, etc. Each of the Company and its Subsidiaries is in compliance with all Laws applicable to it or any of its properties, assets, operations or business, including without limitation all applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all applicable money laundering and similar Laws, except where the failure of the Company or its Subsidiary, as the case may be, to be so in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as otherwise disclosed in Section 4.16 of the Company Disclosure Schedule, since December 31, 2001, there have been no material disputes or controversies with, or, to the Company's knowledge, investigations undertaken by, any Governmental Authority with respect to any material matter involving the Company or any of its Subsidiaries or their respective businesses or operations.

          4.17. Insurance for Company's Operations. The Company and its Subsidiaries have insured against all risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the Company and its Subsidiaries have at all times maintained adequate insurance for this purpose, and all premiums due on all such insurance Contracts of the Company or any of its Subsidiaries have been paid, no notice of termination or non-renewal of any such insurance Contract of the Company or any of its Subsidiaries has been received and all such insurance Contracts of the Company or any of its

Subsidiaries are in full force and effect, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          4.18. Insurance Business. The Company and its Subsidiaries possess all material licenses, certificates of authority, accreditations, permits, orders, approvals or other authorizations (each, a "Permit") required to transact or accept insurance or reinsurance in or from all jurisdictions in or from which the Company or its Subsidiaries now transact or accept insurance or reinsurance, except where the failure to so possess would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and such Permits are not subject to any limitations, conditions or restrictions imposed by the relevant Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such Permits are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, oral notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation, non-renewal or limitation of any such Permit or the imposition of any restrictions or requirements with respect thereto and, to the Company's knowledge, there is no sustainable basis that would reasonably be expected to result in any such suspension, revocation, non-renewal or limitation or the imposition of any restrictions or requirements with respect thereto.

          4.19. Intellectual Property, etc. (a) Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, the Company or its Subsidiary owns or possesses, or has enforceable rights or licenses to use, (i) the patents, inventions, discoveries, processes, designs, techniques, developments, technology and know-how; (ii) the copyrights and works of authorship in any media, including software, applications, files, Internet site content, databases and compilations, documentation and related items, advertising, marketing and promotional materials; (iii) the trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress and other source indicators, and the goodwill of any business symbolized thereby; and (iv) the trade secrets, confidential, proprietary or non-public information, documents, analyses, research and lists (including current and potential customer and user lists); (v) the registrations, applications and recordings related thereto; and
(vi) the right to obtain renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations or similar legal protections related thereto, in each case necessary to carry on its business as now conducted (each, an "Intellectual Property Right"). To the Company's knowledge, all of the material Intellectual Property Right is valid and enforceable, has not expired or been abandoned. Neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, oral notice of any infringement of the rights of others with respect to any Intellectual Property Right that, if such infringement is determined to be unlawful, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) No Action or Order is pending or, to the Company's knowledge, threatened, in each case that seeks to cancel, limit or challenge the validity, enforceability, ownership or use of any Intellectual Property Right, and the Company knows of no valid basis for same. To the Company's knowledge, no use by the Company or any of its Subsidiaries of any Intellectual Property Right owned by the Company or any of its Subsidiaries infringes, misappropriates, dilutes or otherwise violates any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property rights of any third party and no such Intellectual Property Right owned by the Company is being infringed, misappropriated, diluted or otherwise violated by any third party. The Company takes all reasonable actions to protect and maintain the Intellectual Property Rights, including any Intellectual Property Rights that are confidential in nature. The Company takes all reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties.

          4.20. Reinsurance Agreements. (a) Each in-force material Reinsurance Agreement or Retrocession Agreement to which the Company or any of its Subsidiaries is a party is in full force and effect, and is binding upon and enforceable against the Company or such Subsidiary in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity. Neither the Company nor any of its Subsidiaries is in material breach or default under any of the in-force material Reinsurance Agreements or Retrocession Agreements or has received written notice of any such material breach or claimed material breach or default, and, to the Company's knowledge, there does not exist under any of the material Reinsurance Agreements or Retrocession Agreements any event which, with the giving of notice or lapse of time or both, would constitute a material breach or default by the Company or its Subsidiary, as the case may be. Except as listed on Section 4.20(a) of the Company Disclosure Schedule, to the Company's knowledge, no other party to an in-force material Reinsurance Agreement or Retrocession Agreement is in material breach or default thereunder. There are no material disputes with any party with respect to the terms of any material Reinsurance Agreement or Retrocession Agreement, or balances due thereunder. None of the transactions contemplated by the Transaction Agreements or the ING Transaction Agreement will give any reinsurer or retrocessionaire the right to terminate any material Reinsurance Agreement or Retrocession Agreement.

          (b) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Insurance Entity is entitled to take full credit in its Company SAP Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements to which it is a party.

          4.21. Pensions.

          (a) Section 4.21(a) of the Company Disclosure Schedule contains a true and complete list of each material Company Plan. For purposes of this Agreement, "Company Plan" shall mean each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), under which

(i) any current or former employee, director or consultant of the Company or its Subsidiaries (the "Company Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Company has made available to the Investors a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable, and (iii) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except for such noncompliance as would not have a Company Material Adverse Effect; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their Affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws that would have a Company Material Adverse Effect; (iv) no "reportable event" (as such term is defined in Section 4043 of the Code) that would have a Company Material Adverse Effect, no nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Plan that would have a Company Material Adverse Effect; (vi) there is no present intention that any Company Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Company Plan at any time within the twelve months immediately following the date hereof and (vii) neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

          (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

          (e) No Company Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither the Company, its Subsidiaries nor any member of their

Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

          (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened that would have a Company Material Adverse Effect, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims that would have a Company Material Adverse Effect, (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

          (g) Except as set forth in Section 4.21(g) of the Company Disclosure Schedule, no Company Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Company Plan set forth in Section 4.21(g) of the Company Disclosure Schedule, a "Foreign Benefit Plans"). With respect to any Foreign Benefit Plans,
(i) all Foreign Benefit Plans have been established, maintained and administered in compliance with their terms and all applicable Laws of any controlling governmental authority or instrumentality except where the failure to do so would have a Company Material Adverse Effect; (ii) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefore have been established on the accounting statements of the applicable Company or Subsidiary entity; and (iii) no material liability or obligation of the Company or its Subsidiaries exists with respect to such Foreign Benefit Plans that has not been disclosed on
Section 4.21(g) of the Company Disclosure Schedule.

          (h) No Company Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), (i) will entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) could result in the acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans,
(iii) would limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans, (iv) would cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (v) would result in payments under any of the Company Plans which would not be deductible under
Section 280G of the Code.

          4.22. Labor Matters. Except as set forth in Section 4.22 of the Company Disclosure Schedule, as of the date hereof, with respect to the Company Employees, (a) to the Company's knowledge, there is not now in existence, pending or threatened, nor has there been within the last 12 months, any strike, slowdown, stoppage, organizational effort, grievance proceeding, arbitration, administrative hearing, or claim of unfair labor practice; and (b) the Company and its Subsidiaries are not a party to any collective bargaining agreement or other

Contract with any labor union, staff association, works council or any other employee representative or similar organization.

          4.23. Environmental Matters. The Company and its Subsidiaries are, and at all times since January 1, 2001 have been, in compliance with all Environmental Laws; (b) neither the Company nor any of its Subsidiaries has received any written Environmental Claim, and, to the Company's knowledge, there is no threatened Environmental Claim; and (c) neither the Company nor any of its Subsidiaries has assumed, contractually or by operation of Law, any liabilities under any Environmental Laws, except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

          4.24. Investment Advisory and Investment Company Matters. Neither the Company nor any of its Subsidiaries conducts activities of or is otherwise deemed under Law to control an "investment adviser," as such term is defined in
Section 2(a)(20) of the Investment Company Act, whether or nor registered under the Investment Advisers Act, or any Person required to be registered as an investment company under the Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act, and neither the Company nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any Person that is such an investment company. 4.25. Derivatives. (a) The Company and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its Subsidiaries.

          (b) All material derivative instruments, including, without limitation, swaps, caps, floors and option agreements, whether entered into for the Company's own account or for the account of one or more of its Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk or as a means of managing the Company's long-term business objectives, (ii) in accordance with prudent practices and in compliance in all material respects with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes a valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms, and is in full force and effect, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement, except where such breach would not have, individually or in the aggregate, a Company Material Adverse Effect.

          4.26. Brokers' Fees. Other than Bear, Stearns & Co. Inc., the Company and its Subsidiaries have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the other Transaction Agreements.

          4.27. Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5.4 hereof, the offer, sale and issuance of the

Purchased Securities will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Purchased Securities to any Person or Persons so as to bring the sale of such Purchased Securities by the Company within the registration provisions of the Securities Act or any state securities Laws.

          4.28. Financing. Assuming the purchase of the Purchased Securities by the Investors in accordance with the terms of this Agreement, the Company will have at Closing sufficient financial resources to consummate the ING Transaction on the terms set forth in the ING Transaction Agreement.

          4.29. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company nor any of its Subsidiaries nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of the Company or its Subsidiaries with respect to the matters covered by this Agreement.

          4.30. Ratings. To the Company's knowledge and except as disclosed in writing to the Investors prior to the date hereof, there is no threatened or pending downgrade of the financial strength ratings from A.M. Best Company, Inc., S&P, Moody's Investor Services or Fitch Ratings Ltd. of the Company or any of its Subsidiaries which are engaged in the business of insurance or reinsurance.


                                   Article V
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          Each Investor, solely as to itself, severally and not jointly, hereby represents and warrants to the Company as follows:

          5.1. Organization, Good Standing and Qualification. Such Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

          5.2. Requisite Power and Authority. Such Investor (acting through its general partner) has all requisite corporate power and authority to execute and deliver the Transaction Agreements, to purchase the Purchased Securities as contemplated by this Agreement and to carry out the provisions of the Transaction Agreements. This Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, shareholder/limited partner, general partner and other action of such Investor. This Agreement has been, and on the Closing Date the other Transaction Agreements will be, duly executed and delivered by or on behalf of such Investor, and, assuming the due execution and delivery thereof by the other parties thereto, this Agreement constitutes, and, upon each of their execution and delivery, each of the other Transaction Agreements will constitute, a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity.

          5.3. Consents and Approvals. Except for (a) filing required under the HSR Act, (b) any filings of applications and notices with the insurance regulatory authorities in the jurisdictions listed in Section 4.4(b) of the Company Disclosure Schedule and the approval of such applications or the grant of required licenses by such authorities, in each case with respect to the exercise of the Class C Warrants and conversion of the Purchased Subordinated Notes by the Investors (but not the issuance, sale and delivery to the Investors of the Purchased Securities), (c) the filing with the SEC of the Proxy Statement, (d) any filings, approvals or other requirements under applicable securities Laws or applicable insurance company stock issuance Laws as set forth in Section 4.4(d) of the Company Disclosure Schedule, and (e) the filing of the Restated Articles with the appropriate authority in the Cayman Islands following receipt of the Shareholder Approval, no Consent of any Governmental Authority is required to be obtained, made or given by or with respect to the Company in connection with (i) the execution and delivery by such Investor of the Transaction Agreements, (ii) the performance by such Investor of its obligations under the Transaction Agreements or (iii) the consummation by such Investor of the transactions contemplated by the Transaction Agreements, except for such Consents, the failure of which to be made or obtained would not interfere in any material way with the ability of such Investor to consummate the transactions contemplated by the Transaction Agreements.

          5.4. Compliance with Other Instruments. Neither the execution and delivery of this Agreement or the Transaction Agreements by such Investor nor the performance by such Investor of its obligations hereunder or thereunder, nor the consummation by such Investor or the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the limited partnership agreement or constitutional document of such Investor,
(b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any Contract or Permit to which such Investor is a party or is subject or by which any of its properties or assets are bound, (c) a violation by such Investor of any Order or Law to which such Investor is subject or by which any of its properties or assets are bound, or (d) the imposition of any Encumbrance on the business, properties or assets of such Investor, except in the case of clauses (a), (b),
(c) and (d), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to interfere in any material way with the ability of such Investor to consummate the transactions contemplated by the Transaction Agreements.

          5.5. Unregistered Securities. Such Investor acknowledges that it has been advised by the Company that the Purchased Securities have not been and will not be registered under the Securities Act or any state securities laws, except as provided in the Shareholders' Agreement. Such Investor (a) is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, (b) is acquiring its respective Purchased Securities pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute any of its Purchased Securities to any Person, (c) will not sell or otherwise dispose of any of its Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, and (d) has had an opportunity to conduct a due diligence investigation of the Company and has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Securities.

          5.6. Financial Capability. Such Investor has or, on the Closing Date, will have sufficient funds to purchase the Purchased Securities on the terms and conditions contemplated by this Agreement.

          5.7. Proxy Statement. None of the information supplied or to be supplied by such Investor for inclusion in the Proxy Statement will cause the Proxy Statement, when first mailed to the shareholders of the Company and at the time of the Shareholder Meeting, to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.8. Brokers' Fees. Other than Merrill Lynch & Co., Inc., whose expenses shall be paid by such Investor or one of its pre-Closing Affiliates, such Investor has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the other Transactions Agreements for which such Investor or the Company could become liable or obligated.

          5.9. No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither such Investor nor any other Person has made or makes any other express or implied representations or warranty, either oral or written, on behalf of such Investor with respect to the matters covered by this Agreement.


                                   Article VI
                            COVENANTS OF THE PARTIES

          6.1. Operations in the Ordinary Course. Except as otherwise contemplated by this Agreement and the Transaction Agreements or required by the terms of the ING Transaction Agreement and agreements related thereto or consented to in writing by the Investors, from the date of this Agreement through the Closing Date, the Company will, and it will cause each of its Subsidiaries to, conduct its business only in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Company will, and it will cause each of its Subsidiaries to:

          (a) maintain insurance coverages on its assets and properties on a basis consistent with past practice;

          (b) maintain its books, accounts and records on a basis consistent with past practice;

          (c) comply in all material respects with all applicable Laws and preserve in full force and effect all Permits material to business and operations;

          (d) perform in all material respects its obligations under the ING Transaction Agreement and under all Material Contracts; and

          (e) use its reasonable efforts to maintain and preserve its business organization, retain the services of senior management, and maintain its relationships with its agents, policyholders, suppliers and customers, in each case, to the extent that failure to do so would reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          6.2. Restrictions. Except as (i) otherwise contemplated by this Agreement or the Transaction Agreements, (ii) set forth on Section 6.2 of the Company Disclosure Schedule, (iii) required by the terms of the ING Transaction Agreement or agreements related thereto or (iv) consented to in writing by the Investors (which consent shall not be unreasonably withheld), from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, the Company will not, and it will not permit any of its Subsidiaries to:

          (a) incur any indebtedness for borrowed money in excess of US$ 1,000,000 or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary or guarantee any debt securities of other Persons other than short-term indebtedness incurred to refinance existing indebtedness or in the ordinary course of business consistent with past practice;

          (b) grant or create any Lien on any of its assets other than Liens granted or created in the ordinary course of business consistent with past practice;

          (c) make any material changes in its Investment Policies or make any material change in its financial or tax accounting methods, principles or practices (including any material change with respect to the establishment of reserves for future policy benefits or any change in depreciation or amortization policies or rates adopted by it), except as may be required by Law or applicable statements of standard accounting practice and/or financial reporting standards issued or adopted by the United States Financial Accounting Standards Board;

          (d) other than (i) pursuant to employee benefit plans being developed and disclosed to the Investors prior to the date hereof or (ii) required by the terms of employment agreements existing on the date hereof, (A) increase the compensation or fringe benefits of any present or former director or officer of the Company or its Subsidiaries, (B) grant any severance or termination pay to any present or former director or officer of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice, (C) loan any money or other property to any of their present or former directors, officers or employees, (D) establish, adopt, enter into, amend or terminate any Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement (other than as may be required by applicable Law), or (E) grant any equity or equity-based awards;

          (e) authorize, allot, issue, deliver or sell to any Person (other than the Company or any of its Subsidiaries) any shares in the capital of the Company or its Subsidiaries or obligations or securities convertible into or exchangeable for, or warrants, options or other rights in respect of, any such shares, except for (i) issuances pursuant to paragraph (d) above and

(ii) issuances approved by the Board of Directors in a public offering by the Company at an offering price above the closing trading price on the date hereof;

          (f) amend the Company's memorandum of association, articles of association, certificate of incorporation, bylaws or other organizational documents, as applicable;

          (g) declare, pay or make any dividends or other distributions (whether in cash, securities or other property or any combination thereof) or reduce, repurchase, redeem or otherwise acquire any of its share capital, other than regular cash dividends paid by the Company on the Ordinary Shares and the HyCU Preferred Shares with usual record and payment dates and in accordance with the Company's past dividend policy and dividends paid by the Company's Subsidiaries to the Company or to other Subsidiaries;

          (h) enter into any material new line of business other than any life reinsurance business in which the Company and its Subsidiaries are not engaged on the date of this Agreement;

          (i) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner (including a loss portfolio transfer, assumption of a book of insurance or reinsurance business or similar means), any business or any Person or otherwise acquire any assets or properties that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice;

          (j) sell, lease or otherwise dispose of any of its assets or properties that are material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, other than transactions involving securities in its investment portfolio in accordance with its Investment Policies and in the ordinary course of business consistent with past practice;

          (k) make any capital expenditure or execute any capital lease or incur any commitment or liability therefor in excess of US$ 5,000,000, individually or in the aggregate, and not contained in a written budget prepared by the management of the Company or any of its Subsidiaries on or before the date of this Agreement;

          (l) make any payments to its Affiliates (other than the Company and its Subsidiaries), except pursuant to the terms of the Material Contracts described in Section 4.11(a)(v) and except as regular dividends to the shareholders of the Company in the ordinary course of business consistent with past practice;

          (m) settle pending or threatened Litigation (other than insurance or reinsurance litigation in the ordinary course of business consistent with past practice) involving monetary damages in an amount exceeding US$ 1,000,000 for a single litigation or related group of litigation in the aggregate or consent to the issuance of any injunction, decree, order or judgment, or enter into any settlement agreement, which would materially restrict the conduct of its business or otherwise have a Company Material Adverse Effect;

          (n) take any action, or omit to take any action, that would result in
(i) any of the representations and warranties of the Company that are qualified as to materiality becoming untrue or any of such representations or warranties that are not so qualified becoming untrue in any material respect at the Closing or (ii) any of the conditions to the Closing being incapable of being satisfied; or

          (o) authorize any of, or commit or agree to take any of, the actions prohibited by this Section 6.2.

          6.3. Related Matters. Except as otherwise contemplated by this Agreement or consented to in writing by the other party from the date hereof until the Closing:

          (a) The Company shall promptly report to the Investors the termination of employment of, or a written threat to terminate employment made by, any of the executive officers of the Company or any of its Subsidiaries.

          (b) The Company shall promptly notify the Investors in writing of any event, condition, change or effect having, or which, insofar as reasonably can be foreseen, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) The Company, on the one hand, and the Investors, on the other hand, shall promptly notify the other party in writing of any matter or change that affects or, insofar as reasonably can be foreseen, would affect in any material respect the accuracy or completeness of any representation or warranty made by such party in this Agreement. If such representation or warranty is of a nature that can be made accurate, the Company or such Investor, as the case may be, shall use its reasonable efforts to promptly effect appropriate curative action and shall provide the other parties with evidence thereof reasonably satisfactory to the other party.

          (d) The Company, on the one hand, and the Investors, on the other hand, shall promptly notify the other party in writing if it fails to perform or observe any covenant or agreement to be performed or observed by it under this Agreement and shall use its reasonable efforts to promptly effect appropriate curative action and shall provide the other party with evidence thereof reasonably satisfactory to the other party.

          6.4. Tax Matters. If the Company or any of its Subsidiaries deducts or withholds any Taxes from or in respect of any sum payable to the Investor and pays such amount deducted or withheld to a tax authority, the Company shall use its reasonable best efforts to obtain from the applicable authority (or from such other person) an original or certified copy of a receipt evidencing payment of such Taxes and furnish such receipt to the Investor in respect of the Investor's share of such payment. The Company will and will cause its Subsidiaries to provide the Investor with such cooperation and information as may reasonably be requested in connection with any liability or other obligation that the Investor may have with respect to Taxes, including without limitation filing any return, form, statement, certification, amended return or claim for refund, making any election (including for the avoidance of doubt any "qualified electing fund" election) and determining the amount of any liability or the right to a refund.

          6.5. Access to Information. From the date hereof until the Closing, the Company shall afford to the Investors, and to the Investors' accountants, counsel, financial advisers and other representatives, at reasonable times (during normal business hours), access to all of the Company's and its Subsidiaries' books, records, Contracts, facilities and personnel, including management and employees, so that each Investor may investigate the Company and its Subsidiaries (including their financial statements, accounting methods, assets, liabilities, insurance and reinsurance Contracts and other arrangements, client lists, administrative procedures, operations and business plans, prospects); provided that any requests for such access by the Investors shall be made through one representative. From the date hereof until the Closing, the Company shall furnish promptly to the Investors from the date hereof until the Closing: (a) updated financial statements comparable to those described in Section 4.8 promptly after such financial statements have been prepared by the Company and its Subsidiaries and in accordance with past practice, in the case of each quarterly financial statement, certified by the Chief Financial Officer of the Company and, in the case of each annual financial statement, audited by the independent auditors of the Company; (b) copies of any internal monthly consolidated or consolidating financial statements prepared by management of the Company and its Subsidiaries; and (c) copies of any information presented to the Board of Directors.

          6.6. Filings and Authorizations. Each of the Company and each of the Investors shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with the transactions contemplated by this Agreement, including without limitation, any filings required under the HSR Act. Each of the Company and each of the Investors, as promptly as practicable, shall (a) make, or cause to be made, all such filings and submissions under the Laws applicable to it or to its Affiliates as may be required for it to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, (b) use its reasonable best efforts to obtain or cause to be obtained, all authorizations, certifications, consents, orders and approvals of the Governmental Authorities that are or may become necessary for the consummation of the transactions contemplated by the Transaction Agreements (the "Requisite Regulatory Approvals" and, together with the Shareholder Approval, the "Requisite Approvals"), (c) cooperate fully with the other parties in promptly seeking to obtain all such authorizations, certifications, consents, orders and approvals and (d) use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. The Company and the Investors will coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

          6.7. Confidentiality. Following the date hereof, each party hereto will hold, and will use its reasonable best efforts to cause its respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives") to hold, in strict confidence all documents and information concerning the other parties or any of their Affiliates furnished to it by the other parties hereto or such other parties' Representatives in connection with this Agreement or the transactions contemplated hereby, including without limitation pursuant to
Section 6.5, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential or (d) compelled to be disclosed by judicial or administrative process, as advised, in the case of this clause (d), by such party's outside counsel (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby by Governmental Authorities or by other requirements of Law, including, securities Laws, or rules of any applicable stock exchange). Notwithstanding the foregoing, all information provided or obtained pursuant to Section 6.5 hereof shall be held by the Investors (and the Investors shall inform their representatives of the confidential nature of such information) in accordance with and subject to the terms of the confidentiality agreement between the Company and Cypress Advisors, Inc. dated as of June 2, 2004 (the "Confidentiality Agreement").

          6.8. Competing Transaction. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither the Company or any of its Affiliates nor the respective Representatives of the Company or such Affiliates shall, directly or indirectly, (i) solicit or encourage the submission of any inquiries, indications of interest, proposals or offers from any Person other than an Investor (collectively, "Third Parties") concerning the sale of any equity or equity-linked securities or all or any substantial part of the assets (other than in the ordinary course of business) of the Company or any of its Subsidiaries to, or any merger or other business combination transaction involving the Company or any of its Subsidiaries with, or the obtaining of funds for the ING Purchase from, any such Third Party, in any such case for the primary purpose of obtaining funds or capital necessary in connection with the ING Transaction (a "Competing Transaction") or (ii) participate with any Third Party in any discussions or negotiations regarding, or enter into any agreements with any Third Party relating to, a Competing Transaction with such Third Party, or provide any information concerning the Company or any of its Subsidiaries to any Third Party with respect to a Competing Transaction with such Third Party, including any Third Parties that the Company or its Affiliates or Representatives had conducted negotiations with prior to the date of this Agreement. The Company will promptly notify the Investors upon receipt by it or any of its Affiliates, from a Third Party, of any bona fide written proposal for a Competing Transaction, of the principal terms of such proposal and the identity of the Third Party making such proposal.

          6.9. Proxy Statement.

          (a) As promptly as practicable following the Closing Date, the Company shall prepare and file with the SEC the Proxy Statement in accordance with the Exchange Act and shall use reasonable best efforts to have the Proxy Statement cleared by the SEC; provided, however, that prior to filing, the Company shall deliver a copy of the proposed filings to the Investors and provide the Investors with a reasonable time period in which to review and comment upon such filings, it being agreed that the Company will not make any such filings without the prior consent of each Investor, such consent not to be unreasonably withheld. The Company shall promptly provide to the Investors copies of any written comments received from the SEC and shall promptly advise the Investors of any oral comments received from the SEC. The Investors shall be entitled to review and comment on any proposed amendments to the Proxy Statement. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to its shareholders as of the record date for the Shareholder Meeting. The Company shall take such action as may be required to be taken under applicable state securities or "blue sky" Laws in connection with issuance of the Purchased Securities. The Proxy Statement shall include the recommendation of the Board of Directors that shareholders of the Company vote in favor of the Shareholder Resolutions and the other transactions contemplated by this Agreement and the other Transaction Agreements.

          (b) The Proxy Statement and any other document filed by the Company or any of its Subsidiaries with any Governmental Authority in connection with the Transaction Agreements, the ING Transaction Agreement and the transactions contemplated thereby will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that the Company makes no representation or warranty with respect to any information supplied by the Investors in writing specifically for inclusion therein. The Proxy Statement (except for such portions thereof as relate only to the Investors or any of their Affiliates) will comply as to form in all material respects with the provisions of the Exchange Act.

          6.10. Shareholder Meeting. The Company shall take all actions necessary in accordance with Cayman Islands Law and its Memorandum and Articles of Association to duly call, give notice of, convene and hold the Shareholder Meeting as promptly as practicable after the Closing Date to consider and vote upon the resolutions regarding (a) the adoption and approval of amendments to its Articles of Association in the form of Exhibit D hereto through a special resolution (the "Shareholder Resolution") and (b) the approval of the other transactions contemplated by this Agreement, for purposes of the NYSE Listed Company Manual, through an ordinary resolution (the "Ordinary Resolution" and, together with the Shareholder Resolution, the "Resolutions"). The Company shall, through the Board of Directors, recommend to its shareholders approval of the Shareholder Resolutions, and the Company shall use best efforts to obtain the Shareholder Approval and, upon such Shareholder Approval, the Company shall take all action necessary to cause the Restated Articles to become effective under Cayman Islands Law.

          6.11. Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Securities primarily to consummate the ING Transaction by the Company on the terms in effect on the date hereof by contributing capital to its Subsidiaries that will acquire the business of ING's individual life reinsurance business in the ING Transaction to increase their statutory surplus.

          6.12. Public Announcements. The Company and the Investors will consult with each other before issuing any press release or otherwise making any public statements regarding the transactions contemplated by the Transaction Agreements, and will not issue any such release or make any such statement, prior to such consultation or, after such consultation, if any party is not reasonably satisfied with the substance of such release or statement. Notwithstanding the foregoing, any party hereto may make any disclosure required to be made by it under applicable Law (including U.S. federal securities Law), stock exchange regulations or order of a court of competent jurisdiction if it determines in good faith, upon advice of counsel, that it is necessary to do so and gives prior notice to the other parties hereto, using its reasonable efforts (given any time constraints) to contact the other parties hereto and discuss such disclosure with such other parties.

          6.13. Further Assurance. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

          6.14. Failed Condition. If there shall have occurred a Failed Condition, then the Company shall make the following payments as adjustments to the Purchase/Conversion Price: (a) a cash payment to each Investor on the Class C Warrants held by such Investors equal to, on a per annum basis, 5% of the product of (i) the number of Ordinary Shares underlying the Class C Warrants then held by such Investor, multiplied by (ii) the Purchase/Conversion Price (provided that the Company may, in lieu of such cash payment, issue additional Subordinated Notes to the Investors with an equivalent aggregate principal amount), such payment or issuance to be made on the Business Day immediately following the date of occurrence of the Failed Condition and on each six-month anniversary thereafter, unless prior to the relevant payment date the Shareholder Approval shall have been obtained, and (b) additional cash payments on the Class C Warrants in the form of a special payment in addition to and equal to the dividend then payable on Ordinary Shares (which current dividend shall be assumed to be no less than US$ 0.20 per share per annum) on each dividend payment date for the Ordinary Shares until the Shareholder Approval shall have been obtained. The parties agree to treat any payments pursuant to this Section 6.14 as an adjustment to the Purchase/Conversion Price of the Class C Warrants.

          6.15. Sell-Down of Purchased Securities. The Investors together shall have the right to assign, on or prior to Closing, a portion of their aggregate commitments set forth in Section 2.1 to one or more limited liability companies or partnerships controlled by the Investors or their Affiliates (each, a "Cypress Vehicle") or to a limited number of third party investment partnerships or limited liability companies (collectively, the "Co-Investors") not affiliated with any of the Investors, but only if (a) such Co-Investors are reasonably satisfactory to the Company, (b) such Cypress Vehicles and Co-Investors satisfy the representations under Article V, (c) the Investors or any Affiliates thereof retain sole discretion with respect to all voting and disposition decisions (including exercises of registration rights pursuant to the Shareholders' Agreement) to be made with respect to all of the Ordinary Shares to be acquired by such Cypress Vehicles and Co-Investors in connection with the transactions contemplated by this Agreement, and (d) the Investors retain not less that 75% of their aggregate commitments set forth in Section 2.1. Such assignments shall not relieve any of the Investors from their obligations hereunder and such third parties shall not be required to be bound by the terms of this Agreement (other than representations and warranties under Article V) or any of the other Transaction Agreements other than the Shareholders' Agreement. In connection with the assignment by any of the Investors to any Cypress Vehicles and Co-Investors on the terms set forth in this Section 6.15, the Company agrees to cooperate with the Investors in entering into customary confidential arrangements with such Co-Investors and investors in the Cypress Vehicles with respect to confidential information relating to the Company and its Subsidiaries. Any request by the Co-Investors and investors in the Cypress Vehicles for information concerning the Company and its Subsidiaries made pursuant to Section 6.5 shall be directed through the Investors.

          6.16. Preparation of Pro Forma Statements.

          (a) As promptly as practicable after the date hereof and in any event no later than 75 days following the Closing Date, the Company will deliver to the Investors true and complete copies of the consolidated pro forma financial statements (consisting of balance sheets and statements of income) of the Company and its consolidated Subsidiaries as of and for the year ended December 31, 2004, giving effect to the ING Transaction and the issuance of the Purchased Securities as if they had occurred on January 1, 2004 (the "Pro Forma Statements"), in each case, accompanied by supporting documentation. Assuming that the representations and warranties set forth in Sections 3.4 and 3.5 of the ING Transaction Agreement are true and correct, the Pro Forma Statements will present fairly, in all material respects, the financial condition and results of operations of the Company (on a pro forma basis giving effect to the ING Transaction and the issuance of the Purchased Securities as if they had occurred on January 1, 2004) for the year ended December 31, 2004, in accordance with US GAAP, and will be prepared on a basis consistent with the financial statements of the Company referred to in Section 4.8.

          (b) Assuming that the representations and warranties set forth in Sections 3.4 and 3.5 of the ING Transaction Agreement are true and correct, the reserves reflected on the Pro Forma Statements referred to in clause (a) above
(i) shall be determined in accordance with generally accepted actuarial principles, consistently applied for the periods presented, (ii) shall be based on actuarial assumptions that were, in the Company's good faith judgment, reasonable in relation to relevant policy and contract provisions, (iii) as of their respective dates shall meet the applicable requirements of the insurance laws and regulations of the jurisdiction of domicile of the Company, including applicable statutory accounting principles, (iv) shall be in compliance with SAP, and (v) shall be prepared using methodologies consistent with those utilized in the preparation of the financial statements of the Company referred to in Section 4.8 (it being understood by the Investors that, in making the representations and warranties in this clause (b), the Company is not representing or warranting that the reserves reflected in such financial statements will be sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of such reserves will be collectible).

          6.17. Financial Strength Ratings. The Company shall use its reasonable best efforts to maintain the current financial strength ratings of the Company Insurance Entities and shall not take, or cause to be taken, any actions that would reasonably be expected to lead to a downgrading of such ratings (it being understood that the entering into of the ING Transaction Agreement and the Transaction Agreements shall not be a prohibited action).


                                  Article VII
                              CONDITIONS TO CLOSING

          7.1. Conditions to the Each Party's Obligations at the Closing. The respective obligations of each party to consummate the Closing of the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (provided that any such condition may be waived to the extent permitted by applicable law):

          (a) No Illegality. No Law shall have been adopted, promulgated, enforced or issued by any governmental authority having the effect of making illegal or otherwise prohibiting the consummation of the sale and purchase by the Investor of any of the Purchased Securities pursuant to this Agreement, and there shall not be in effect any Order issued by a court of competent jurisdiction that prohibits the consummation of the sale and purchase by the Investor of any of the Purchased Securities pursuant to this Agreement; provided, however, that the party invoking this condition shall have used its reasonable best efforts to have such Order vacated or denied.

          (b) Governmental Consents and Approvals. All consents, authorizations, "no objection" notices, orders and approvals of (or filings or regulations with) any Governmental Authority required to be obtained at or prior to the Closing in connection with the issuance of the Purchased Securities at the Closing shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired without the imposition of any conditions which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a material adverse effect on the business or operations of any of the Investors.

          (c) HSR Act. The required filings of notice shall have been made under the HSR Act) and the applicable waiting period shall have expired or been terminated early.

          (d) ING Transaction. The ING Transaction shall, concurrently with the purchase of the Purchased Securities by the Investors hereunder, be consummated by the Company on substantially the same terms and conditions as set forth in the draft ING Transaction Agreement dated October 15, 2004, except to the extent that any amendment, modification or waiver of such terms has been consented to in writing by each of the Investors.

          7.2. Conditions to the Investors' Obligations at the Closing. Each Investor's obligation to purchase the Purchased Securities at the Closing is subject to the satisfaction (or waiver by such Investor), at or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties set forth in Article IV that is qualified as to materiality shall be true and correct, and each of the representations and warranties set forth in Article IV that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date with the same force and effect as if they had been made as of the Closing Date (except to the extent expressly made as of an earlier date or with respect to a specific time period, in which case as of such earlier date or with respect to such period), and the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (c) Secretary's Certificate. The Company shall have delivered to such Investor a secretary's certificate, executed by the Secretary of the Company, dated the Closing Date, attaching true, complete and correct copies of the Memorandum and Articles of Association of the Company.

          (d) Officers' Certificate. The Company shall have delivered to such Investor an officers' certificate, executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the condition specified in Section 7.2(a) has been satisfied.

          (e) Material Adverse Effect. There shall not have occurred or arisen after the date hereof, and prior to the Closing, any change, event, condition (financial or otherwise), or state of circumstances or facts with respect to the Company or its Subsidiaries, which has had or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f) Legal Opinions.

               (i) Maples & Calder, Cayman Islands counsel to the Company, shall have furnished to the Investors, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Investors, in form and substance reasonably satisfactory to the Investors.

               (ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.S. counsel to the Company, shall have furnished to the Investors, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Investors, in form and substance reasonably satisfactory to the Investors.

          (g) Shareholders' Agreement. The Company shall have duly executed and delivered the Shareholders' Agreement.

          7.3. Conditions to Obligations of the Company at the Closing. The Company's obligation to issue and sell the Purchased Securities at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing, of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties set forth in Article V that is qualified as to materiality shall be true and correct, and each of the representations and warranties set forth in
Article V that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date with the same force and effect as if they had been made as of the Closing Date (except to the extent expressly made as of an earlier date or with respect to a specific time period, in which case as of such earlier date or with respect to such period).

          (b) Performance of Obligations. Each of the Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          (c) Officer's Certificate. Each of the Investors shall each have delivered to the Company an officer's certificate, executed by the President or a Vice President of such Investor, dated the Closing Date, to the effect that the conditions specified in Section 7.3(a) and (b) have been satisfied with respect to such Investor.

          (d) Shareholders' Agreement. Each Investor shall have duly executed and delivered the Shareholders' Agreement.


                                  Article VIII
                                 INDEMNIFICATION

          8.1. Survival of Representations, etc. (a) All representations and warranties contained in Articles IV and V or made pursuant thereto shall not be affected by any right of investigation by the parties or any knowledge of facts determined as a result thereof, and shall survive the Closing until the date that is the 18-month anniversary of the Closing Date, except that (i) the representations and warranties in Section 4.14 shall survive the Closing until the expiration of the applicable statute of limitations and (ii) the representations and warranties in Sections 4.1, 4.2, 4.3, 5.1 and 5.2 shall survive the Closing and continue indefinitely. No action for indemnification under this Article VIII may be brought with respect to such representations and warranties after the expiration dates indicated in the preceding sentence unless, prior to the date such representations and warranties expire, the party seeking indemnification has notified in reasonable detail the party from whom indemnification is sought of a claim for indemnity hereunder.

          (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing shall survive the Closing. All other covenants and agreements shall not survive the Closing and shall terminate as of the Closing; provided, however, that if any such covenant is breached on or prior to the Closing the non-breaching party shall retain all rights and remedies with respect to such breach following the Closing.

          8.2. Indemnification. (a) Subject to Sections 8.1 and 8.2(b), from and after the Closing, the Company agrees to indemnify each Investor and its Affiliates (collectively, the "Company Indemnitees") against, and hold each Company Indemnitee harmless from, any damage (excluding any consequential, special, punitive and treble damages, except to the extent a third party has sought to recover such types of damages from such Company Indemnitee), claim, liability or expense, including interest, fines, penalties and reasonable attorneys' fees, in each case whether incurred in connection with a final judgment, award or disposition of the matter or settlement or otherwise (collectively "Damages"), arising out of (i) the breach of any representation or warranty of the Company and (ii) the breach of any covenant or agreement of the Company, in each case contained in this Agreement; provided that, except to the extent Damages are payable by the Company Indemnitees to third parties and except in case of fraud or willful misconduct by the Company, any Damages indemnified by the Company hereunder shall not exceed the diminution in the value of the Investors' Purchased Securities held by the Investors arising out of such breach.

          (b) Except with respect to a breach of a representation or warranty contained in Section 4.3, the aggregate liability of the Company under Section 8.2(a)(i) shall not exceed 50% of the aggregate purchase price paid by the Investors for the Purchased Securities purchased by them on the Closing Date.

          (c) Subject to Sections 8.1 and 8.2(d), from and after the Closing, each Investor agrees to indemnify, severally and not jointly, the Company and its Subsidiaries and to hold the Company and its Subsidiaries harmless from any Damages arising out of (i) the breach of any representation or warranty of such Investor and (ii) the breach of any covenant or agreement of such Investor, in each case contained in this Agreement.

          (d) The aggregate liability of each Investor under Section 8.2(c)(i) shall not exceed an amount equal to 50% of the aggregate purchase price paid by such Investor for the Purchased Securities purchased by it on the Closing Date.

          (e) Notwithstanding the foregoing, (i) no Damages may be claimed under
Section 8.2(a) by the Company Indemnitees or indemnified against by the Company until the aggregate amount of Damages incurred by the Company Indemnitees exceeds US$ 1,000,000 in the aggregate (the "Deductible") and then only to the extent of any excess over the Deductible, and (ii) no Damages may be claimed under Section 8.2(c) by the Company or its Subsidiaries or indemnified against by the Investors until the aggregate amount of Damages incurred by the Company and its Subsidiaries exceeds the Deductible and then only to the extent of any excess over the Deductible.

          (f) Neither party shall be liable for duplicative indemnification payments under the Transaction Agreements.

          8.3. Indemnification Procedures. (a) Upon any Person entitled to be indemnified under Section 8.2 (the "Indemnified Person") receiving notice of any claim or the commencement of any action, or otherwise becoming aware of a fact, condition or event for which indemnification is provided under Section 8.2, the Indemnified Person will notify as promptly as reasonably practicable the Person from whom indemnification is sought (the "Indemnifying Person") in writing of such fact, condition or event; provided, however, that the failure to provide such notice shall not relieve the Indemnifying Person of its indemnification obligations hereunder unless such failure materially prejudices the ability of such Indemnifying Person to contest such Damages. If such fact, condition or event is the assertion of a claim or the bringing of any action or proceeding by a third party, then the Indemnifying Person will be entitled to participate in or take charge of the defense or investigation of such claim, action or proceeding (or that part of any claim, action or proceeding for which indemnification is being provided) with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person and its counsel shall proceed with diligence and in good faith with respect thereto. If such fact, condition or event involves a dispute or review by any Governmental Authority, then the Indemnifying Person shall advise the Indemnified Person regarding the Indemnifying Person's course of action. After notice to the Indemnified Person of the Indemnifying Person's election to assume the defense or investigation of any such claim, action or proceeding or part thereof (as the case may be), the Indemnifying Person shall not be liable to the Indemnified Person under this Article VIII for any legal or other expenses in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Person shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding or part thereof (as the case may be) if (i) the Indemnified Person has reasonably concluded that use of counsel of the Indemnifying Person's choice would reasonably be expected to give rise to a conflict of interest or (ii) the Indemnifying Person shall not have employed counsel to represent the Indemnified Person within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In the event that an Indemnifying Person elects not to assume the defense of a claim, action or proceeding or part thereof (as the case may be), the Indemnifying Person will not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Persons with respect to such claim, action or proceeding (in addition to local counsel). The parties hereto agree to render to each other assistance as may be reasonably requested in order to insure the proper and adequate defense of any such claim, action or proceeding.

          (b) If the Indemnifying Person has elected to assume the defense or investigation of any claim, action or proceeding or part thereof pursuant to
Section 8.3(a), the Indemnifying Person shall be entitled to settle or compromise such claim, action or proceeding or part thereof; provided, however, that any such settlement or compromise involving the imposition of equitable remedies or involving the imposition of any obligations on the Indemnified Person shall require the prior written consent of the Indemnified Person. If the Indemnifying Person elects not to assume the defense of a claim, action or proceeding pursuant to Section 8.3(a), the Indemnified Person shall be entitled to settle or compromise such claim, action or proceeding only with the consent of the Indemnifying Person (which consent shall not be unreasonably withheld). If the Indemnified Person is represented by separate counsel pursuant to Section 8.3(a), such settlement or compromise shall be effected only with the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld). No Indemnified Person shall be required to consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional terms thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.


                                   ARTICLE IX
                                   TERMINATION

          9.1. Termination Prior to the Closing Date. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual agreement in writing of the Company and each Investor;

          (b) by the Company, on the one hand, or the Investors, on the other hand, upon written notice to the other party(ies) (i) if the Closing shall not have occurred by March 31, 2005 or such later date as the parties shall have agreed to in writing, provided that the nonoccurrence of the Closing is not attributable to the failure of the party seeking to terminate this Agreement to perform or comply with its covenants set forth in this Agreement, or (ii) if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such Order or other action shall have become final and non-appealable;

          (c) by either the Company, on the one hand, or the Investors, on the other hand, by notice to the other party in the event that (i) the other party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained herein, (ii) such breach or failure to perform either cannot be cured or is not cured within 30 days after receipt of written notice from the non-breaching party, and (iii) such breach or failure to perform would entitle the non-breaching party to elect not to consummate the transactions contemplated by this Agreement pursuant to Article VII hereof;

          (d) by either the Company, on the one hand, or the Investors, on the other hand, by notice to the other party in the event that the ING Transaction Agreement is terminated; or

          (e) by the Investors, pursuant to the terms of the letter agreement dated as of the date hereof (the "Side Letter") by and among the Company and the Investors.

          9.2. Effect of Termination. In the event of the termination of this Agreement by the Company or the Investors as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the Investors or the Company or their respective directors, officers or Affiliates, except that the provisions of Sections 6.7 (Confidentiality), 6.12 (Public Announcements), this Section 9.2 and Article X (Miscellaneous) shall continue in full force and effect; provided, however, that no party hereto shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                   Article X
                                  MISCELLANEOUS

          10.1. Governing Law; Consent to Jurisdiction and Services of Process; Waiver of Jury Trial.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement:

               (i) submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any Action in any other venue or jurisdiction);

               (ii) consents that any such Action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such Action will be in accordance with the Laws of the State of New York;

               (iv) waives in connection with any such Action any and all rights to a jury trial; and

               (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

          10.2. Fees and Expenses.

          (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 10.1, except for
(i) payment of all stamp duties or similar taxes applicable to the issuance of Purchased Securities to the Investors, which shall be paid by the Company, (ii) as provided in Section 10.2(b) and (c) hereof, and (iii) as expressly provided in the other Transaction Agreements, all fees and expenses incurred in connection with the Transaction Agreements and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

          (b) Upon the Closing, the Company shall pay to the Investors, by wire transfer of immediately available funds to an account or accounts designated in writing by the Investors, an equity commitment fee of US$ 2,000,000, plus reimbursement of reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Investors or any of their Affiliate in connection with the transactions contemplated by this Agreement and the Transaction Agreements, including all reasonable fees and expenses of counsel, investment accountants, actuaries, lenders, experts and consultants; provided that any expense reimbursement shall not include any fees or expenses of any broker or finder, including without limitation, Merrill Lynch & Co., Inc.

          (c) In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          10.3. Payments and Currency. (a) Any and all amounts payable hereunder, at the Closing or otherwise, shall be paid to the appropriate party in United States dollars. No payment obligation hereunder shall be discharged by amounts paid in another currency.

          (b) Except as otherwise specifically provided in this Agreement, if
(i) any monies owing under or pursuant to this Agreement are received or recovered by one party hereunder from any other party hereunder in a currency other than United States dollars or (ii) any judgment, settlement or final adjudication of amounts owing under or pursuant to this Agreement by one party hereunder to any other party hereunder is denominated in a currency other than United States dollars, then such monies, judgment, settlement or final adjudication shall be converted into United States dollars at the New York foreign exchange selling rate applicable to trading among banks in amounts of US$ 1,000,000 or more (as quoted at 3:00 p.m. Eastern time) as set forth in The Wall Street Journal (Eastern Edition) with respect to the date on which such monies are received or recovered or the date on which payment pursuant to such judgment, settlement or final adjudication is due and owing.

          10.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns and heirs. No party may assign its obligations under this Agreement to any person without the other parties' prior written consent; provided, however, that the Investors may assign any or all of their rights, in whole or in part, to one or more of their Affiliates, but no such assignment will relieve the Investors of their obligations under this Agreement.

          10.5. Entire Agreement. This Agreement, the other Transaction Agreements and the Side Letter, the exhibits and schedules hereto and thereto and any other documents delivered pursuant hereto and thereto and the Confidentiality Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede all prior understandings and agreements, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and in the Transaction Agreements, in the Side Letter and in the Confidentiality Agreement.

          10.6. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.7. Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and the Investors. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be valid unless expressly set forth in writing and signed on behalf of the party entitled to the benefits of such waived term or provision, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Investor's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          10.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications sent to a party shall be sent to it at the address as set forth below or at such other address as the Company or an Investor may designate by ten days' advance written notice to the other parties hereto:

          If to the Company:

                   Scottish Re Group Limited
                   Crown House, Third Floor
                   4 Par-la-Ville Road
                   Hamilton HM12, Bermuda
                   Attn: Paul Goldean, Esq.
                   Facsimile: (441) 298-4364

          with a copy to:

                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   125 West 55th Street
                   New York, NY 10019
                   Attn:  Stephen G. Rooney, Esq.
                   Facsimile:  (212) 424-8500

          If to any of the Investors:

                   Cypress Merchant B Partners II (Cayman) L.P.
                   Cypress Merchant Banking II-A C.V.
                   Cypress Side-by-Side (Cayman) L.P.
                   55th Street Partners II (Cayman) L.P.
                   c/o The Cypress Group L.L.C.
                   65 East 55th Street, 28th Floor
                   New York, New York  10022
                   Attn:  William L. Spiegel
                   Facsimile:  212-705-0198

          with a copy to:

                   Simpson Thacher & Bartlett LLP
                   425 Lexington Avenue
                   New York, New York 10017
                   Attn:  Lee Meyerson
                   Facsimile:  212-455-2502

          10.10. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          10.11. Controlling Provisions. If any provision of this Agreement conflicts with or is contrary to any provision of the other Transaction Agreements, such provision of the other Transaction Agreements shall control.

          10.12. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                            SCOTTISH RE GROUP LIMITED


                            By:  /s/ Paul Goldean
                                 -----------------------------------------------
                                 Name:     Paul Goldean
                                 Title:    Executive Vice President & General
                                           Counsel
                                 Address:  Crown House, Third Floor
                                           4 Par-la-Ville Road
                                           Hamilton HM12, Bermuda

                            Cypress Merchant B Partners II (Cayman) L.P.

                            By: Cypress Associates II (Cayman) L.P., its general partner

                                   By: CMBP II (Cayman) Ltd., its general
                                       partner


                                       By:  /s/ Jeffrey P. Hughes
                                            -----------------------
                                            Name:   Jeffrey P. Hughes
                                            Title:  Director

                            Cypress Merchant Banking II-A C.V.

                            By: Cypress Associates II (Cayman) L.P., its managing general partner

                                   By: CMBP II (Cayman) Ltd., its general
                                       partner

                                       By:  /s/ Jeffrey P. Hughes
                                            -----------------------
                                            Name:   Jeffrey P. Hughes
                                            Title:  Director

                            Cypress Side-by-Side (Cayman) L.P.


                            By: Cypress Associates II (Cayman) L.P., its general partner

                                   By: CMBP II (Cayman) Ltd., its general
                                       partner


                                       By:  /s/ Jeffrey P. Hughes
                                            -----------------------
                                            Name:   Jeffrey P. Hughes
                                            Title:  Director


                            55th Street Partners II (Cayman) L.P.


                            By: Cypress Associates II (Cayman) L.P., its general partner

                                   By: CMBP II (Cayman) Ltd., its general
                                       partner


                                       By:  /s/ Jeffrey P. Hughes
                                            -----------------------
                                            Name:   Jeffrey P. Hughes
                                            Title:  Director

                                   SCHEDULE I

                        INVESTMENT AMOUNTS AT THE CLOSING

                 INVESTOR                                     PERCENTAGE
                 --------                                     ----------

Cypress Merchant B Partners II (Cayman) L.P.                   94.85234%

Cypress Merchant Banking II-A C.V.                              4.03232%

Cypress Side-by-Side (Cayman) L.P.                              0.20000%

55th Street Partners II (Cayman) L.P.                           0.91534%
                                                             ---------------

                  TOTAL                                        100.0000%

                                    EXHIBIT A

               FORM OF 7.00% CONVERTIBLE JUNIOR SUBORDINATED NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS OR IN A TRANSACTION OUTSIDE THE UNITED STATES NOT SUBJECT TO THE SECURITIES ACT.


THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") OF THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS' AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND BY THE COMPANY'S ARTICLES OF ASSOCIATION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT AND THE COMPANY'S ARTICLES OF ASSOCIATION.


                            SCOTTISH RE GROUP LIMITED

       7.00% CONVERTIBLE JUNIOR SUBORDINATED NOTE DUE __________ __, 203_
--------------------------------------------------------------------------------

US$ __,___,___                                                 ________ __, 200_

          SCOTTISH RE GROUP LIMITED, a Cayman Islands exempted company (including its permitted successors, the "Company"), for value received hereby promises to pay to _____________________ (the "Holder"), or its registered permitted assigns or transferees, the principal sum of ______________ U.S. DOLLARS (US$ __,___,___) on ________ __, 203_ (the "Maturity Date"), together with interest on the principal amount (including interest added to the principal amount as provided in the immediately following sentence) from ________ __, 200_ (the "Issue Date"), which interest shall be payable, unless otherwise expressly provided to the contrary in this Note, in-kind (which, for the avoidance of doubt, shall require the issuance of additional convertible junior subordinated notes of the same kind and series and having the same terms as this Note) on December 1 and June 1 (each, an "Interest Payment Date") of each year commencing June 1, 2005 and shall accrue at the rate of 7.00% per annum (compounded on each Interest Payment Date); provided that upon the occurrence and during the continuance of a Failed Condition, this Note shall instead bear interest at a rate per annum equal to the applicable Penalty Rate (applied retroactively to the Issue Date and due and payable on each Interest Payment Date). Except as set forth in the immediately following sentence, on each Interest Payment Date, interest that has accrued since the prior Interest Payment Date and is not paid on such Interest Payment Date by the issuance of additional convertible junior subordinated notes shall be added to the principal amount hereof. With respect to any Interest Payment Date occurring
(a) after the third anniversary of the Issue Date and on or prior to the tenth anniversary of the Issue Date, the Company shall have the right to elect to pay, and (b) after the tenth anniversary of the Issue Date for so long as the Notes remain outstanding, the Holder, by giving written notice to the Company at least 60 days prior to such Interest Payment Date, shall have the right to require the Company to pay, in the case of either clause (a) or (b) above, up to 100% of the accrued but unpaid interest payable on such Interest Payment Date in cash to the Holder (or its registered permitted assigns or transferees).

          This Note shall be payable in full (together with any accrued but unpaid interest) on the Maturity Date.

          This Note shall also be subject to the following terms:

     1.   Subordination.

          (a) Subordination Agreement. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees for itself, its successors and assigns, that, subject to the other terms and provisions of this Note, the payment of the principal of, and interest on, and all other amounts due with respect to this Note is hereby wholly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth herein, to prior payment in full of all other Indebtedness (the "Senior Indebtedness") of the Company now or hereafter incurred, provided, however, that this Note shall be pari passu with all other Indebtedness of the Company that expressly provides by its terms that it ranks pari passu with the Notes and shall be senior to all other Indebtedness of the Company that expressly provides by its terms that it is subordinated to the Notes.

          (b) Maturity of Senior Indebtedness. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest due thereon, together with all fees and other expenses with respect thereto, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of, and all other amounts due with respect to, this Note; provided that this Section 1(b) shall not prevent or prohibit the conversion or exchange of this Note pursuant to Section 5 hereof nor the payment of interest hereon in the form of additional convertible junior subordinated notes.

          (c) Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Company pursuant to any dissolution, winding up, total or partial liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, together with all fees and other expenses incurred with respect thereto, before the Holder shall be entitled to receive any payment on account of principal or interest with respect to this Note. In the event that notwithstanding the foregoing provision of this Section 1(c), any payment or distribution of assets of the Company (including, without limitation, any received by set-off or as damages) of any kind or character, whether in cash, property or securities, shall be received by the Holder of this Note in respect of obligations owed to the Holder under this Note before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives (after due written notice of the names of such holders and the respective amounts payable to them by the Holder of this Note), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          (d) Effect of Acts or Omissions. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note.

          (e) No Implied Covenants. With respect to the holders of Senior Indebtedness, the Holder shall be required to observe only such obligations as are specifically set forth in this Note, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Note against the Holder. The Holder shall not be deemed to have any fiduciary duty to the holders of the Senior Indebtedness.

          (f) Provisions Solely to Define Relative Rights. The provisions of this Section 1 are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 1 or elsewhere in this
     Note is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Company of the Holder and creditors of the Company other than the holders of Senior Indebtedness; or (iii) except as provided in Sections 1(b) and (c), prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Senior Indebtedness.

     2. Transferability of Note. This Note shall be subject to the same restrictions on transfer (including Article II of the Shareholders' Agreement) that would exist at such time on the Ordinary Shares into which this Note is then (or upon satisfaction of the conditions set forth in Section 5 would be) convertible.

     3. Certain Definitions. As used in this Note, the following terms shall have the following meanings:

          "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Approval Deadline" shall mean (i) June 30, 2005, if the Issue Date is December 31, 2004 or earlier, or (ii) the date that is 180 days after the Issue Date, if the Issue Date is January 1, 2005 or later.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or the Cayman Islands are authorized or required by law to close.

          "Change of Control" shall be deemed to have occurred if: (i) the Company is merged or consolidated or reorganized into or with another corporation or other Person, and as a result of such merger, consolidation or reorganization less than a majority of the then-outstanding Voting Securities of such corporation or other Person immediately after such transaction are held in the aggregate by the Persons who were holders of Ordinary Shares immediately prior to such transaction; (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other Person, and less than a majority of the then-outstanding Voting Securities of such corporation or other Person immediately after such sale or transfer is held in the aggregate by the Persons who were holders of Ordinary Shares immediately prior to such sale or transfer; (iii) any Person or group (as such term is defined in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934 and the rules promulgated thereunder by the U.S. Securities and Exchange Commission) of Persons (other than the Investors and Co-Investors (as such terms are defined in the Securities Purchase Agreement)) acquires beneficial ownership (as defined in such Act and rules) of more than 50% of the total voting power of all outstanding Voting Securities of the Company then outstanding; (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or (v) the shareholders of the Company vote to adopt or approve a plan or proposal for the liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing provisions of this definition, a Change of Control shall not be deemed to have occurred for purposes of this Note solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee share ownership plan or other employee benefit plan of the Company acquires beneficial ownership of Voting Securities.

          "Class C Warrants" shall mean the warrants to purchase Ordinary Shares issued by the Company to Cypress under the Securities Purchase Agreement and any Class C Warrants issued in exchange for the Notes, and any and all Class C Warrants which are issued in exchange or substitution for any outstanding Class C Warrants pursuant to the terms of the Class C Warrants.

          "Conversion Price" shall mean US$ 19.375, as such amount may be adjusted from time to time pursuant to Section 7 hereof; provided that it no event shall it be less than the par value of the Ordinary Shares.

          "Failed Condition" shall mean the shall mean the failure to obtain by the Approval Deadline the approval by shareholders of the Company (the "Shareholder Approval" and, together with all authorizations, certifications, consents, orders and approvals of any federal, state, foreign, supranational, national, municipal or local government, court, instrumentality, subdivision, administrative agency or commission, insurance or securities regulatory authority or other governmental authority or instrumentality or industry self-regulatory body, whether U.S. or foreign (including, without limitation, the approvals of the insurance commissioners of the states of Delaware and Missouri and the Finance Services Authority of the United Kingdom) that may be necessary under applicable law for the Purchasers to convert or exchange the Notes and to exercise the Class C Warrants and own the Ordinary Shares issued upon the conversion or exercise thereof, the "Requisite Approvals") of (i) the special resolution (the "Special Resolution") to approve the amendment of the Company's Articles of Association (the "Articles") set forth in Exhibit D to the Securities Purchase Agreement and (ii) the ordinary resolution (together with the Special Resolution, the "Shareholder Resolutions") to approve the other transactions contemplated by the Securities Purchase Agreement, for purposes of The New York Stock Exchange, Inc. Listed Company Manual (the "NYSE Listing Rules"), and the due filing of such amendment with the Registrar of Companies of the Cayman Islands by the Approval Deadline.

          "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person.

          "Indebtedness" of any Person at any date shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (d) all capital lease obligations of such Person, (e) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (f) all obligations for Guarantees in respect of obligations of the kind referred to in clauses (a) through (e) above; and (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under applicable law.

          "Lock-Up Period" shall mean the period from and including the Issue Date through the 12-month anniversary of the Issue Date; provided, however, that if the Shareholder Approval is not obtained on or before the six-month anniversary of the Issue Date, the Lock-Up Period shall terminate upon such six-month anniversary.

          "Make-Whole Amount" shall mean an amount equal to: (a) if the date of closing of a transaction resulting in a Change of Control or the date of redemption, as applicable, occurs prior to the third anniversary of the Issue Date, the sum of (i) the initial aggregate principal amount of this Note, plus (ii) an amount calculated based on an internal rate of return compounded semi-annually applying a per-annum interest rate of 19% on such investment for the period from the Issue Date through the third anniversary of the Issue Date, or (b) if such closing date or redemption date occurs after the third anniversary of the Issue Date, the sum of (i) the aggregate principal amount of this Note, plus (ii) the accrued but unpaid interest thereon through the date of repurchase or redemption, as applicable.

          "Market Price" shall mean the average of the daily closing prices of an Ordinary Share for the 10 consecutive trading days ending on the trading day immediately preceding the date of determination on the principal U.S. securities exchange on which the Ordinary Shares are then listed or admitted to trading or, if not listed or admitted to trading on any U.S. securities exchange, the average of the reported daily closing bid and asked prices during such period as furnished by the National Quotation Bureau, Inc.

          "Number of Shares Outstanding" shall mean, at any given time, the number of Ordinary Shares actually issued and outstanding at such time, plus the number of Ordinary Shares issuable upon the conversion or exercise in full of all Convertible Securities and Options (each as defined in Section 7(b)(i) below) then-outstanding, whether or not the Convertible Securities or Options are convertible into or exercisable for Ordinary Shares at such time, but shall not include (a) any Ordinary Shares or Convertible Securities held for the account of the Company or any of its subsidiaries, and (b) any Ordinary Shares issued or reserved for issuance under share option, restricted share, retirement or executive ownership plans to the extent that such shares or Options to purchase such shares are issued or granted after the Issue Date.

          "Ordinary Shares" shall mean the ordinary shares, par value US$ 0.01 per share, of the Company.

          "Penalty Rate" shall mean the rate per annum equal to: (i) if a Failed Condition occurs on or before December 31, 2005, 15% applicable from the Issue Date through December 31, 2005; or (ii) if a Failed Condition occurs or continues on or after January 1, 2006, 17% applicable from January 1,

     2006 through December 31, 2006 and if a Failed Condition occurs or continues thereafter, 19% applicable from January 1, 2007 and thereafter.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Shareholders' Agreement" shall mean the Shareholders' Agreement, dated as of _________ __, 200_, by and among Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., Cypress Side-by-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. (collectively, "Cypress") and the Company.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of October 17, 2004, by and among the Company and Cypress.

          "Transfer" shall mean any direct or indirect transfer, sale, assignment, distribution, contribution, exchange, gift, hypothecation, encumbrance or other disposition of this Note or any Ordinary Shares or Class C Warrants issued upon the conversion or exchange hereof, or any interest therein; provided that "Transfer" shall not include, with respect to the Purchasers and their respective Affiliates, any acquisition of voting securities of or membership or partnership interests in such entity by any Person or any merger or consolidation of any such entity with or into any other Person.

          "Voting Securities" shall mean, with respect to any Person, any class of share capital or debt of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors, trustees, managers or other voting members of the governing body of such Person.

     4. Notices and Demands. All notices, demands and communications provided for in this Note or made under this Note shall be delivered as provided in the Shareholders' Agreement.

     5. Conversion.

          (a) Mandatory Conversion into Ordinary Shares. Upon the receipt of all Requisite Approvals, this Note shall be automatically converted in full into Ordinary Shares, subject to the following terms and conditions:

               (i) The number of Ordinary Shares issuable upon conversion of this Note shall be equal to the quotient of (A) the sum of
                    (1) the outstanding principal amount of this Note, plus (2) all accrued but unpaid interest from the Issue Date to the conversion date, divided by (B) the Conversion Price in effect on the conversion date.

               (ii) Promptly upon receipt of all Requisite Approvals, the Holder agrees to surrender this Note, duly assigned to the Company or in blank, accompanied by written notice to the Company of such conversion.

               (iii) This Note shall be deemed to have been converted at the close of business on the day on which the last Requisite Approval is received, and at such time the rights of the Holder under this Note shall cease, and the Holder shall be treated as the holder of the Ordinary Shares issuable upon such conversion. Subject to the foregoing, as promptly as possible on or after the conversion date but in no event more than five (5) Business Days thereafter, the Company shall issue and shall deliver to the Holder a certificate for the number of full Ordinary Shares issuable upon such conversion, together with payment of cash in lieu of any fraction of an Ordinary Share.

          (b) Mandatory Exchange for Class C Warrants. Upon the receipt of Shareholder Approval, if any Requisite Approval has not been obtained, this Note shall be exchanged in full for Class C Warrants, subject to the following terms and conditions:

               (i) The Class C Warrants issuable upon exchange of this Note shall be exercisable to purchase a number of Ordinary Shares equal to the quotient of (A) the sum of (1) the outstanding principal amount of this Note, plus (2) all accrued but unpaid interest from the Issue Date to the exchange date, divided by (B) the Conversion Price in effect on the exchange date. The Class C Warrants so issued shall expire 20 years after the Issue Date and shall have an exercise price equal to US$ 0.01.

               (ii) Promptly upon receipt of the Shareholder Approval, the
                    Holder agrees to surrender this Note, duly assigned to the Company or in blank, for exchange as herein provided.

               (iii) This Note shall be deemed to have been exchanged for Class
                    C Warrants at the close of business on the day on which the Shareholder Approval has been received, and at such time the rights of the Holder under this Note shall cease, and the Holder shall be treated as the holder of the Class C Warrants issuable upon such exchange. Subject to the foregoing, as promptly as possible on or after the exchange date but in no event more than five (5) Business Days thereafter, the Company shall issue and shall deliver to the Holder a certificate for the number of full Class C Warrants issuable upon such exchange, together with payment of cash in lieu of a Class C Warrant exercisable for fraction of an Ordinary Share.

          (c) Conversion/Exchange in Part. Notwithstanding anything herein to the contrary, no mandatory conversion or exchange of this Note shall occur pursuant to Sections 5(a) or (b), if upon such exchange or conversion the total Controlled Shares of the Investors (as defined in the Securities Purchase Agreement) would exceed 24.9% of the issued and outstanding Ordinary Shares, and in such event only such portion of this Notes shall be so converted or exchanged as would result in the total Controlled Shares of the Investors not to exceed 24.9% of the issued and outstanding Ordinary Shares, and the portion of this Note not so converted or exchanged shall remain outstanding and in full force and effect in accordance with its terms.

     6. Certain Covenants of the Company. The Company covenants and agrees that all Ordinary Shares that may be issued upon the conversion of this Note, all Class C Warrants that may be issued upon the exchange of this Note and all Ordinary Shares that may be issued upon the exercise of such Class C Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all stamp, issuance, transfer and other similar taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, for so long as any amounts remain outstanding under this Note, the Company will at all times have authorized, and reserved for the purpose of issue upon conversion of this Note or exercise of the purchase rights evidenced by such Class C Warrants, a sufficient number of Ordinary Shares to provide for the conversion of this Note or exercise of the rights represented by such Class C Warrants, as applicable.

     7. Conversion Price and Other Adjustments.

          (a) In order to protect against dilution of the rights granted to the Holder hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7. Except as provided in Sections 7(c) and 7(d) hereof, if and whenever on or after the Issue Date the Company shall issue or sell, or shall in accordance with paragraphs (i) to (ix) of Section 7(b) hereof, inclusive, be deemed to have issued or sold, any Ordinary Shares for a consideration per share less than the Market Price immediately prior to such issue or sale or, if such issue or sale is pursuant to any contract or agreement, the Market Price as of the date the Company became legally bound to issue or sell such Ordinary Shares, then, forthwith upon such issue or sale or deemed issue or sale (the "Triggering Transaction"), the Conversion Price in effect immediately prior to the time of such Triggering Transaction shall (subject to paragraphs (i) to (ix) of Section 7(b)), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (i) the product of (x) the Number of Shares Outstanding immediately prior to such Triggering Transaction, multiplied by (y) the Market Price immediately prior to such Triggering Transaction, plus (ii) the consideration received by the Company upon such Triggering Transaction, and the denominator of which shall be the product of (A) the sum of (1) the Number of Shares Outstanding immediately prior to such Triggering Transaction, plus (2) the number of shares issued or deemed to be issued pursuant to Section 7(b) in such Triggering Transaction, multiplied by (B) the Market Price immediately prior to such Triggering Transaction.

          (b) For purposes of determining the adjusted Conversion Price under
     Section 7(a), the following paragraphs (i) to (ix), inclusive, shall be applicable:

               (i) In case the Company, at any time after the date hereof, shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Ordinary Shares or any shares or other securities convertible into or exchangeable for Ordinary Shares (such rights or options being herein called "Options" and such convertible or exchangeable shares or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Ordinary Shares are issuable upon exercise, conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
                    (B) the total maximum number of Ordinary Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price immediately prior to the time of the granting of such Options, then the total maximum amount of Ordinary Shares issuable upon the exercise of such Options (including, without limitation, by means of accretion or accrual of interests or dividends) or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Ordinary Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (iii) below.

               (ii) In case the Company, at any time after the date hereof, shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of ---- additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price immediately prior to the time of such issue or sale, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Ordinary Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (iii) below.

               (iii) If the additional consideration payable upon the exercise of any Options referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (i) or (ii), or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Ordinary Shares shall change at any time (other than under or by reason of provisions providing for a weighted average anti-dilution adjustment, whether based on issuances at below the applicable conversion or exercise price or below market value), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities as to which an adjustment to the Conversion Price was made pursuant to paragraph (i) or (ii) above, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (v) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for the consideration determined in good faith by the Board of Directors to be attributable to such Options.

               (vi) In case any Ordinary Shares, Options or Convertible
                    Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any Ordinary Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation (including the assumption or exchange of Options and Convertible Securities of the non-surviving corporation), the amount of consideration received by the Company therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Ordinary Shares, Options or Convertible Securities, as the case may be. The consideration received by the Company in connection with the issuance and sale or deemed issuance and sale of any Ordinary Shares, Options or Convertible Securities shall be computed based upon the total consideration received or determined to be received by the Company in accordance with the terms hereof before giving effect to any customary underwriting discounts or commissions, placement agency fees or other customary transaction expenses typically borne by an issuer but after giving effect to any other discounts or fees.

               (vii) The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Ordinary Shares for the purpose of this Section 7(b).

               (viii) In case the Company shall declare a dividend or make any other distribution upon the shares of the Company payable in Options or Convertible Securities, then, unless each Holder receives its pro rata share of such dividend or distribution, any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (ix) For purposes of this Section 7(b), in case the Company shall take a record of the holders of its shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          (c) In case the Company shall at any time (i) subdivide the outstanding Ordinary Shares or (ii) issue a dividend on its outstanding Ordinary Shares payable in Ordinary Shares, the applicable Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

          (d) The provisions of this Section 7 shall not apply to the following Ordinary Shares issued, issuable or deemed outstanding under paragraphs (i) to (ix) of Section 7(b) inclusive: (i) Class C Warrants granted to Cypress and Ordinary Shares issued or issuable upon exercise thereof; (ii) Ordinary Shares issued or issuable pursuant to any share option, restricted share, retirement, share purchase or similar plan or arrangement for the benefit of the employees, directors or consultants of the Company or its subsidiaries, duly adopted by the Board of Directors; (iii) Ordinary Shares issued in a bona fide underwritten public offering underwritten by a nationally recognized investment bank pursuant to an effective registration under the Securities Act or any similar federal statute then in force at a purchase price not less than 93% of the then-current Market Price prior to taking into account any underwriting discounts and commissions granted in connection with such offering; (iv) Ordinary Shares issued upon conversion of the outstanding US$ 115 million aggregate principal amount of the Company's 4.50% Senior Convertible Notes due 2022, upon settlement of the Company's 5,750,000 HyCUs or in connection with the exercise of warrants or conversion or exchange of securities convertible into, or exchangeable for, Ordinary Shares, in each such case, in accordance with their terms as in effect on October 15, 2004; and (v) rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest available to securityholders of the Company generally in accordance with the terms of the plan.

          (e) If at any time or from time to time on or after the date hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of Ordinary Shares and such grants, issuances or sales do not result in an adjustment of the Conversion Price under Section 7(a) hereof, then each Holder that did not have an adjustment made to its Conversion Price shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of grant, issue or sale of such Purchase Rights) upon the terms applicable to such Purchase Rights either:

               (i) the aggregate Purchase Rights which such Holder could have acquired if it had held the number of Ordinary Shares acquirable upon conversion of such Notes (assuming that all Requisite Approvals had been obtained) immediately before the grant, issue or sale of such Purchase Rights; provided, that if any Purchase Rights were distributed to holders of Ordinary Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise and it shall not be necessary for the exercising Holder specifically to request delivery of such rights; or

               (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Ordinary Shares or the amount of property which such Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

          (f) If after the date hereof there shall be any reclassification, capital reorganization or change of the Ordinary Shares (other than as a result of a subdivision, combination or dividend provided for in Sections 7(a), (b), (c), (d) and (e) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the conversion of this Note in full, the kind and amount of Ordinary Shares and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of Ordinary Shares which the Holder would have held upon conversion of this Note immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Conversion Price and the number of Ordinary Shares issuable hereunder) shall thereafter be applicable in relation to any shares or other securities and property thereafter deliverable upon exercise hereof; provided that if the holders of Ordinary Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which this Note shall become convertible shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Ordinary Shares in such consolidation or merger.

          (g) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7, except in the case of a combination of shares of a type contemplated in Section 7(c) hereof and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 7(c) hereof.

          (h) Upon any adjustment to the Conversion Price pursuant to this
     Section 7, the Company shall promptly cause to be given to the Holder a notice of adjustment together with a certificate from the Company's independent public accounts briefly stating the facts requiring the adjustment and the manner of computing it.

          (i) In the event that: (i) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares any additional shares of any class or other rights; or (ii) there shall be a potential or proposed Change of Control; then, in connection with such event, the Company shall give to the Holder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Change of Control; and (B) in the case of any Change of Control, to the extent possible, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such subscription rights, the date on which the holders of Ordinary Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date, if any, on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Change of Control. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

     8. Redemption.

          (a) Optional Redemption. At any time on or after the expiration of the Lock-Up Period, if during such period the Company held at least two non-adjourned shareholder meetings at which the Shareholder Resolutions were voted upon but were not approved in accordance with Cayman Islands law and the NYSE Listing Rules, then, notwithstanding the Company's reasonable best efforts to obtain such approvals, the Company shall be entitled, but not required, to redeem this Note in full upon payment to the Holder of the greater of (x) the Make-Whole Amount and (y) the Market Price on the date of such redemption of the number of Ordinary Shares into which this Note would then be convertible (assuming that all

     Requisite Approvals had been obtained). The Company shall give the Holder at least 30 days' prior notice of such redemption. The Company shall have no right to redeem or prepay this Note prior to the satisfaction of the condition to redemption in this Section 7(a), and, upon exercise of this optional redemption, the Company may not redeem less than all of the Notes.

          (b) Upon a Change of Control. Upon or at any time after a Change of Control, the Holder shall have the right:

               (i) To continue to hold the Notes in any surviving entity resulting from such Change of Control (with equitable and appropriate adjustment to the conversion ratio of the Notes) or, in the case of a sale of the Company's assets which results in a Change of Control, the entity purchasing such assets (the Conversion Price with respect to the surviving entity's common stock to be adjusted in accordance with
                    Section 7(d) hereof), provided, however, that the subordination provisions set forth in Section 1 hereof shall be appropriately modified to subordinate the Notes to the surviving entity's Senior Indebtedness (substituting in the definition thereof such surviving entity for the term "Company"); or

               (ii) Exercisable within sixty days after the date of a Change of
                    Control, to require that the Company repurchase this Note within ten (10) Business Days following such Holder's notice to the Company of such election for cash equal to the greater of (A) the Make-Whole Amount and (B) the closing price of an Ordinary Share on the first Business Day preceding the closing date of such Change of Control transaction, as reported on the principal U.S. securities exchange on which the Ordinary Shares are then listed or admitted to trading, or if not listed or admitted to trading on any U.S. securities exchange, the average of the reported closing bid and asked price on such trading day as furnished by the National Quotation Bureau, Inc., of the number of Ordinary Shares which the Holder would have received upon conversion of this Note at such time (assuming that all Requisite Approvals had been obtained).

          (c) Method of Payment. All payments of the redemption price under this
     Section 8 shall be made by the Company by wire transfer of immediately available funds to an account designated by the Holder against surrender of this Note. All payments by the Company under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

     9. Payment of Taxes. All Ordinary Shares issued upon the conversion of this Note, all Class C Warrants issued in exchange for this Note and all Ordinary Shares issued upon the exercise of such Class C Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all stamp, issuance, transfer and other similar taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any transfer tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Ordinary Shares or Class C Warrants in any name other than that of the registered holder of the Notes surrendered in connection with the conversion to or exchange for such securities, as applicable, or involved in the issue of any certificate for Ordinary Shares in any name other than that of the registered holder of such Class C Warrants surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any share or warrant certificate until such transfer tax or other charge has been paid or it has been established to the Company's satisfaction that no transfer tax or other charge is due.

     10. No Dilution or Impairment. The Company will not, by amendment of the Articles or through reorganization, reclassification, consolidation, amalgamation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any Ordinary Shares receivable upon the conversion of this Note or upon the exercise of the Class C Warrants for which this Note is exchangeable above the amount payable therefor upon such conversion or exercise, as applicable, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note, Class C Warrants upon the exchange of this Note and Ordinary Shares upon the exercise of such Class C Warrants.

     11. Events of Default.

          (a) Definition. For purposes of this Note, an "Event of Default" shall be deemed to have occurred if:

               (i) the Company shall default in the payment of principal of this Note on the date when due, whether at maturity, by acceleration or otherwise; or

               (ii) the Company shall default in the payment of interest when due and such default continues for thirty (30) days after notice to the Company thereof; or

               (iii) the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 90 days.

          (b) Consequences of the Occurrence of an Event of Default.

               (i) If an Event of Default has occurred and is continuing, the holder of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes. If the holders of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to such holders the principal amount of the Notes requested to be paid plus accrued and unpaid interest thereon.

               (ii) If an Event of Default has occurred and is continuing, the
                    Holder shall be entitled to exercise any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

     12. Other Agreements. The Holder, upon conversion of this Note into Ordinary Shares, shall have the rights set forth in the Shareholders' Agreement and agrees to be bound by the terms of the Shareholders' Agreement, a copy of which has been delivered by the Company to the Holder.

     13. Miscellaneous Provisions.

          (a) Mutilated or Missing Notes. If this Note is lost, stolen, mutilated or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of this Note if mutilated, or in lieu of and substitution if this Note is lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Company (and surrender of the mutilated Note) and bond of indemnity at the Holder's expense in form and amount and with corporate surety reasonably satisfactory to the Company in each instance protecting the Company, a new Note of like tenor and principal amount as the Note so lost, stolen, mutilated or destroyed. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by anyone. An applicant for such substitute Note shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Note, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

          (b) No Oral Modifications. Neither this Note nor any term of this Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the Holder and the Company.

          (c) Binding Effect. This Note shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, successors and assigns.

          (d) Governing Law, Jurisdiction; Jury Trial Waiver. This Note shall be governed by the laws of the State of New York. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or, if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note. The Company and the Holder hereby further agree that service of any process, summons, notice or document by U.S. registered mail to their respective addresses set forth in Section 4 hereof shall be effective service of process for any action, suit or proceeding in New York with respect to this Note. Each of the parties hereto irrevocably and unconditionally waives, to the extent permitted by applicable law, any objection to the laying of venue of any action, suit or proceeding arising out of this Note in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, the Company and the Holder waive the right to trial by jury in any such action or proceeding.

          (e) Recourse. Recourse under this Note shall be to the assets of the Company only and in no event to the officers, directors or shareholders of the Company.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by a duly authorized person on _________ __, 200_.



                                          SCOTTISH RE GROUP LIMITED


                                          By: __________________________________
                                               Name:
                                               Title:

Agreed and Accepted:


_________________________


By: __________________________________
     Name:
     Title:

                                    EXHIBIT B

                             FORM OF CLASS C WARRANT

NEITHER THIS CLASS C WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. NEITHER THIS CLASS C WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS OR IN A TRANSACTION OUTSIDE THE UNITED STATES NOT SUBJECT TO THE SECURITIES ACT.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") OF THIS CLASS C WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS' AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND BY THE COMPANY'S ARTICLES OF ASSOCIATION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS CLASS C WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT AND THE COMPANY'S ARTICLES OF ASSOCIATION.


                 CLASS C WARRANT TO PURCHASE ORDINARY SHARES OF
                            SCOTTISH RE GROUP LIMITED
                            -------------------------

                                       Date: _______ __, 200_ (the "Issue Date")

Void after 5:00 P.M. (United States Eastern Time), on the Termination Date, as defined and provided herein.

THIS CERTIFIES that, for value received, _____________ (the "Warrant Holder" and, together with ______________, _____________ and ______________, the
"Purchasers") or registered assigns, is entitled to purchase from Scottish Re Group Limited (including its permitted successors, "Company"), upon the satisfaction of the conditions stated herein and during the period (subject to Section 2 hereof) from and after the date hereof to 5:00 p.m. (United States Eastern Time) on the twentieth anniversary of the date hereof (the "Termination Date"), ________ ordinary shares, par value US$ 0.01 per share, of the Company (the "Ordinary Shares"), subject to adjustment as provided herein, at a purchase price per Ordinary Share equal to the Warrant Exercise Price.

          1. DEFINITIONS. For the purpose of this Class C Warrant:

          "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Approval Date" shall mean the first date on which (i) (A) the special resolution to approve the amendment the Company's Articles of Association (the "Articles") set forth in Exhibit D to the Securities Purchase Agreement and (B) the ordinary resolution to approve the issuance to the Purchasers, for purposes of The New York Stock Exchange, Inc. Listed Company Manual, of securities representing on an as-converted basis 20% or more of the voting power of the existing voting securities of the Company, have been approved by the shareholders of the Company in accordance with the Articles and the Statute (as defined in the Articles) and such amendment to the Articles shall have been duly filed with the Registrar of Companies of the Cayman Islands (the approvals of clauses (A) and (B), the "Shareholder Approval"), and (ii) all authorizations, certifications, consents, orders and approvals of any federal, state, foreign, supranational, national, municipal or local government, court, instrumentality, subdivision, administrative agency or commission, insurance or securities regulatory authority or other governmental authority or instrumentality or industry self-regulatory body, whether U.S. or foreign (including, without limitation, the approvals of the insurance commissioners of the states of Delaware and Missouri and the Finance Services Authority of the United Kingdom) that may be necessary under applicable law for the Purchasers to exercise the rights represented by the Class C Warrants and to own the Ordinary Shares issued upon exercise thereof, and to convert or exchange the 7.00% Convertible Junior Subordinated Notes due 2034 of the Company (the "Notes") and to own the Ordinary Shares and Class C Warrants issued upon the conversion or exchange thereof, have been duly obtained.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or the Cayman Islands are authorized or required by law to close.

          "Capital Stock" shall mean the Company's Ordinary Shares and any other shares of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings or assets of the Company without limit as to amount or percentage.

          "Class C Warrants" shall mean the original Class C warrants to purchase Ordinary Shares of the Company issued by the Company pursuant to the Securities Purchase Agreement and any Class C warrants issued in exchange for the Notes held by any of the Purchasers or their Affiliates, and any and all Class C warrants which are issued in exchange or substitution for any outstanding Class C warrant pursuant to the terms of the Class C warrants.

          "Market Price" shall mean the average of the daily closing prices of an Ordinary Share for the 10 consecutive trading days ending on the trading day immediately preceding the date of determination on the principal U.S. securities exchange on which the Ordinary Shares are then listed or admitted to trading or, if not listed or admitted to trading on any U.S. securities exchange, the average of the reported daily closing bid and asked prices as furnished by the National Quotation Bureau, Inc.

          "Number of Shares Outstanding" shall mean, at any given time, the number of Ordinary Shares actually issued and outstanding at such time, plus the number of Ordinary Shares issuable upon the conversion or exercise in full of all Convertible Securities and Options (each as defined in Section 6(a)(i) below) then-outstanding, whether or not the Convertible Securities or Options are convertible into or exercisable for Ordinary Shares at such time, but shall not include (a) any Ordinary Shares or Convertible Securities held for the account of the Company or any of its subsidiaries, and (b) any Ordinary Shares issued or reserved for issuance under share option, restricted share, retirement or executive ownership plans to the extent that such shares or Options to purchase such shares are issued or granted after the date hereof.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of October 17, 2004, by and among the Purchasers and the Company.

          "Shareholders' Agreement" shall mean the Shareholders' Agreement, dated as of the date hereof, by and among the Purchasers and the Company.

          "Transfer" shall mean any direct or indirect transfer, sale, assignment, distribution, contribution, exchange, gift, hypothecation, encumbrance or other disposition of this Warrant or any Warrant Shares or any interest therein; provided that "Transfer" shall not include, with respect to the Purchasers and their respective Affiliates, any acquisition of voting securities of or membership or partnership interests in such entity by any Person or any merger or consolidation of any such entity with or into any other Person.

          "Voting Securities" shall mean, with respect to any Person, any class of share capital or debt of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors, trustees, managers or other voting members of the governing body of such Person.

          "Warrant Exercise Price" shall mean US$ 0.01.

          "Warrant Shares" shall mean the Ordinary Shares purchasable upon exercise of Class C Warrants.

          2. EXERCISE OF CLASS C WARRANTS.

               (a) This Class C Warrant may be exercised (i) by the Warrant Holder at any time or from time to time on and after the Approval Date (or prior to the Approval Date to the extent that the exercise of this Class C Warrant would not cause the Purchasers to beneficially own Controlled Shares (as such term is defined in the Articles) in excess of 9.9% of the then-outstanding Ordinary Shares and would otherwise be permitted by applicable law), or (ii) at any time or from time to time from and after its transfer to a Person that is not an Affiliate of the Purchasers provided that such transfer complies with the ownership limitations contained in the Articles and would otherwise be permitted by applicable law. This Class C Warrant shall be automatically exercised on the Business Day after the Approval Date, subject to the Articles as amended pursuant to the Shareholder Approval, and upon such exercise the Warrant Holder agrees to surrender this Class C Warrant at the Principal Office (as hereinafter defined) or at the office of the transfer agent for the Ordinary Shares, together with payment of an amount equal to the aggregate Warrant Exercise Price, against delivery to the Warrant Holder of certificates evidencing the Warrant Shares for which this Class C Warrant is then exercisable. Subject to the foregoing, this Class C Warrant may be exercised in whole or from time to time in part (but not as to fractional shares) prior to 5:00 p.m. United States Eastern Time on the Termination Date, at which time this Class C Warrant and all of the Warrant Holder's rights hereunder shall terminate, except as expressly provided herein. Notwithstanding the foregoing, upon a Change of Control (as defined below) of the Company this Class C Warrant shall become immediately exercisable, whether prior to the Approval Date or otherwise, for the full number of Warrant Shares provided for on page 1 hereof as the same may have been adjusted from time to time prior to the date of such Change of Control pursuant to Section 6 hereof, subject to the provisions of the Articles. For purposes of this Section 2(a), a "Change of Control" of the Company shall be deemed to have occurred if:

               (i) the Company is merged or consolidated or reorganized into or with another corporation or other Person, and as a result of such merger, consolidation or reorganization less than a majority of the then-outstanding Voting Securities of such corporation or other Person immediately after such transaction are held in the aggregate by the Persons who were holders of Ordinary Shares immediately prior to such transaction;

               (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other Person, and less than a majority of the then-outstanding Voting Securities of such corporation or other Person immediately after such sale or transfer is held in the aggregate by the Persons who were holders of Ordinary Shares immediately prior to such sale or transfer;

               (iii) any Person or group (as such term is defined in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934 and the rules promulgated thereunder by the U.S. Securities and Exchange Commission) of Persons (other than the Purchasers and their Affiliates) acquires beneficial ownership (as defined in such Act and rules) of more than 50% of the total voting power of all outstanding Voting Securities of the Company then outstanding;

               (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

               (v) the shareholders of the Company vote to adopt or approve a plan or proposal for the liquidation, dissolution or winding up of the Company.

Notwithstanding the foregoing provisions of this Section 2(a), a Change of Control shall not be deemed to have occurred for purposes of this Class C Warrant solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee share ownership plan or other employee benefit plan of the Company acquires beneficial ownership of Voting Securities.

               (b) In the event that a Change of Control shall occur and the Warrant Holder shall not be permitted, either by the terms of the Articles (or the constituent documents of any successor company in a merger, consolidation or reorganization) or by applicable law, to exercise this Class C Warrant in full for Ordinary Shares, then such Warrant Holder may by written notice to the Company require the Company to repurchase this Class C Warrant in full for a purchase price, payable in cash, equal to the closing price of an Ordinary Share on the first Business Day preceding the closing date of such Change of Control, as reported on the principal U.S. securities exchange on which the Ordinary Shares are then listed or admitted to trading, or if not listed or admitted to trading on any U.S. securities exchange, the average of the reported closing bid and asked price on such trading day as furnished by the National Quotation Bureau, Inc., of the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable. The Company shall pay the repurchase price by wire transfer of immediately available funds to an account designated by the Warrant Holder, against surrender of this Class C Warrant to the Company.

               (c) This Class C Warrant may be exercised at the time(s) or upon the occurrence of the event(s) specified in Section 2(a) hereof by the surrender of this Class C Warrant, with the Exercise Notice attached hereto as Annex A properly completed and duly executed, at the principal office of the Company at Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM12, Bermuda, or such other location which shall at that time be the principal office of the Company and of which the Company shall have notified the Warrant Holder in writing (the "Principal Office"), or at the office of the transfer agent for the Ordinary Shares and upon payment to the Company of the Warrant Exercise Price for the Warrant Shares to be purchased upon such exercise. The person entitled to the Warrant Shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding five (5) Business Days, after such exercise. Certificates representing the Warrant Shares issued upon exercise of this Class C Warrant shall bear a legend referring to the restrictions on transfer set forth herein. Unless this Class C Warrant has expired, a new Class C Warrant, representing the right to purchase the number of Ordinary Shares with respect to which this Class C Warrant shall not have been exercised, shall also be issued to the holder of this Class C Warrant within such time.

               (d) The Warrant Exercise Price shall be payable by wire transfer of immediately available funds to such account as the Company may designate.

          3. EXCHANGE. This Class C Warrant is exchangeable, upon its surrender by the Warrant Holder to the Company at its Principal Office, or to the Company's share transfer agent at its office, for new Class C Warrants of like tenor registered in the Warrant Holder's name and representing in the aggregate the right to purchase the same number of Ordinary Shares purchasable hereunder, each of such new Class C Warrants to represent the right to subscribe for and purchase such number of Ordinary Shares as shall be designated by the Warrant Holder at the time of such surrender.

          4. TRANSFER. This Class C Warrant is transferable (subject to the same restrictions on transfer (including Article II of the Shareholders' Agreement) that would exist at such time on the Ordinary Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable), in whole or in part, by the holder thereof at the Principal Office of the Company or at the office of its share transfer agent, in person or by duly authorized attorney, upon presentation of this Class C Warrant properly endorsed for transfer, the Assignment attached hereto as Annex B duly executed, and payment of funds sufficient to pay any transfer tax (the "Transfer Documents"). Within a reasonable time after receiving the Transfer Documents, not exceeding five (5) Business Days, the Company shall execute and deliver a new Class C Warrant in the name of the assignee named in the Assignment and this Class C Warrant shall be canceled. Each holder of this Class C Warrant, by holding it, agrees that this Class C Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Class C Warrant shall been so endorsed, the holder of this Class C Warrant may be treated by the Company and all other persons dealing with this Class C Warrant as the absolute owner of this Class C Warrant for any purpose and as the person entitled to exercise the rights represented by this Class C Warrant, or to the transfer of this Class C Warrant on the books of the Company, any notice to the contrary notwithstanding.

          5. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees that all Ordinary Shares that may be issued upon the exercise of this Class C Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all stamp, issuance, transfer and other similar taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Class C Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Class C Warrant, a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Class C Warrant.

          6. ADJUSTMENT OF NUMBER OF WARRANT SHARES. In order to protect against dilution of the rights granted to the Warrant Holder hereunder, the number and kind of securities purchasable upon the exercise of this Class C Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Issuances Below Market Value. Except as provided for in Sections 6(b) and (c) hereof, if the Company at any time while this Class C Warrant is outstanding shall issue or sell, or shall in accordance with paragraphs (i) to
(ix) below, inclusive, be deemed to have issued or sold, any Ordinary Shares for a consideration per share less than the Market Price immediately prior to such issue or sale or, if such issue or sale is pursuant to any contract or agreement, the Market Price as of the date the Company became legally bound to issue or sell such Ordinary Shares, then, forthwith upon such issue or sale or deemed issue or sale (the "Triggering Transaction"), the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall (subject to paragraphs (i) to (ix) below, inclusive) be increased to such number of Warrant Shares as shall be determined by multiplying the number of Warrant Shares in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the product of (A) the sum of (1) the Number of Shares Outstanding immediately prior to such Triggering Transaction, plus (2) the number of shares issued or deemed to be issued pursuant to clauses (i) through (ix) below, inclusive, in such Triggering Transaction, multiplied by (B) the Market Price immediately prior to such Triggering Transaction, and the denominator of which is the sum of (i) the product of (x) the Number of Shares Outstanding immediately prior to such Triggering Transaction, multiplied by (y) the Market Price immediately prior to such Triggering Transaction, plus (ii) the consideration received by the Company upon such Triggering Transaction.

          For purposes of determining the adjusted number of Warrant Shares under this Section 6(a), the following paragraphs (i) to (ix), inclusive, shall be applicable:

                    (i) In case the Company, at any time after the date hereof, shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Ordinary Shares or any shares or other securities convertible into or exchangeable for Ordinary Shares (such rights or options being herein called "Options" and such convertible or exchangeable shares or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Ordinary Shares are issuable upon exercise, conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of Ordinary Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price immediately prior to the time of the granting of such Options, then the total maximum amount of Ordinary Shares issuable upon the exercise of such Options (including, without limitation, by means of accretion or accrual of interests or dividends) or in the case of Options for Convertible

     Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall be made upon the actual issue of such Ordinary Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph
     (iii) below.


                    (ii) In case the Company, at any time after the date hereof, shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price immediately prior to the time of such issue or sale, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall be made upon the actual issue of such Ordinary Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (iii) below.

                    (iii) If the additional consideration payable upon the exercise of any Options referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (i) or (ii), or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Ordinary Shares shall change at any time (other than under or by reason of provisions providing for a weighted average anti-dilution adjustment, whether based on issuances at below the applicable conversion or exercise price or below market value), the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable in effect at the time of such change shall forthwith be readjusted to the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities as to which an adjustment to the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would
     be) exercisable was made pursuant to paragraph (i) or (ii) above, the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would
     be) exercisable then in effect hereunder shall forthwith be decreased to the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                    (v) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for the consideration determined in good faith by the Board of Directors to be attributable to such Options.

                    (vi) In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any Ordinary Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation (including the assumption or exchange of Options and Convertible Securities of the non-surviving corporation), the amount of consideration received by the Company therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Ordinary Shares, Options or Convertible Securities, as the case may be. The consideration received by the Company in connection with the issuance and sale or deemed issuance and sale of any Ordinary Shares, Options or Convertible Securities shall be computed based upon the total consideration received or determined to be received by the Company in accordance with the terms hereof before giving effect to any customary underwriting discounts or commissions, placement agency fees or other customary transaction expenses typically borne by an issuer but after giving effect to any other discounts or fees.

                    (vii) The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Ordinary Shares for the purpose of this
     Section 6(a).

                    (viii) In case the Company shall declare a dividend or make any other distribution upon the shares of the Company payable in Options or Convertible Securities, then, unless each Warrant Holder receives its pro rata share of such dividend or distribution, any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    (ix) For purposes of this Section 6(a), in case the Company shall take a record of the holders of its shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

               (b) Subdivision or Combination of Shares. If the Company at any time while this Class C Warrant remains outstanding and unexpired shall subdivide or combine the Ordinary Shares, the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall be proportionately increased, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of the Ordinary Shares for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately decreased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of the Ordinary Shares for the purpose of so combining, as of such record date, whichever is earlier.

               (c) No Adjustments Upon Certain Issuances. The provisions of this
Section 6 shall not apply to the following Ordinary Shares issued, issuable or deemed outstanding under paragraphs (i) to (ix) of Section 6(a) hereof, inclusive: (i) Notes issued to the Purchasers and Class C Warrants or Ordinary Shares issued or issuable upon conversion, exchange or exercise thereof, as the case may be; (ii) Ordinary Shares issued or issuable pursuant to any share option, restricted share, retirement, share purchase or similar plan or arrangement for the benefit of the employees, directors or consultants of the Company or its subsidiaries, duly adopted by the Board of Directors; (iii) Ordinary Shares issued in a bona fide underwritten public offering underwritten by a nationally recognized investment bank pursuant to an effective registration under the Securities Act or any similar federal statute then in force at a purchase price not less than 93% of the then-current Market Price prior to taking into account any underwriting discounts and commissions granted in connection with such offering; (iv) Ordinary Shares issued upon conversion of the outstanding US$ 115 million aggregate principal amount of the Company's 4.50% Senior Convertible Notes due 2022, upon settlement of the Company's 5,750,000 HyCUs or in connection with the exercise of warrants or conversion or exchange of securities convertible into, or exchangeable for, Ordinary Shares, in each such case, in accordance with their terms as in effect on October 15, 2004; and (v) rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest available to securityholders of the Company generally in accordance with the terms of the plan.

               (d) Purchase Rights. If at any time or from time to time on or after the date hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of Ordinary Shares and such grants, issuances or sales do not result in an adjustment of the number of Warrant

Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable under Section 6(a) hereof, then, if the Warrant Holder did not have an adjustment made to the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable, it shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of grant, issue or sale of such Purchase Rights) upon the terms applicable to such Purchase Rights either:

          (i) the aggregate Purchase Rights which the Warrant Holder could have acquired if it had held the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable immediately before the grant, issue or sale of such Purchase Rights; provided, that if any Purchase Rights were distributed to holders of Ordinary Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Warrant Holder as soon as possible after such exercise and it shall not be necessary for the exercising Warrant Holder specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Ordinary Shares or the amount of property which the Warrant Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

               (e) Reclassification, Consolidation or Merger. At any time while this Class C Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding Ordinary Shares (other than a change in par value, or from par value to no par value or as a result of a subdivision or combination of outstanding Ordinary Shares) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of the outstanding Ordinary Shares other than a change in par value or from par value to no par value), the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor and as a condition to such reclassification, change, consolidation or merger, execute a new Class C Warrant providing that the Warrant Holder shall have the right to exercise such new Class C Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Class C Warrant) and to receive upon such exercise, in lieu of each Ordinary Share theretofore issuable upon exercise of this Class C Warrant, the kind and amount of shares, other securities, money or property receivable upon such reclassification, change, consolidation or merger, by the holder of one Ordinary Share in connection with such reclassification, change, consolidation or merger; provided that if the holders of Ordinary Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such reclassification, change, consolidation or merger, then the kind and amount of securities, cash or other assets for which this Class C Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Ordinary Shares in such reclassification, change, consolidation or merger. Such new Class C Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section

6. The provisions of this Section 6(e) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

               (f) Certain Dividends and Distributions. If the Company at any time while this Class C Warrant remains outstanding and unexpired shall:

                    (i) Share Dividends. Pay a dividend on the Ordinary Shares in shares of, or make any other distribution of shares of, its Capital Stock, then the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall be adjusted, as of the date the Company shall take a record of the holders of the Ordinary Shares for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that number of Warrant Shares determined by multiplying the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable in effect immediately prior to such payment or other distribution by a fraction (A) the numerator of which shall be the total number of shares of Ordinary Shares outstanding immediately after such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Ordinary Shares outstanding immediately prior to such dividend or distribution;

                    (ii) Cash Dividends. Pay a cash dividend on the Ordinary Shares, then the Company shall make a cash adjustment payment on each Class C Warrant equal to the dividends paid on the number of Ordinary Shares for which such Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable. Such dividend equivalency payments shall be made at the same time and in the same form as the dividends paid on the Ordinary Shares; or

                    (iii) Liquidating Dividends, Etc. Make a distribution of its assets to the holders of the Ordinary Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Warrant Holder shall be entitled to receive upon the exercise hereof, in addition to the number of Ordinary Shares receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been paid on the number of Ordinary Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable on the record date for such distribution, or if no such record is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

               (g) Other Adjustments. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Warrant Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable as otherwise determined pursuant to any of the provisions of this Section 6, except in the case of a combination of shares of a type contemplated in Section 6(b) hereof and then in no event to an amount less than the number of Warrant Shares for which this Class C Warrant is then (or upon the satisfaction of the conditions set forth in Section 2(a) hereof would
be) exercisable as adjusted pursuant to Section 6(b) hereof.

               (h) No Adjustment of Warrant Exercise Price. No adjustment to the number of Warrant Shares for which this Class C Warrant is (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable shall result in any adjustment to or change in the Warrant Exercise Price.

               (i) Notice to Warrant Holders of Adjustment. Upon any adjustment to the number of Warrant Shares for which this Class C Warrant is then (or upon satisfaction of the conditions set forth in Section 2(a) hereof would be) exercisable pursuant to this Section 6, the Company shall promptly cause to be given to each Warrant Holder a notice of adjustment together with a certificate from the Company's independent public accounts briefly stating the facts requiring the adjustment and the manner of computing it.

               (j) Notice to Warrant Holders of Certain Events. In the event that: (i) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares any additional shares of any class or other rights; or (ii) there shall be a potential or proposed Change of Control; then, in connection with such event, the Company shall give to the Warrant Holder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Change of Control; and (B) in the case of any Change of Control, to the extent possible, at least twenty
(20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall specify, in the case of any such subscription rights, the date on which the holders of Ordinary Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date, if any, on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Change of Control. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Warrant Holder at the address of the Warrant Holder as shown on the books of the Company.

          7. PAYMENT OF TAXES. All Ordinary Shares issued upon the exercise of this Class C Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all stamp, issuance, transfer and other similar taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any transfer tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Ordinary Shares in any name other than that of the registered holder of the Class C Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any share certificate until such transfer tax or other charge has been paid or it has been established to the Company's satisfaction that no transfer tax or other charge is due.

          8. FRACTIONAL SHARES. No fractional Ordinary Shares will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Market Price of one Ordinary Share on the last trading day preceding the date of such exercise.

          9. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it that this Class C Warrant has been mutilated, destroyed, lost or stolen, and in the case of a destroyed, lost or stolen Class C Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Class C Warrant, upon surrender and cancellation of this Class C Warrant, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Class C Warrant so mutilated, destroyed, lost or stolen, a new Class C Warrant of like tenor substantially in the form hereof with appropriate insertions and variations.

          10. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of the Articles or through reorganization, reclassification, consolidation, amalgamation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class C Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any Ordinary Shares receivable upon the exercise of this Class C Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Class C Warrant.

          11. NOTICES. Except as provided for in Section 2(c), 3 or 6(j) hereof, all other notices or communications provided for in this Class C Warrant shall be delivered as provided in the Shareholders' Agreement.

          12. HEADINGS. The descriptive headings of the several sections of this Class C Warrant are inserted for convenience only and do not constitute a part of this Class C Warrant.

          IN WITNESS WHEREOF, the Company has caused this Class C Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Class C Warrant.

                                            SCOTTISH RE GROUP LIMITED


                                            By: ________________________________
                                                Name:
                                                Title:



ACCEPTED, ACKNOWLEDGED
AND AGREED:

[WARRANT HOLDER]


By:   _______________________________
      Name:
      Title:

                                                                         Annex A


                                 EXERCISE NOTICE


Date: __________________________
TO:
The undersigned, pursuant to the provisions set forth in the attached Class C Warrant, hereby agrees to purchase _________________ Ordinary Shares covered by such Class C Warrant, and makes payment herewith in full therefor at the price per share provided by this Class C Warrant.
Signature: _______________________
Address: _______________________

                                                                         Annex B

                                   ASSIGNMENT

                  For Value Received, ________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the Class C Warrant with respect to _________ of the number of Ordinary Shares covered by such Class C Warrant, to:

NAME OF ASSIGNEE            ADDRESS                                NO. OF SHARES



Dated:

Signature:
                  -----------------------------------

Address
         -----------------------------------

                                    EXHIBIT C


                                     FORM OF

                             SHAREHOLDERS' AGREEMENT

                                  by and among

                           SCOTTISH RE GROUP LIMITED,

                CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P.,

                       CYPRESS MERCHANT BANKING II-A C.V.,

                        CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.

                                       and

                      55TH STREET PARTNERS II (CAYMAN) L.P.





                          Dated as of ________ __, 200_

                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I Definitions........................................................1
  Section 1.1   Definitions..................................................1
  Section 1.2   Other Definitions............................................4
  Section 1.3   Other Definitional Provisions; Interpretation................4

ARTICLE II Transfer Restrictions.............................................5
  Section 2.1   Transfer Restrictions........................................5
  Section 2.2   Cypress's "Sell Down" Rights.................................5
  Section 2.3   Compliance with Securities Laws..............................7
  Section 2.4   Transfers to Affiliates, etc.................................7
  Section 2.5   Legend on Equity Securities..................................8
  Section 2.6   Transfer Restrictions Following Transfer Restriction Period..9
  Section 2.7   Company Register of Members..................................9

ARTICLE III Board and Committee Representation...............................9
  Section 3.1   Board Representation.........................................9
  Section 3.2   Committees..................................................10
  Section 3.3   D&O Insurance...............................................10

ARTICLE IV Preemptive Rights................................................10
  Section 4.1   New Issuances of Securities.................................10
  Section 4.2   Exercise of Preemptive Rights...............................11
  Section 4.3   Termination of Preemptive Rights............................11

ARTICLE V Information Rights................................................12
  Section 5.1   Information Rights..........................................12
  Section 5.2   VCOC Investor Information Rights............................12

ARTICLE VI Registration Rights..............................................14
  Section 6.1   Demand Registration.........................................14
  Section 6.2   Piggyback Registrations.....................................17
  Section 6.3   Hold-Back Agreements........................................18
  Section 6.4   Registration Procedures.....................................19
  Section 6.5   Registration Expenses.......................................23
  Section 6.6   Indemnification.............................................23
  Section 6.7   Rules l44 and 144A..........................................25
  Section 6.8   Underwritten Registrations..................................26
  Section 6.9   Covenants of Holders........................................26
  Section 6.10   Assignment of Registration Rights..........................26

ARTICLE VII ADDITIONAL Covenant of the Company..............................26
  Section 7.1   Limitation on Share Repurchases.............................26

ARTICLE VIII Miscellaneous..................................................26

  Section 8.1   After-Acquired Securities...................................26
  Section 8.2   Injunctive Relief...........................................27
  Section 8.3   Successors and Assigns......................................27
  Section 8.4   Amendments; Waiver..........................................27
  Section 8.5   Notices.....................................................28
  Section 8.6   Governing Law; Consent to Jurisdiction and Services of
  Process; Waiver of Jury Trial.............................................28
  Section 8.7   Headings....................................................29
  Section 8.8   Entire Agreement............................................29
  Section 8.9   Severability................................................29
  Section 8.10   Counterparts...............................................30

     This SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of ________ __, 200_, is entered into by CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P., a Cayman Islands exempted limited partnership, CYPRESS MERCHANT BANKING II-A C.V., a Netherlands limited partnership, CYPRESS SIDE-BY-SIDE (CAYMAN) L.P., a Cayman Islands exempted limited partnership, and 55TH STREET PARTNERS II (Cayman) L.P., a Cayman Islands exempted limited partnership (collectively, the "Shareholders"), and Scottish Re Group Limited, a Cayman Islands company limited by shares (the "Company"). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, the Company has entered into a securities purchase agreement with the Shareholders, dated as of October 17, 2004 (the "Securities Purchase Agreement"), pursuant to which the Shareholders have agreed to acquire the Purchased Securities at the Closing under the Securities Purchase Agreement; and

     WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the purchase by the Shareholders of the Purchased Securities under the Securities Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and the Shareholders hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. All Cypress Co-investors and Cypress Vehicles shall be deemed to be Affiliates of Cypress. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Beneficial Owner" (and, with correlative meanings, "Beneficially Own" and "Beneficial Ownership") shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act, and a Person's Beneficial Ownership of securities for purposes of this Agreement shall be calculated in accordance with the provisions of such rule; provided that, for purposes of determining Beneficial Ownership hereunder, a Person shall be deemed to be the Beneficial Owner of any security which such Person has the right to acquire (whether or not such right is exercisable immediately or only after the passage of time, upon the occurrence of certain events and/or the satisfaction of certain conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any option, warrant, right or other instrument, or otherwise.

     "Board" shall mean the board of directors of the Company.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or the Cayman Islands are authorized or required by law to close.

     "Change of Control" shall have the meaning set forth in Section 2(a) of the Class C Warrant issued by the Company on the date hereof.

     "Commission" shall mean the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Cypress" shall mean, collectively, Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., Cypress Side-by-Side (Cayman) L.P., 55th Street Partners II (Cayman) L.P. and their respective Affiliates.

     "Closing Date" shall mean the date of the Closing.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "Equity Securities" shall mean (i) the Purchased Securities, (ii) any Ordinary Shares or other securities issued upon conversion, exercise or exchange thereof, or as a dividend, distribution or other payment thereon or in respect thereof, and (iii) any other securities issued in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any stock split or reclassification of, or share dividend on, any of the foregoing or otherwise.

     "Holder" shall mean any Person, including the Shareholders, holding Registrable Securities, including any transferee pursuant to Section 6.10.

     "Nominating Committee" shall mean the committee comprised of members of the Board whose functions include recommendations to the Board of nominees for election as directors. In the event there shall not be such a committee, "Nominating Committee" shall mean the Board itself.

      "Ordinary Shares" shall have the meaning assigned in the Securities Purchase Agreement, and shall also include any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

      "Ordinary Share Equivalents" shall mean any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Ordinary Shares (including, without limitation, the Class C Warrants and the Subordinated Notes). Any reference herein to the number of Ordinary Share Equivalents shall be deemed to refer to the number of Ordinary Shares into which such Ordinary Share Equivalents are exchangeable or exercisable for or convertible into (or would be so exchangeable, exercisable or convertible upon the happening of any events or the satisfaction of any conditions set forth therein).

     "Person" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, joint stock company, unincorporated organization or other entity.

     "Public Offering" shall mean a public offering of Equity Securities pursuant to an effective Registration Statement or in accordance with Rule 144 promulgated under the Securities Act.

     "Registrable Securities" shall mean, at any time, the Equity Securities, except that for purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) such Registrable Securities shall have been disposed of pursuant to Rule 144 promulgated under the Securities Act, (c) such Registrable Securities are sold by a Person in a transaction in which the rights under
Article VI are not assigned, or (d) such Registrable Securities shall cease to be outstanding.

     "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus and any information deemed to be a part of such prospectus pursuant to Rule 430A promulgated under the Securities Act, all amendments and supplements to such registration statement or prospectus, including pre-and post-effective amendments (including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

      "Shareholders" shall have the meaning assigned in the preamble to this Agreement and such transferees of such Persons as may be provided in Section 2.2 or 2.4.

     "Transfer" shall mean any direct or indirect transfer, sale, assignment, distribution, contribution, exchange, gift, hypothecation, encumbrance or other disposition of any Equity Securities or any interest therein, including pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law; provided that "Transfer" shall not include, with respect to Cypress, any acquisition of voting securities of or membership or partnership interests in such entity by any Person or any merger or consolidation any such entity with or into any other Person.

      "Transferee" shall mean any Person to whom Purchased Securities are transferred.

      "Voting Securities" shall mean securities with the power to vote with respect to the election of directors generally.

     Section 1.2 Other Definitions. The following terms are defined in the Sections indicated:

           Term                                Section
           ----                                -------
           Agreement.........................  Preamble
           Company...........................  Preamble
           Confidential Information..........  5.2(c)
           Cypress Co-investor...............  2.2(a)
           Cypress Director..................  3.1(a)
           Cypress Observer..................  3.1(a)
           Cypress Vehicle...................  2.2(a)
           Delay Period......................  6.1(e)
           Demand Holder.....................  6.1(a)
           Demand Notice.....................  6.1(a)
           Demand Registration...............  6.1(a)
           Interruption Period...............  6.4(o)
           Issuance..........................  4.1(a)
           Losses............................  6.6(a)
           Misstatement/Omission.............  6.6(a)
           Other Security Holders............  6.1(g)
           Piggyback Registration............  6.2(a)
           Preemptive Right..................  4.1(a)
           Securities Purchase Agreement.....  Recitals
           Transfer Restriction Period.......  2.1(c)
           Unwinding Event...................  2.4(b)
           VCOC Investor.....................  5.2(a)

     Section 1.3 Other Definitional Provisions; Interpretation.

          (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. Any pronoun used herein shall be deemed to cover all genders.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) Unless the context otherwise requires, the words "include," "includes" and "including" and words of similar import when used in this Agreement shall be deemed to be followed by the phrase "without limitation."

          (e) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II
                              TRANSFER RESTRICTIONS

     Section 2.1 Transfer Restrictions.

          (a) Prior to the expiration of the Transfer Restriction Period, no Transfers by the Shareholders of any Equity Securities shall be permitted unless expressly permitted by Section 2.2 or 2.4 (and subject, in each such case, to the transferee executing and delivering to the Company an instrument in form and substance reasonably satisfactory to the Company agreeing to be bound hereby as a Shareholder).

          (b) Any purported Transfer not permitted by this Agreement will be null and void, and the Company shall not record on its share transfer books, register of members or shareholders or otherwise any such purported Transfer.

          (c) For purposes of this Agreement, the "Transfer Restriction Period" shall begin on the Closing Date and shall end on the 12-month anniversary of the Closing Date; provided, however, that the Transfer Restriction Period shall automatically terminate upon the earliest to occur of (i) the six-month anniversary of the Closing Date if Shareholder Approval (as defined in the Securities Purchase Agreement) is not obtained by such date, (ii) such time as all directors and officers of the Company (other than retired officers) shall have Transferred, in one or more transactions, more than 450,000 Ordinary Shares or Ordinary Share Equivalents in the aggregate, (iii) such time as any single director or officer of the Company (other than retired officers) shall have Transferred, in one or more transactions, more than 112,500 Ordinary Shares or Ordinary Share Equivalents in the aggregate, and (iv) upon a Change of Control. Nothing in this Agreement shall be deemed to restrict any Transfer or other disposition of Equity Securities pursuant to the terms of any merger, consolidation or other business combination transaction, or pursuant to any tender or exchange offer, provided that such merger, consolidation or other business combination shall have been approved by, or such tender offer shall have been recommended to, the holders of the Ordinary Shares by the Board.

     Section 2.2 Cypress's "Sell Down" Rights.

          (a) Whether or not the Transfer Restriction Period is otherwise in effect, (i) Cypress may Transfer all or a portion of the Equity Securities held by it to one or more limited liability companies or partnerships controlled by it (each, a "Cypress Vehicle") to the extent permitted by, and subject to the requirements of, this Section 2.2 and Section 6.15 of the Securities Purchase Agreement, and (ii) Cypress may Transfer all or a portion of the Equity

Securities held by it to one or more third parties (each, a "Cypress Co-investor") to the extent permitted by, and subject to the requirements of, this Section 2.2 and Section 6.15 of the Securities Purchase Agreement.

          (b) Whether or not the Transfer Restriction Period is otherwise in effect:

               (i) Cypress may itself Transfer (or it may indirectly Transfer by means of a Cypress Vehicle issuing additional equity interests) to one or more third parties an equity interest in a Cypress Vehicle, but only if following such Transfer and except as otherwise permitted by the terms and conditions of this Agreement, (A) Cypress retains sole discretion (subject only to this Agreement and the Company's Memorandum and Articles of Association) with respect to all voting and disposition decisions (including exercise of registration rights hereunder) to be made with respect to all of the Equity Securities held in each Cypress Vehicle, including those Equity Securities with respect to which such third parties may hold an indirect pecuniary interest, and (B) Cypress retains a direct or indirect pecuniary interest in the Equity Securities held by Cypress of not less than 75% of the aggregate original purchase price paid by Cypress for all of the Purchased Securities on the Closing Date.

               (ii) Cypress may Transfer all or a portion of the Equity Securities held by it to a Cypress Co-investor; provided that (A) Cypress retains sole discretion (subject only to this Agreement and the Company's Memorandum and Articles of Association) with respect to all voting and disposition decisions (including exercise of registration rights hereunder) to be made with respect to all of the Equity Securities held by any Cypress Co-investor as if such Cypress Co-investor invested directly in a Cypress Vehicle and (B) Cypress retains a direct or indirect pecuniary interest in Equity Securities held by Cypress of not less than 75% of the aggregate original purchase price paid by Cypress for all of the Purchased Securities on the Closing Date.

          (c) As a condition to the Transfer of Purchased Securities to a Cypress Vehicle or a Cypress Co-investor, such transferee shall agree in accordance with Section 2.4 to abide by the provisions of this Agreement to the same extent as the transferor(s), and any such transferee Cypress Vehicle or Cypress Co-investor shall thereupon be deemed to be a "Shareholder" for purposes of this Agreement. In connection with such Transfer, the Board shall make any necessary determination pursuant to Article 9(b) of the Company's Articles of Association necessary to register and effectuate such Transfer.

          (d) Prior to the Closing, Cypress shall have the right to direct the Company to issue Purchased Securities directly to Cypress Vehicles or Cypress Co-investors, as the case may be, to the extent Cypress would have otherwise had the right to Transfer such Purchased Securities to Cypress Vehicles or Cypress Co-investors pursuant to this Section 2.2 following the Closing; provided, however, that Cypress and any such Cypress Vehicles and Cypress Co-investors, as the case may be, shall be bound by this Section 2.2 upon signing an agreement as contemplated by Section 2.2(c) as if such issuance had been a Transfer made pursuant to Section

2.2(b), whereupon any such Cypress Vehicle or Cypress Co-investor shall be deemed to be a "Shareholder" for purposes of this Agreement.

     Section 2.3 Compliance with Securities Laws. Each of the Shareholders hereby agrees that it shall not, directly or indirectly, Transfer any Equity Securities unless such Transfer complies with the provisions hereof and (a) such Transfer is made pursuant to an effective Registration Statement and, if required, has been registered under all applicable state securities or blue sky laws or (b) no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or blue sky laws, and, at the request of the Company, the transferor shall provide to the Company a legal opinion to such effect in form and substance, and from counsel, reasonably satisfactory to the Company; provided, however, that no such legal opinion shall be necessary in order to effectuate a Transfer pursuant to a Public Offering.

     Section 2.4 Transfers to Affiliates, etc.

          (a) Notwithstanding anything in this Agreement to the contrary, each Shareholder is entitled, from time to time and at any time, without the consent of the Company, to Transfer any or all of the Equity Securities owned by it to
(i) any of its Affiliates, including any investment fund or similar investment vehicle, whether organized as a partnership or otherwise, the investments of which are directed by such Shareholder or by the funds manager for such Shareholder, subject to any applicable restriction in the Company's Articles of Association, and (ii) after the Transfer Restriction Period, the partners, investors or participants of such Shareholder on a pro rata basis pursuant to the terms of the limited partnership agreement, operating agreement or similar agreement of such Shareholder. Any such transferee pursuant to clause (i) of this Section 2.4(a) must execute and deliver to the Company an instrument in form and substance reasonably satisfactory to the Company agreeing to become a party to, and be bound by the provisions of, this Agreement, to the same extent as its transferor, and any such transferee shall thereupon be deemed to be a "Shareholder" for purposes of this Agreement. Transferees pursuant to clause
(ii) of this Section 2.4(a) shall not become "Shareholders" for purposes of this Agreement but shall become Holders of Registrable Securities to the extent applicable pursuant to the terms of such definitions.

          (b) If, while any Affiliated transferee under Section 2.4(a) holds any Equity Securities, and prior to the end of the Transfer Restriction Period, a transaction is contemplated in which such transferee will cease to qualify as a permitted transferee within the contemplation of Section 2.4(a) (an "Unwinding Event"), then:

               (i) such Affiliated transferee and the original transferring Shareholder will promptly notify the Company of the pending occurrence of such Unwinding Event; and

               (ii) prior to such Unwinding Event, such Affiliated transferee and such Shareholder will take all actions necessary to effect a Transfer of all the Equity Securities held by such Affiliated transferee either back to such Shareholder or, to the extent permitted by this Section 2.4, to another Person that qualifies as a permitted transferee of such Shareholder under Section 2.4(a).

     Section 2.5 Legend on Equity Securities.

          (a) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

          (b) Each certificate representing Equity Securities acquired by any Shareholder at the Closing or thereafter shall bear legends substantially in the following forms:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS OR IN A TRANSACTION OUTSIDE THE UNITED STATES NOT SUBJECT TO THE SECURITIES ACT.

          THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A SHAREHOLDERS' AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND BY THE COMPANY'S ARTICLES OF ASSOCIATION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT AND THE COMPANY'S ARTICLES OF ASSOCIATION.

          (c) In the event that any Equity Securities are Transferred in a Public Offering, the Company shall promptly upon request, but in any event not later than is necessary in order to consummate such Transfer, deliver a replacement certificate not containing the legend set forth in Section 2.5(c) in connection with such Transfer.

          (d) Upon the delivery to the Company of a legal opinion satisfactory to the Company or a no-action letter from the Commission and the appropriate state regulatory agencies to the effect that the first paragraph of the legend set forth in Section 2.5(c) is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law, the Company shall promptly upon request deliver a replacement certificate not containing the first paragraph of the legend set forth in
Section 2.5(c) in exchange for the legended certificate.

          (e) Upon the termination of the Transfer Restriction Period, the Company shall promptly upon request deliver a replacement certificate not containing the second paragraph of the legend set forth in Section 2.5(c) in exchange for the legended certificate.

          Section 2.6 Transfer Restrictions Following Transfer Restriction Period. Following the end of the Transfer Restriction Period, the Equity Securities held by the Shareholders shall not be subject to any restrictions on Transfer except as specifically set forth in Section 2.3.

          Section 2.7 Company Register of Members. The Company hereby agrees to promptly update and record in the appropriate registers of the Company records any Transfers made pursuant to and in accordance with this Agreement.

                                  ARTICLE III
                       BOARD AND COMMITTEE REPRESENTATION

     Section 3.1 Board Representation. (a) Effective as of the Closing, the Company shall cause one person designated by Cypress, by written notice to the Company not less than 10 Business Days prior to the Closing Date, to be appointed by the Board of Directors by resolution to the Board as a director (the "Cypress Director") and one person designated by Cypress to be appointed as a non-voting observer to the Board (the "Cypress Observer"). Thereafter, and for such period of time as Cypress (including for purposes of this Article III any Cypress Vehicles and Cypress Co-investors) continues to Beneficially Own in the aggregate the lesser of (i) Ordinary Shares and Ordinary Share Equivalents representing, on an as-converted basis, not less than 9.9% of the total voting power of the Company's then-outstanding Voting Securities or (ii) Equity Securities of the Company that constitute not less than 35% of the Purchased Securities (on an as-converted basis) acquired by Cypress on the Closing Date, the Company shall cause (A) one person designated by Cypress in a written notice delivered to the Company not less than 60 days prior to the annual meeting of the shareholders of the Company to be nominated by the Nominating Committee for election or reelection to the Board at the next annual meeting of the shareholders of the Company as the Cypress Director and (B) one person designated by Cypress in a written notice delivered to the Company at any time to be appointed as a non-voting observer to the Board as the Cypress Observer. Any Cypress Director shall meet all applicable requirements for the qualification of membership in the board of directors as specified in the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and The New York Stock Exchange, Inc.'s Listed Company Manual (the "NYSE Listing Rules").

          (b) At all times during which Cypress is entitled to designate a Cypress Director, the Company shall take all action as may be necessary or appropriate under applicable law and the Company's Memorandum and Articles of Association, and use all other reasonable best efforts, to (i) include the Cypress Director in the slate of nominees for election to the Board at each annual or special meeting of shareholders at which the Cypress Director's term of office is to expire or in which a Cypress Director is otherwise nominated for election, and (ii) solicit the vote of such shareholders in favor of the election, and against the removal from office, of the Cypress Director.

          (c) Cypress shall be entitled at any time (with or without cause) to cause any Cypress Director or Cypress Observer nominated pursuant to Section 3.1(a) to be removed from the Board, and in such event the Company will take such action as is reasonably required to effectuate such removal. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director or observer specified in Section 3.1(a), the Company shall cause the vacancy created thereby to be filled by an appropriate individual designated by Cypress by written notice as soon as reasonably practicable thereafter.

          (d) The Company shall reimburse each Cypress Director and Cypress Observer for all reasonable out-of-pocket expenses of such director in connection with the performance of his or her duties as director or observer (as the case may be), and each such Cypress Director shall also be entitled to receive compensation and indemnity arrangements equivalent to that received by all other outside directors of the Company.

     Section 3.2 Committees. The Company shall cause the Cypress Director to be included as a voting member of each of the Compensation Committee, the Corporate Governance Committee and the Finance and Investment Committee; provided that such Cypress Director satisfies the qualifications for membership on such board committee as specified in the Sarbanes-Oxley Act and the NYSE Listing Rules.

     Section 3.3 D&O Insurance. At all times during which Cypress is entitled to designate the Cypress Director or the Cypress Observer, the Company shall maintain director and officer liability insurance for the Company and its subsidiaries on same or similar terms as it currently maintains.

                                  ARTICLE IV
                                PREEMPTIVE RIGHTS

     Section 4.1 New Issuances of Securities.

          (a) Subject to Section 4.1(b), the Company shall not issue (an "Issuance") any Ordinary Shares or Ordinary Share Equivalents unless, prior to such Issuance, the Company notifies each of the Shareholders in writing of the proposed Issuance and grants to each of the Shareholders the right (the "Preemptive Right") to subscribe for and purchase a portion of such Ordinary Shares or Ordinary Share Equivalents proposed to be issued at the same price per security and upon the same terms and conditions (including, in the event such securities are issued as a unit together with other securities, the purchase of such other securities) as issued in the Issuance such that:

               (i) immediately after giving effect to the Issuance and exercise of the Preemptive Right, the Ordinary Shares and Ordinary Share Equivalents, on an as-converted basis, Beneficially Owned by each of the Shareholders shall represent on a fully diluted basis the same percentage of the aggregate number of Ordinary Shares outstanding on a fully diluted basis as was Beneficially Owned, on an as-converted basis, by such Shareholder immediately prior to the Issuance; and

               (ii) in the case of an Issuance in which only Ordinary Share Equivalents are to be issued, each of the Shareholders shall have the Preemptive Right to acquire a percentage of the Ordinary Share Equivalents to be issued in the Issuance equal to the percentage of the Ordinary Shares on a fully diluted basis that was Beneficially Owned, on an as-converted basis, by such Shareholder immediately prior to the Issuance.

          (b) The preemptive rights set forth in this Article IV shall not be applicable to the issuance of Ordinary Shares or Ordinary Share Equivalents (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Board, (ii) pursuant to a ratable stock split, stock dividend, reclassification or recapitalization, (iii) pursuant to the exercise of any option, warrant or convertible security (A) issued and outstanding on the date hereof, or (B) theretofore issued in an Issuance for which the Shareholders were permitted to exercise their Preemptive Rights pursuant to this Section 4.1, (iv) pursuant to a Public Offering, (v) pursuant to the Securities Purchase Agreement, (vi) pursuant to any conversion of the Purchased Securities, or (vii) as consideration issued to the security holders of an acquired company pursuant to a bona fide acquisition by the Company or any of its subsidiaries.

     Section 4.2 Exercise of Preemptive Rights.

          (a) Not less than 20 days prior to the date of the proposed Issuance, the Company shall send a written notice to each Shareholder stating the number of Ordinary Shares or Ordinary Share Equivalents to be offered in such Issuance and the price and terms on which it proposes to offer such Ordinary Shares or Ordinary Share Equivalents.

          (b) Within 15 days after the receipt of the notice, each Shareholder may elect, by written notice to the Company, to purchase Ordinary Shares or Ordinary Share Equivalents, at the price and on the terms specified in the notice, up to an amount equal to the product of the number of Ordinary Shares or Ordinary Share Equivalents of each class offered for sale by the Company multiplied by a fraction, the numerator of which is the number of Ordinary Shares and Ordinary Share Equivalents Beneficially Owned by such Shareholder and the denominator of which is the number of Ordinary Shares and Ordinary Share Equivalents Beneficially Owned by all of the holders of outstanding Ordinary Shares or Ordinary Share Equivalents, calculated on a fully-diluted basis.

          (c) The closing of the purchase of Ordinary Shares or Ordinary Share Equivalents subscribed for by the Shareholders pursuant to this Article IV shall occur within 60 days after the last day that notices of the exercise of Preemptive Rights are due to be received by the Company from the Shareholders and concurrently with the closing of the Issuance.

     Section 4.3 Termination of Preemptive Rights. The Preemptive Rights provided for in this Article IV shall terminate when the Shareholders no longer Beneficially Own in the aggregate at least the lesser of (i) Ordinary Shares and Ordinary Share Equivalents representing, on an as-converted basis, 9.9% or more of the total voting power of the Company's then-outstanding Voting Securities or
(ii) Equity Securities of the Company that constitute 35% or more of the Purchased Securities (on an as-converted basis) acquired by Cypress on the Closing Date.

                                    ARTICLE V
                               INFORMATION RIGHTS

     Section 5.1 Information Rights. For so long as Cypress (including for purposes of this Article V any Cypress Vehicles and any Cypress Co-investors) Beneficially Owns in the aggregate Equity Securities at least the lesser of (i) Ordinary Shares and Ordinary Share Equivalents representing, on an as-converted basis, 9.9% or more of the total voting power of the Company's then-outstanding Voting Securities or (ii) Equity Securities of the Company that constitute 35% or more of the Purchased Securities (on an as-converted basis) acquired by Cypress on the Closing Date, each Shareholder will be entitled to receive from the Company (at the Company's expense) such monthly, quarterly and annual financial and operating reports as they may reasonably request as soon as reasonably practicable following the end of each such period.

     Section 5.2 VCOC Investor Information Rights.

          (a) The Company shall, at its expense, for each entity included within the definition of "Cypress" and any Cypress Vehicle or Cypress Coinvestor that is intended to qualify as a "venture capital operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(d) (each such entity, Cypress Vehicle and Cypress Coinvestor, a "VCOC Investor") and for so long as any such VCOC Investor continues to hold any Equity Securities or other securities of the Company:

               (i) provide each VCOC Investor or its designated representative with (A) the right to inspect and copy the books and records of the Company and its subsidiaries, (B) copies of all audited financial statements of the Company and its subsidiaries and (C) copies of all materials provided to the Board;

               (ii) make appropriate officers and/or directors of the Company available periodically for consultation with each VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company, including significant changes in management personnel and compensation of employees, introduction of new products or services or new lines of business, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

               (iii) to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company's public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the constituent documents of the Company and its principal subsidiaries, and provide the VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions; and

               (iv) provide each VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor's counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date of this Agreement to qualify its investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i).

The obligation of the Company to deliver the materials described in clause
(i)(B) and (C) above shall be deemed satisfied if delivered by the Company to a designated representative of the VCOC Investors (it being understood that the designated representative shall be entitled to distribute copies of such materials to each VCOC Investor).

          (b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, it being understood that the ultimate discretion with respect to such matters shall be retained by the Company.

          (c) Each VCOC Investor agrees to and shall keep strictly confidential and shall not disclose or divulge any confidential, proprietary or secret information ("Confidential Information") which such VCOC Investor obtains as a result of this Section 5.2; provided that any VCOC Investor may disclose such information to any of its auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 5.2(c). In the event that any VCOC Investor or any Person to whom such VCOC Investor is entitled to disclose information hereunder is required to disclose any Confidential Information in order to comply with applicable law, regulation or legal or judicial process (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process), such VCOC Investor shall in advance of such disclosure provide the Company with prompt notice of such requirement(s) and shall cooperate with the Company so that the Company may, at its expense, seek a protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by such VCOC Investor (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), such VCOC Investor or other Person is legally required to disclose Confidential Information, such VCOC Investor or other Person may disclose such information without liability hereunder. The term Confidential Information shall not include information (i) which is or becomes generally available to the public other than as a result of disclosure of such information by any VCOC Investor in violation of this Section
5.2 or any Person to whom such VCOC Investor is entitled to disclose such information hereunder, (ii) which is or becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement or any other legal or fiduciary obligation to the Company or its subsidiaries which prohibits disclosure of such information or (iii) information that was known by such VCOC Investor prior to disclosure by the Company (as evidenced by written records), provided that such information was not known by such VCOC Investor to be subject to any legal or contractual obligation of confidentiality owed to the Company.

          (d) In the event a VCOC Investor transfers all or any portion of the Equity Securities or any other securities of the Company to an entity (or to a direct or indirect wholly-owned conduit subsidiary of any such entity) that is intended to qualify as a "venture capital operating company", such entity shall be afforded the same rights with respect to the Company afforded to the VCOC Investor pursuant to this Section 5.2 and shall be treated, for such purposes, as a third party beneficiary under this Agreement.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

     Section 6.1 Demand Registration.

          (a) Demand Registration. At any time commencing 45 days prior to the end of the Transfer Restriction Period, any Holder (the "Demand Holder") shall have the right to require the Company to file a Registration Statement in respect of all or a portion of the Registrable Securities of such Demand Holder (a "Demand Registration"), by delivering to the Company written notice stating that such right is being exercised, specifying the number of the Registrable Securities to be included in such registration and describing the intended method of distribution thereof (a "Demand Notice"); provided, however, that the Company shall not be required to file a Registration Statement unless the total aggregate proposed offering price of the Registrable Securities, as of the date of the Demand Notice, proposed to be registered by the Demand Holder pursuant to such Registration Statement shall be at least US$ 25 million. Within 10 Business Days after receiving such Demand Notice, the Company shall give written notice to all other Holders of such proposed Demand Registration. As promptly as practicable, but in no event later than 45 days after the Company receives a Demand Notice, the Company shall file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective as promptly as practicable a Registration Statement providing for the registration of such number of Registerable Securities that the Demand Holder shall have demanded be registered for distribution in accordance with such intended method of distribution, together with such number of Registrable Securities as may have been requested to be included by the other Holders by written notice to the Company within 15 Business Days after the date of the aforesaid notice from the Company.

          (b) Number of Demand Registrations. The Holders shall be entitled to request an aggregate of six Demand Registrations pursuant to this Section 6.1; provided, however, that the Holders shall not be entitled to request more than two (2) Demand Registrations during any 12-month period. A registration shall not count as one of the permitted Demand Registrations unless (i) it has been declared or ordered effective and (ii) it shall have remained effective for the applicable period specified in Section 6.1(e).

          (c) Shelf Registrations. Notwithstanding anything to the contrary in this Section 6.1, if the Company is eligible to register the Registrable Securities on Form S-3 (or F-3), the Holders shall have the right to require up to four of such number of Demand Registrations permissible under Section 6.1 to be "shelf" registrations pursuant to Rule 415 promulgated under the Securities Act. The Company shall be required to keep effective each such "shelf" Registration Statement for a period of one year, subject to paragraph
(e) below.

          (d) Subsequent Shelf Registrations. If the shelf registration referred to in Section 6.1(c) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such shelf registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period of one year.

          (e) Effectiveness of Registration Statements. Subject to Section 6.1(e), upon the occurrence of any event that would cause the Registration Statement (i) to contain a material misstatement or omission or (ii) to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall file an amendment to the Registration Statement as soon as reasonably practicable, in the case of clause (i), correcting any such misstatement or omission and, in the case of either clause (i) or (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as reasonably practicable thereafter. The Company agrees to use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 6.1 continuously effective and usable for the sale of Registrable Securities until the earlier of (A) 120 days from the date on which the Commission declares such Registration Statement effective (or one year in the case of a shelf Registration Statement filed pursuant to Section 6.1(c) or (d)) or (B) all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case as such period may be extended pursuant to this
Section 6.1.

          (f) Restrictions on Demand Registrations. The Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 6.1, or to suspend the use of any Registration Statement, for such period as set forth below (a "Delay Period"), if:

               (i) the Board determines that, in the Board's reasonable judgment and good faith, the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition, reorganization or other material transaction involving the Company or any of its subsidiaries or would require disclosure of any other material corporate development that the Company is not otherwise required to disclose and, in any such case, such interference or disclosure would be significantly detrimental to the Company and its shareholders, for a period not in excess of 75 consecutive days or more than 120 days in any 12-month period; or

               (ii) the Demand Registration would require that the Company prepare audited financial statements as of a date other than its fiscal year end, until such time as year-end audited financial statements become available.

               (iii) The Company will promptly give the Demand Holder written notice of such determination and an approximation of the period of the anticipated delay. The Demand Holder agrees to cease all public disposition efforts under such Registration Statement with respect to Registrable Securities immediately upon receipt of notice of the beginning of any Delay Period. The Company shall provide written notice to the Demand Holder of the end of each Delay Period. The time period for which the Company is required to maintain the effectiveness of a Registration Statement referred to in Section 6.1(d) hereto shall be extended by the aggregate number of days of all Delay Periods and Interruption Periods affecting such Registration.

          (g) Other Registration Rights.

               (i) The Company represents and warrants that it has not entered into any agreement granting any other holders of securities of the Company ("Other Security Holders") (A) rights to include their securities in Demand Registrations, except for registration rights pursuant to (1) the Omnibus Registration Rights Agreement dated November, 1998 by and among the Company and the initial shareholders of the Company parties thereto, (2) the Registration Rights Agreement dated December 31, 2001 between the Company and Pacific Life Insurance Company, and (3) the Registration Rights Agreement dated November 22, 2002 by and among the Company, Bear, Stearns & Co. Inc. and Putnam Lovell Securities Inc., (B) any other registration rights in which the Other Security Holders have the right to include Registrable Securities on a priority basis more favorable to such Other Security Holders than is provided to the Holders pursuant to Section 6.2(b) or
          (C) rights which are otherwise inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflict with the provisions hereof.

               (ii) Other Registration Rights. If the Company at any time grants to any other holders of its securities any rights to register such securities under the Securities Act on terms more favorable to such holders than the terms set forth in this Article VI, then the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders with such more favorable rights or benefits and the Company shall promptly give written notice to the Holders describing such deemed amendments or supplements.

          (h) Withdrawal of Demand Notice. In connection with a Demand Notice delivered by the Demand Holder pursuant to this Section 6.1, the Demand Holder may, at any time prior to the effective date of the Registration Statement in respect thereof, withdraw such Demand Notice by providing written notice to Company to such effect; provided, however, that no such withdrawn Demand Notice shall be deemed to have been a Demand Registration if (i) such Demand Notice is withdrawn prior to the filing by the Company of a Registration Statement pursuant thereto, (ii) the Demand Holder elects to bear all expenses associated with such withdrawn Demand Notice and the Registration

Statement pursuant thereto, or (iii) such withdrawal is due to the disclosure of material adverse information relating specifically to the Company that was not known by the Demand Holder at the time it submitted its Demand Notice.

          (i) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, after receiving a written request for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Board believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice (which shall be given not later than 20 days after the date of the Demand Notice) to all of the Holders of its intention to effect such a registration and shall afford the Holders the rights contained in Section 6.2 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the Company shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

          (j) Priority on Demand Registration. If a Demand Registration involves an underwritten offering by or through one or more underwriters of recognized standing and the lead underwriters advise the Demand Holders that, in their good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in the Registration Statement relating to such registration: (i) first, if the Demand Holders include Cypress, the number of Registrable Securities requested to be included in such registration by Cypress, reduced on a pro rata basis based on the amount of Registrable Securities owned by Cypress; (ii) second, the number of Registrable Securities requested to be included in such registration by all other Demand Holders, reduced on a pro rata basis based on the amount of Registrable Securities owned by such requesting Demand Holders; and (iii) third, the number of Registrable Securities which the Other Security Holders and the Company have requested to be included in such registration which can be sold without such adverse effect referred to above.

     Section 6.2 Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its Ordinary Shares or Ordinary Share Equivalents (other than Registrable Securities) under the Securities Act (other than a registration statement on Form S-4 (or F-4) or S-8 (or F-8) (or any successor forms to such Forms)), whether or not for sale for its own account, the Company will give prompt written notice of such proposed filing to each of the Holders at least 30 days before the anticipated filing date. Such notice shall offer each Holder the opportunity to register such amount of Registrable Securities of such Holder as it shall request (a "Piggyback Registration"). Subject to Sections 6.2(b) and 6.2(c), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after such notice has been given by the requesting Holder(s) to the Company. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The requesting Holder(s) shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company by or through one or more underwriters of recognized standing and the lead underwriters advise the Company that, in their good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in the Registration Statement relating to such registration (i) first, the securities the Company proposes to sell, and
(ii) second, the Registrable Securities requested to be included in such registration by the Holder(s) and any Other Security Holders reduced on a pro rata basis, based on the amount of Registrable Securities owned by the requesting Holder(s) and, if applicable, the securities owned by each such Other Security Holder.

          (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Other Security Holders by or through one or more underwriters of recognized standing and the lead underwriters advise the Company that, in their good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will include in such registration the securities owned by such Other Security Holders and the Registrable Securities requested to be included in such registration by the Holder(s), reduced, in each case, on a pro rata basis, based on the amount of Registrable Securities owned by the requesting Holder(s) and the securities owned by each such Other Security Holder.

     Section 6.3 Hold-Back Agreements.

          (a) Company Holdback. The Company agrees (i) if so required by the lead underwriters of an underwritten offering effected pursuant to a Registration Statement under Section 6.1 or 6.2, not to effect any public or private sale or distribution of securities of the same type (including any underlying securities) as the Registrable Securities included in such underwritten registration, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to the pricing of such offering and until the earlier of (A) the end of the 90-day period beginning on the date of pricing of such offering (except as part of such underwritten offering and except pursuant to registrations on Form S-4 (or F-4) or Form S-8 (or F-8) (or any successor forms to such Forms)), unless the lead underwriters for such offering otherwise agree, and (B) the abandonment of such offering, and (ii) to use its reasonable best efforts to cause each (A) director and executive officer of the Company, and (B) Person who then Beneficially Owns more than 5% of the Ordinary Shares, or Ordinary Share Equivalents, to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Securities Act) of any Ordinary Shares or Ordinary Share Equivalents during such period (except as part of such underwritten registration, if otherwise permitted), unless the lead underwriters for such offering otherwise agree.

          (b) Holder Holdback. If the Company registers Ordinary Shares or Ordinary Share Equivalents in connection with an underwritten public offering of such Ordinary Shares by the Company, the Holders, if so required by the lead underwriters of such underwritten offering, agree not to effect any public sale or distribution of any of the Registrable Securities, including any sale pursuant to Rule 144 promulgated under the Securities Act (other than as a part of such underwritten public offering) without the consent of the Company or such lead underwriters during the period commencing on a date specified by the lead underwriters, such date not to exceed 10 days prior to the effective date of such Registration Statement, and ending on the earlier of (i) 90 days after the pricing of such offering, unless the lead underwriters for such offering otherwise agree, (ii) the abandonment of such offering and (iii) the first date on which the Company or any director, executive officer or other Affiliate of the Company is permitted to sell Ordinary Shares.

     Section 6.4 Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to Section 6.1 or 6.2, the Company will use its reasonable best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Section 6.1 or 6.2 on a form available for the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof and use its reasonable best efforts to cause each such Registration Statement to become and remain effective within the time periods and otherwise as provided herein;

          (b) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the prospectus as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (or such shorter time as is provided in Section 6.1(d));

          (c) furnish to the Holders of such Registrable Securities and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as the Holders of such Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by such Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or prospectus);

          (d) use its reasonable best efforts to register or qualify and, if applicable, to cooperate with the Holders of such Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or lead underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) to consent to general service of process or taxation in any such jurisdiction where it is not so subject;

          (e) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on NASDAQ or a national securities exchange selected by the Company;

          (f) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number or other recognized securities identification number for all such Registrable Securities not later than the effective date of such Registration Statement;

          (g) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such shorter period of time as may be required by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period;

          (h) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

          (i) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the lead underwriters, if any, and the Holders of such Registrable Securities) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and the Holders of such Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the lead underwriters, if any, or the Holders of such Registrable Securities may reasonably request;

          (j) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead underwriters, if any, and the Holders of such Registrable Securities), addressed to the Holders of such Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be reasonably requested by such counsel and lead underwriters, if any;

          (k) promptly notify the Holders of such Registrable Securities and the lead underwriters, if any, and confirm such notice in writing:

               (i) when a prospectus or any supplement or post-effective amendment to such prospectus has been filed and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

               (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, and

               (v) of the happening of any event or the existence of any facts that make any statement made in such Registration Statement or prospectus untrue in any material respect or that require the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading (which notice shall be accompanied by an instruction to the Holders of such

          Registrable Securities and the lead underwriters, if any, to suspend the use of the prospectus until the requisite changes have been made);

          (l) if requested by the lead underwriters, if any, or the Holders of such Registrable Securities, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the lead underwriters, if any, and such Holders reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

          (m) furnish to the Holders of such Registrable Securities and the lead underwriters, without charge, at least one signed copy of the Registration Statement;

          (n) as promptly as practicable upon the occurrence of any event contemplated by clause 6.4(k)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated in a Registration Statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (o) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of such Registrable Securities or by the lead underwriters (including cooperating in reasonable marketing efforts, including participation by the senior executives of the Company in any "roadshow" or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities and, in connection therewith, provide indemnification provisions and procedures substantially to the effect set forth in Section 6.6 with respect to all parties to be indemnified pursuant to said Section.

          (p) The Holders of such Registrable Securities agree that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 6.4(k)(iii), (iv) or (v), such Holders will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holders' receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 6.4(n), or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an "Interruption Period"), and, if so directed by the Company, such Holder will deliver to the Company all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     Section 6.5 Registration Expenses.

          (a) Expenses Generally. The Company shall bear all expenses incurred in connection with the registration or attempted registration of the Registrable Securities pursuant to Sections 6.1 and 6.2 of this Agreement as provided herein. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company or the Holders of such Registrable Securities (including the reasonable fees and expenses of counsel to the Holders of such Registrable Securities, provided that the Company shall be required to bear the fees and expenses of no more than one deal counsel with respect to all Holders, it being understood that local counsel shall not be deemed deal counsel for such purposes) and all registration and filing fees imposed by the Commission, any state securities commission or the principal national securities exchange or national market system on which such Registrable Securities are then traded or quoted. Notwithstanding the foregoing sentence, the Holders of such Registrable Securities shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

          (b) Withdrawal of Registration Statement. The obligation of the Company to bear the expenses described in Section 6.5(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or is converted to another form of registration.

     Section 6.6 Indemnification.

          (a) Indemnification by Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each affiliate thereof and each officer, director, employee, counsel, agent or representative of each Holder and its Affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it and them harmless from, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses") arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Misstatement/Omission"), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder. This indemnity shall be in addition to any other indemnification arrangements to which Company may otherwise be party.

          (b) Indemnification by Holder. In connection with any Registration Statement in which a Holder is participating, such Holder agrees (severally and not jointly with any other Holder) to indemnify, to the fullest extent permitted by law, the Company and each Affiliate, employee, counsel, agent, representative, director or officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it harmless from, any Losses arising out of or based upon any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission arose out of or was based upon information furnished in writing by such Holder expressly for use therein. The obligation of such Holder to indemnify will be limited to the net amount of proceeds (net of payment of all expenses) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised by counsel that either (A) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or (B) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding, or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party.

          (d) No indemnified party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

          (e) Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and
(iii) survive the termination of this Agreement.

          (f) Right to Contribution. If the indemnification provided for in this
Section 6.6 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 6.6(a) or Section 6.6(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the indemnifying Holder, on the other, in connection with the Misstatement/Omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.6(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

The relative fault of the Company, on the one hand, and of the indemnifying Holder, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6.6(e), none of the Holders shall be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such Misstatement/Omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 6.7 Rules l44 and 144A. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 promulgated under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A promulgated under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

     Section 6.8 Underwritten Registrations. In the case of any underwritten offering pursuant to a Demand Registration under Section 6.1, the lead underwriters thereof shall be selected by the Holders and shall be reasonably satisfactory to the Company.

     Section 6.9 Covenants of Holders. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of any Registration Statement and any filings with any state securities commissions as the Company may reasonably request in order to comply with applicable law and the Commission's rules and regulations,
(b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in any Registration Statement, and any amendment or supplement thereto, to any purchaser from such Holder of the Registrable Securities covered by the Registration Statement and (c) to notify the Company within 10 days after any sale of Registrable Securities by such Holder.

     Section 6.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article VI may be assigned (but only together with all related obligations) by any Holder to (i) any Affiliate of such Holder, or (ii) any transferee or assignee of such Holder's Registrable Securities (to the extent permitted at such time by Article
II) representing (on an as-converted basis, if applicable) at least 1% of the then-outstanding Ordinary Shares, provided that the Company is within a reasonable time after such transfer or assignment furnished with written notice of the name and address of such transferee or assignee and the amount and type of Registrable Securities which have been so transferred or assigned.

                                  ARTICLE VII
                       ADDITIONAL COVENANT OF THE COMPANY

     Section 7.1 Limitation on Share Repurchases. The Company agrees that, prior to the receipt of the Shareholder Approval, it shall not redeem or purchase any Ordinary Shares or knowingly take any other action which would, in either case, result, upon completion of such redemption or purchase, in the total Controlled Shares (as defined in the Company's Articles of Association) of the Shareholders (assuming that all of the securities of the Company held by the Shareholders, other than Ordinary Shares, are immediately convertible, exchangeable or exercisable, as applicable), as of such date, increasing to 25% or any higher percentage of the issued and outstanding Ordinary Shares on an Unadjusted Basis (as defined in the Company's Articles of Association).

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Equity Securities now owned or that may be issued to any Shareholder by the

Company in consequence of any additional issuance, exchange or reclassification of any of the Equity Securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend.

     Section 8.2 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

     Section 8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Company, the Shareholders and their permitted transferees (including any Affiliate of a Shareholder or Cypress Vehicle or Cypress Co-investor that becomes a Shareholder pursuant to
Section 2.2 or 2.4) and any of the permitted successors of the foregoing. Except to the extent set forth in Section 2.2, 2.4 or 6.10, no party hereto may assign or delegate its rights or obligations hereunder and any such assignment or delegation shall be void ab initio. Notwithstanding the foregoing, in the event that a Failed Condition shall occur, the Shareholders may assign their rights and obligations under this Agreement to any Person to whom they have transferred Equity Securities in accordance with Article II representing (on an as-converted basis) 50% or more of the Purchased Securities acquired by the Shareholders on the Closing Date, provided such transferee shall have agreed to be bound by the terms of this Agreement. Except as provided in Section 6.6, this Agreement is not intended to confer upon any Person other than the parties hereto and their permitted transferees any rights or remedies hereunder.

     Section 8.4 Amendments; Waiver.

          (a) This Agreement may only be amended by an agreement in writing executed by the parties hereto.

          (b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 8.5 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

     If to the Company:

               Scottish Re Group Limited
               Crown House, Third Floor
               4 Par-la-Ville Road
               Hamilton HM12, Bermuda
               Attn: Paul Goldean, Esq.
               Facsimile: (441) 298-4364

      with a copy to:

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               125 West 55th Street
               New York, NY 10019
               Attn:  Stephen G. Rooney, Esq.
               Facsimile:  (212) 424-8500

     If to the Shareholders:

               c/o The Cypress Group L.L.C.
               65 East 55th Street, 28th Floor
               New York, New York  10022
               Attn:  William L. Spiegel
               Facsimile:   (212) 705-0198

     with a copy to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, NY 10022
               Attention:  Lee Meyerson
               Fax:  (212) 455-2502

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

     Section 8.6 Governing Law; Consent to Jurisdiction and Services of Process; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement:

               (i) submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any Action in any other venue or jurisdiction);

               (ii) consents that any such Action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such Action will be in accordance with the Laws of the State of New York;

               (iv) waives in connection with any such Action any and all rights to a jury trial; and

               (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

     Section 8.7 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

     Section 8.8 Entire Agreement. This Agreement and the other Transaction Agreements (as defined in the Securities Purchase Agreement), the exhibits and schedules hereto and thereto and any other documents delivered pursuant hereto and thereto and the Confidentiality Agreement (as defined in the Securities Purchase Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede all prior understandings and agreements, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and in the Transaction Agreements and in the Confidentiality Agreement.

     Section 8.9 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 8.10 Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Shareholders have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                    SCOTTISH RE GROUP LIMITED


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    CYPRESS MERCHANT B PARTNERS II
                                    (CAYMAN) L.P.

                                    By: Cypress Associates II (Cayman) L.P.,
                                        its general partner

                                        By:CMBP II (Cayman) Ltd., its
                                           general partner


                                           By:__________________________
                                              Name:
                                              Title:


                                    CYPRESS MERCHANT BANKING II-A C.V.


                                    By: Cypress Associates II (Cayman) L.P.,
                                        its managing general partner

                                        By:CMBP II (Cayman) Ltd., its
                                           general partner


                                           By:__________________________
                                              Name:
                                              Title:

                                    CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.


                                    By: Cypress Associates II (Cayman) L.P.,
                                        its general partner

                                        By:CMBP II (Cayman) Ltd., its
                                           general partner


                                           By:__________________________
                                              Name:
                                              Title:


                                    55TH STREET PARTNERS II (CAYMAN) L.P.


                                    By: Cypress Associates II (Cayman) L.P.,
                                        its general partner

                                        By:CMBP II (Cayman) Ltd., its
                                           general partner

                                            By:__________________________
                                               Name:
                                               Title:

                                    EXHIBIT D


              FORM OF AMENDED AND RESTATED ARTICLES OF ASSOCIATION


              Text of the Amendments to the Articles of Association


BE IT RESOLVED, by special resolution, that the following articles of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

                  6. (b) Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares; provided, however, that this provision shall not apply to (i) the issuance of shares to Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P., Cypress Side-by-Side (Cayman) L.P. (the "Cypress Purchasers") and any other Shareholder (as such capitalized term is determined by the Board of Directors by reference to the definition of such term in the Shareholders' Agreement by and among the Company and the Cypress Purchasers dated as of December [ ], 2004) (together with the Cypress Purchasers, the "Cypress Entities" and each, a "Cypress Entity") in such amount so that the Cypress Entities' Controlled Shares do not exceed 24.9% of a class of the Company's shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

                  9. (b) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, the Cypress Entities shall each be permitted to transfer shares of the Company to another Cypress Entity, provided that the Controlled Shares of the Cypress Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

                  47. (a) (i) Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Cypress Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the Cypress Entities would constitute 25% or more of the total combined voting rights attaching to the issued Shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article
                  47), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

                                    (T-C)/(XxC)


                  Where:   "T" is the aggregate number of votes conferred by all
                  the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

                                    "C" is the number of issued Controlled
                  Shares attributable to such Person;


                  "X" is (i) 9.1 if such Person is any Person other than a Cypress Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Cypress Entities.47. The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.


                  47. (e) Notwithstanding the provisions of Articles 47(a) and
                  (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time.


                  89. If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a Cypress Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis or the total number of Controlled Shares of the Cypress Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company's shares on a Unadjusted Basis.